UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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STRYKER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1941 Stryker Way
Portage, MI 49002
Notice of 2025 Annual Meeting of Shareholders of Stryker Corporation

Date:    May 8, 2025
Time:    9:30 a.m., Eastern Time
Place:    This year's annual meeting of shareholders of Stryker Corporation will be held virtually via the internet only. Shareholders will be able to listen, vote and submit questions regardless of location via the internet at www.virtualshareholdermeeting.com/SYK2025 by using the 16-digit control number included on your notice regarding the availability of proxy materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.
Items of Business:
•Elect ten directors;
•Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025;
•Consider and act upon approval of the 2011 Long-Term Incentive Plan, as amended and restated;
•Consider and act upon approval of the 2011 Performance Incentive Award Plan, as amended and restated;
•Consider and act upon approval of the 2008 Employee Stock Purchase Plan, as amended and restated;
•Conduct an advisory vote to approve named executive officer compensation;
•Consider and vote upon the shareholder proposal set forth in this Proxy Statement, if properly presented; and
•Transact any other business that may properly come before the meeting and any adjournment or postponement.
We invite all shareholders to attend the virtual meeting. At the meeting, you will have the opportunity to ask questions of our management with respect to the matters to be voted on and will hear a report on our business. Stryker's accompanying proxy materials include instructions on how to participate in the meeting and the means by which you may vote your shares and submit questions. Our Annual Report on Form 10-K for the year ended December 31, 2024 is enclosed.
Only shareholders of record on March 10, 2025 may vote at the meeting.
Your vote is important. Please vote your shares promptly. To vote your shares, you may use the internet, call the toll-free telephone number as described on your proxy card or complete, sign, date and return your proxy card by mail.

Tina S. French
Vice President, Corporate Secretary
March 25, 2025

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING ON MAY 8, 2025.
This Proxy Statement, our 2024 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

Mission

Together with our customers, we are driven to make healthcare better.

Values

Integrity
We do what's right

Accountability
We do what we say

People
We grow talent

Performance
We deliver

PROXY STATEMENT SUMMARY

This summary is intended to provide a broad overview of important information you will find elsewhere in this Proxy Statement and does not contain all the information you should consider. We encourage you to read the entire Proxy Statement before voting.

Meeting Information
Date and Time
May 8, 2025 at 9:30 a.m., Eastern Time. This year’s annual meeting will be held virtually via the internet. See page 5 for information on how to attend the meeting.

Shareholder Voting Matters
Matter	Board Vote Recommendation	See Page
Management Proposals
Proposal 1 — Election of Directors	For each nominee	7
Proposal 2 — Ratify Appointment of Independent Registered Public Accounting Firm	For	11
Proposal 3 — Approval of the 2011 Long-Term Incentive Plan, as Amended and Restated	For	12
Proposal 4 — Approval of the 2011 Performance Incentive Award Plan, as Amended and Restated	For	17
Proposal 5 — Approval of the 2008 Employee Stock Purchase Plan, as Amended and Restated	For	19
Proposal 6 — Advisory Vote to Approve Named Executive Officer Compensation	For	21
Shareholder Proposal
Proposal 7 — Support Transparency in Political Spending	Against	22

Our Director Nominees and Board Characteristics
Name	Age*	Director Since	Independent	Committee Membership(3)
Mary K. Brainerd	71	2017	Yes	Comp&HC, G&N (Chair)
Giovanni Caforio, M.D.	60	2020	Yes	Comp&HC, G&N
Kevin A. Lobo(1)	59	2012	No
Emmanuel P. Maceda	62		Yes
Sherilyn S. McCoy(2)	66	2018	Yes	Comp&HC, G&N
Rachel M. Ruggeri	55	2024	Yes	Audit
Andrew K. Silvernail	54	2013	Yes	Audit (Chair)
Lisa M. Skeete Tatum	57	2020	Yes	Audit
Ronda E. Stryker	70	1984	Yes	G&N
Rajeev Suri	57	2018	Yes	Audit
_________________
*Age is as of the date of the 2025 Annual Meeting
(1) Chair of the Board, Chief Executive Officer and President
(2) Lead Independent Director
(3) Audit = Audit Committee, Comp&HC = Compensation and Human Capital Committee, G&N = Governance and Nominating Committee

Director Nominee Skills Matrix
Our directors have diverse experience and a wide variety of backgrounds, skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role. The following matrix is provided to illustrate director nominees’ key skills, knowledge and experience. The matrix does not encompass all of their knowledge, skills and experience, and the fact that a particular area of knowledge, skill or experience is not listed does not mean that a director nominee does not possess it or that he or she is unable to contribute to the decision-making process in that area. More information on a director nominee’s background can be found in each of their profiles under Proposal 1.

	Brainerd	Caforio	Lobo	Maceda	McCoy	Ruggeri	Silvernail	Skeete Tatum	Stryker	Suri
Accounting/Financial Literacy	•		•			•	•	•		•
Information Technology/Cybersecurity	•	•		•		•		•		•
Human Capital Management	•	•		•	•	•	•	•	•	•
Healthcare Industry	•	•	•		•			•	•
Mergers and Acquisitions	•	•	•	•	•		•	•	•	•
Global Markets and International Business		•	•	•	•	•	•	•		•
Manufacturing and Supply Chain			•	•		•	•
Public Company Executive Experience		•	•		•	•	•			•
Strategy and Innovation	•	•	•	•	•	•	•	•	•	•
Environment and Sustainability	•				•				•
Legal/Risk Management/Governance			•						•

Corporate Governance Practices
Stryker is committed to exercising good corporate governance. Our policies and practices in this regard include the following:
•Majority voting in uncontested elections.
•The Lead Independent Director position entails significant responsibility related to Board leadership and governance.
•All directors are independent other than the Chair, Chief Executive Officer and President.
•Regular executive sessions of independent directors.
•All members of Board Committees are independent.
•Multiple members of our Audit Committee are "audit committee financial experts" pursuant to the United States Securities and Exchange Commission ("SEC") rules.
•Annual Board and Committee self-evaluations.
•Annual independent director evaluation of the Chair, Chief Executive Officer and President.
•Active Board and Committee oversight of risk and risk management.
•Independent Board Committee oversight of corporate responsibility, which includes sustainability, environmental, social and governance topics, with quarterly presentations to directors.
•Independent Board Committee oversight of cybersecurity, with regular presentations to directors.
•No "poison pill" takeover defense plan.
•Proxy access right for shareholders.
•Shareholders' right to call special shareholder meetings.

Executive Compensation Philosophy
Our executive compensation programs are a key component of our ability to attract, motivate and retain talented, qualified executives. Our programs are designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders in line with the following principles and practices:
•We monitor a comparison group of medical technology and other related companies to ensure that our compensation programs are within observed competitive practices.
•We aim to provide market competitive total direct compensation consisting of base salary, annual bonus and long-term equity incentives (stock awards).
•We emphasize pay for performance. In 2024, the value of the variable performance and stock-based compensation for our Named Executive Officers ("NEOs") averaged 89% of total direct compensation.

•Our annual and long-term incentives align the interests of our executives with those of our shareholders, utilizing challenging performance goals that should result in profitable, sustained business growth over the long term as well as stock price increases over time.
•We regularly evaluate our executive compensation programs to ensure that they do not encourage excessive risk taking.
•Our stock ownership guidelines reflect our conviction that our senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of our management and shareholders.
•Our recoupment policy applies to all cash and equity incentive awards (including all time-vesting equity awards) and payments made to our elected corporate officers after 2014 in the event of either a material restatement of our financial statements as a result of misconduct or an officer's material misconduct or negligence that results in a material violation of a law or regulation or material Company policy.
•In October 2023, our Board adopted a separate, mandatory clawback policy regarding accounting restatements in connection with the SEC's adoption of new rules to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and corresponding New York Stock Exchange ("NYSE") listing standards.
•We hold an annual advisory vote regarding NEO compensation, which in 2024 resulted in an approximately 91% favorable vote.

Executive Compensation Practices
Stryker employs a number of practices that reflect our executive compensation philosophy as it relates to our NEOs and other executive officers, including the following:
•Our Compensation and Human Capital Committee retains an independent compensation consultant that reports solely to it.
•We link the majority of NEO compensation to Company performance.
•We balance short-term and long-term incentives.
•We cap payouts of incentive awards.
•Our guidelines require significant stock ownership and prohibit hedging and pledging transactions.
•We provide limited perquisites and personal benefits to our NEOs.
•We do not have employment or severance agreements.
•We do not allow for contractual change-in-control payments.
•We do not pay tax gross-ups (unless pursuant to our relocation and expatriate assignment practices).
•We do not reprice, exchange or buy out stock options.

Financial Performance

Net Sales	Net Earnings
$ in billions	$ per diluted share

Adjusted Net Earnings(1)	Dividends Paid
$ per diluted share	$ per share of common stock

Financial Overview
(in millions, except per share amounts)	2024	2023	% Change

Net sales	$22,595	$20,498	10.2
Earnings before income taxes	3,492	3,673	(4.9)
Income taxes	499	508	(1.8)
Net earnings	2,993	3,165	(5.4)
Adjusted net earnings(1)	4,700	4,066	15.6

Net earnings per diluted share of common stock:
Reported	7.76	8.25	(5.9)
Adjusted(1)	12.19	10.60	15.0

Dividends paid per share of common stock	3.20	3.00	6.7
Cash, cash equivalents, and marketable securities	3,743	3,053	22.6
______________
(1) Adjusted net earnings and adjusted net earnings per diluted share are non-GAAP financial measures. Refer to "Appendix A — Reconciliation of the Most Directly Comparable GAAP Measure to Non-GAAP Financial Measure" for additional information.

GENERAL INFORMATION
We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be used during the annual meeting of shareholders of Stryker Corporation to be held on May 8, 2025 and at any adjournment or postponement of the meeting. The solicitation will begin on or about March 25, 2025.

Who Is Entitled to Vote?
At the close of business on March 10, 2025, the record date for the meeting, 381,688,836 shares of our common stock, $0.10 par value ("Common Stock"), were outstanding. For each proposal to be voted on, each shareholder is entitled to one vote for each share of Common Stock owned at the record date.

How Do I Vote?
If you are a shareholder of record, you may vote by proxy in any of the following ways:
•By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you should not return your proxy card if you received a paper copy as well.
•By Mail — If you elected to receive a paper copy of your proxy card, you may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.
If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on May 7, 2025.
You may also vote during the annual meeting via the internet at www.virtualshareholdermeeting.com/SYK2025. At this site, you will be able to vote electronically. You also will be able to submit questions in writing during the annual meeting.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in "street name." The street name holder will provide you with instructions that you must follow to have your shares voted.
If you hold your shares in street name and you wish to vote during the meeting, you must obtain a proxy issued in your name from the street name holder.

May I Change My Mind after Submitting a Proxy?
If you are a shareholder of record, you may revoke your proxy before it is exercised by:
•Written notice to the Vice President, Corporate Secretary of the Company at 1941 Stryker Way, Portage, Michigan 49002;
•Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or
•Voting during the annual meeting.
If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

What are Broker Non-Votes?
A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will have discretionary authority to vote only on Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025).

What is the Required Vote?
In the election of directors, a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee). On all other matters, the vote required to pass is the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast and will therefore have no effect on the outcome of any of the matters.

How Can I Attend the Annual Meeting?
To attend the annual meeting, log in at
www.virtualshareholdermeeting.com/SYK2025. Shareholders will need their unique control number which appears on the notice regarding the availability of proxy materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompany the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting.
You can also attend the shareholder meeting as a guest by phone. The telephone number to listen to the meeting is 1-877-328-2502 (U.S. Domestic Toll Free) or 1-412-317-5419 (International). Request the "Stryker Corporation Annual Meeting" when greeted by the operator.

How Can I Submit a Question for the Annual Meeting?
By accessing www.proxyvote.com, our shareholders will be able to submit questions in writing in advance of the annual meeting, vote, view the annual meeting procedures, and obtain copies of proxy materials and our 2024 Annual Report on Form 10-K. Shareholders also may submit questions in writing on the day of or during the annual meeting at
www.virtualshareholdermeeting.com/SYK2025. Shareholders will need their unique control number which appears on the notice regarding the availability of proxy materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials.
As part of the annual meeting, we will hold a live question and answer session, during which we intend to answer all questions submitted in writing before or during the meeting in accordance with the annual meeting procedures which are pertinent to Stryker and the meeting matters, as time permits. Answers to any questions submitted in writing before or during the meeting in accordance with the annual meeting procedures which are pertinent to Stryker and the meeting matters that are not addressed during the meeting will be published following the meeting on our website at www.proxymaterials.stryker.com. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

What if I Need Technical Assistance?
During the registration period, which begins 30 minutes prior to the start of the annual meeting, we will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any technical difficulties accessing the virtual meeting during the check-in time, you can call our support team using the numbers provided on the meeting site.

Can I Vote During the Annual Meeting?
Yes. To log in to the annual meeting and to cast your vote electronically during the meeting, you will need the unique control number which appears on the notice regarding the availability of proxy materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompany the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number.

Will a Replay of the Annual Meeting be Available?
A replay of the annual meeting will be made publicly available beginning 24 hours after the meeting at
www.virtualshareholdermeeting.com/SYK2025 until the definitive proxy statement for our 2026 annual meeting of shareholders is filed with the SEC.

Can I Access These Proxy Materials on the Internet?
This Proxy Statement, our 2024 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

References to Stryker Websites
References to Stryker websites are for informational purposes only and are not intended to incorporate the linked contents into this Proxy Statement.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This Proxy Statement contains statements that are not historical facts and are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current projections about operations, industry conditions, financial condition and liquidity. Words that identify forward-looking statements include, without limitation, words such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," "goal," "strategy" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, an acquisition or our businesses. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Those statements are not guarantees and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from these forward-looking statements, historical experience or our present expectations. A detailed discussion of risks, uncertainties and changes in circumstances that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the SEC, including in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements.

MANAGEMENT PROPOSALS

Proposal 1 — Election of Directors
Ten directors are to be elected to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. All of the nominees listed below are currently members of our Board of Directors, other than Mr. Maceda, who is standing for initial election. The nominees have consented to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any nominee becomes unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board or the number of directors constituting the full Board will be reduced to eliminate the vacancy.
The proxies will be voted for the election of each of the nominees unless instructed otherwise. The Board recommends that shareholders vote FOR all nominees in Proposal 1.
Our Restated Articles of Incorporation provide that a director nominee will be elected only if he or she receives a majority of the votes cast in an uncontested election (that is, the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee). If a nominee who is currently serving as a director is not re-elected, Michigan law provides that the director would continue to serve as a "holdover director." Accordingly, under our Corporate Governance Guidelines, each director has submitted an advance, contingent, irrevocable resignation that may be accepted if the shareholders do not re-elect the director. In that situation, the Governance and Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on the Governance and Nominating Committee's recommendation no later than 90 days after certification of the election results. The Company will promptly publicly disclose in a filing with the SEC the Board's decision whether to accept or reject the resignation and, if applicable, the reasons for rejecting the tendered resignation. If one or more resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or reduce the size of the Board.
Set forth below are the nominees for election as directors that were approved by the Board following the recommendation of our Governance and Nominating Committee.

Mary K. Brainerd
Experience

•President and Chief Executive Officer of HealthPartners (2002-2017)
•Various leadership roles with HealthPartners (1992-2002)
•Various leadership roles with Blue Cross and Blue Shield of Minnesota (1984-1992)
Other Affiliations
•Director, Bremer Financial Corporation
•Director, Securian Financial
•Vice Chair, The Nature Conservancy, Minnesota-North Dakota-South Dakota
•Director, The Opus Group
Stryker Board Committees
•Compensation and Human Capital
•Governance and Nominating

Director Since: 2017
Age: 71

Giovanni Caforio, M.D.
Experience

•Chief Executive Officer, Bristol-Myers Squibb (2015-2023); Chairman of the Board (2017-2024)
•Various leadership roles with Bristol-Myers Squibb (2000-2015)
Other Affiliations
•Chair of the Board, Novartis AG
•Director, Pharmaceutical Research and Manufacturers of America
Stryker Board Committees
•Compensation and Human Capital
•Governance and Nominating

Director Since: 2020
Age: 60

Kevin A. Lobo, Chair, Chief Executive Officer and President
Experience

•Chair, Chief Executive Officer and President (2014-2018, 2021-present); Chair and Chief Executive Officer (2018-2021); Chief Executive Officer and President (2012-2014)
•Group President, Stryker Orthopaedics (2011-2012)
•Various leadership roles with Johnson & Johnson (2003-2011)

Other Affiliations
•Director, The Advanced Medical Technology Association (AdvaMed)
•Director, Parker-Hannifin Corporation
•Chair, Valley Health System Board of Trustees

Director Since: 2012
Age: 59

Emmanuel P. Maceda
Experience

•Chair, Bain & Company (January 2025-present)
•Worldwide Managing Partner and CEO, Bain & Company (2018-2024)
•Various leadership roles with Bain & Company (1989-2018)

Other Affiliations
•Board of Trustees, The Bridgespan Group

Age: 62

Sherilyn S. McCoy, Lead Independent Director
Experience

•Chief Executive Officer and Director, Avon Products, Inc. (2012-2018)
•Various leadership roles with Johnson & Johnson (1982-2012)
Other Affiliations
•Director, AstraZeneca PLC
•Lead Director, Kimberly-Clark
•Vice-Chair of the Board, Galderma
•Director, Novocure (2018-2022)
•Chair of the Board, Certara, Inc. (2018-2021)
Stryker Board Committees
•Compensation and Human Capital
•Governance and Nominating

Director Since: 2018
Age: 66

Rachel M. Ruggeri
Experience

•Executive Vice President and Chief Financial Officer, Starbucks Corporation (2021-March 2025)
•Senior Vice President, Americas, Starbucks (2020-2021)
•Chief Financial Officer and Corporate Secretary, Continental Mills, Inc. (2018-2020)
•Various leadership roles with Starbucks Finance (2001-2018)

Stryker Board Committees
•Audit

Director Since: 2024
Age: 55

Andrew K. Silvernail
Experience

•Chairman, Chief Executive Officer, International Paper (2024-present)
•Chairman, President and Chief Executive Officer, Madison Industries (2021)
•Chairman, President and Chief Executive Officer, IDEX Corporation (2011-2020); Vice President, Group Executive (2009-2011)
Other Affiliations
•Director, Boys & Girls Club of Lake County
Stryker Board Committees
•Audit

Director Since: 2013
Age: 54

Lisa M. Skeete Tatum
Experience

•Founder and Chief Executive Officer, Landit, Inc. (2014-present)
•Angel and Fund Investor (2010-2014)
•General Partner, Cardinal Partners (1998-2009)
•Founder, STI, Inc. (1995-1998)
•Various global and functional roles with Procter and Gamble (1989-1994)
Other Affiliations
•Board Member, Union Square Hospitality Group
•Director, USHG Acquisition Corporation (2021-2022)
•Trustee Emeritus, Cornell University
Stryker Board Committees
•Audit

Director Since: 2020
Age: 57

Ronda E. Stryker
Experience

•Director of Stryker Corporation for over 40 years
•Vice Chair and Director, Greenleaf Trust (1988-present)
Other Affiliations
•Vice Chair, Spelman College Board of Trustees
•Member, Harvard Medical School Board of Fellows
Stryker Board Committees
•Governance and Nominating

Director Since: 1984
Age: 70

Rajeev Suri
Experience

•Chief Executive Officer and Director, Inmarsat (2021-2023)
•President and Chief Executive Officer, Nokia (2014-2020); Chief Executive Officer, Nokia Solutions and Networks (2009-2014)
•Various leadership roles with Nokia (1995-2009)
Other Affiliations
•Chairman of the Board, Digicel Group
•Chairman of the Board, M-KOPA
•Director, Singtel
•Director, Viasat (2023-March 2025)
Stryker Board Committees
•Audit

Director Since: 2018
Age: 57

Director Nominee Demographics

	Brainerd	Caforio	Lobo	Maceda	McCoy	Ruggeri	Silvernail	Skeete Tatum	Stryker	Suri
Racially/Ethnically Diverse			•	•				•		•
Born Outside U.S.		•	•	•						•
Male		•	•	•			•			•
Female	•				•	•		•	•
Years of Service	8	5	13		7	1	12	5	41	7
Average Director Tenure: 10 years

Proposal 2 — Ratification of Appointment of our Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm and such firm reports directly to the Audit Committee. Ernst & Young LLP and its predecessor firms, Ernst & Ernst and Ernst & Whinney, have been retained as the Company's independent auditor continuously since 1974. The Audit Committee reviews the qualifications, performance, fees and independence of Ernst & Young LLP and considers whether the firm should be reappointed or whether a different independent registered public accounting firm should be appointed. SEC rules mandate that the independent auditor's lead audit partner be rotated every five years. The process for the selection of the new lead audit partner, which occurred most recently in 2022, included the involvement of the Chair of the Audit Committee in the selection process and discussion by the full Audit Committee and management.
The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP is in the best interest of the Company and our shareholders. At its February 2025 meeting, the Audit Committee appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2025, subject to approval of the scope of the audit engagement and the estimated audit fees, which will be presented to the Audit Committee at its July 2025 meeting. While not required, we are submitting the appointment to the shareholders as a matter of good corporate practice to obtain their views. We expect representatives of Ernst & Young LLP to attend the annual meeting with the opportunity to make a statement if they desire to do so. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as our independent registered public accounting firm for the year 2025. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Stryker and its shareholders.
Fees and Services
The fees (amounts in $) billed by Ernst & Young LLP with respect to the years ended December 31, 2024 and 2023 were as follows:

Audit Fees includes amounts billed for the annual audit of our annual Consolidated Financial Statements, the audit of internal control over financial reporting, the review of the Consolidated Financial Statements included in the quarterly reports on Form 10-Q filed by us during each year, the completion of statutory audits required in certain foreign jurisdictions and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees includes amounts billed for audits of our employee benefit plans. Tax Compliance Fees includes amounts for tax compliance services. Other Tax Fees includes amounts for tax advice and tax planning services. We expect that Ernst & Young LLP will provide non-audit services of a similar nature during 2025.
Under its charter, the Audit Committee must pre-approve all audit and non-audit services performed by Ernst & Young LLP, other than non-audit services that satisfy a de minimis exception provided by applicable law, and is ultimately responsible for the determination of the audit fees to be paid to Ernst & Young LLP. All of the services for which fees were disclosed under "Audit Fees," "Audit-Related Fees," "Tax Compliance Fees" and "Other Tax Fees" in the charts above were approved under the Audit Committee's charter. In the event we wish to engage Ernst & Young LLP to perform non-audit services, management prepares a summary of the proposed engagement, detailing the nature of the engagement and cost of the engagement. At the Audit Committee's February meeting, certain recurring non-audit services and the proposed fees are reviewed and evaluated. At subsequent meetings, management may present additional services for approval. The Audit Committee has delegated to the Chair of the Audit Committee or, in the Chair's absence, any other member of the Audit Committee, the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Audit Committee. Any such approval is reported to the full Audit Committee at its next meeting. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.
Vote Required
The affirmative vote of a majority of the votes cast at the annual meeting on Proposal 2 is required for ratification. The Board recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our Company's independent registered public accounting firm for 2025.

Proposal 3 — Approval of the 2011 Long-Term Incentive Plan, as Amended and Restated
The purpose of our equity incentive plans, including the 2011 Long-Term Incentive Plan, as Amended and Restated (referred to herein as the "2011 Plan"), has been to provide employees and non-employee directors with a personal and financial interest in the success of the Company and to enable us to compete with others for the services of new employees and non-employee directors. Management and the Board believe that our prior equity incentive plans have been helpful in attracting and retaining skilled personnel and that it is important in a highly competitive environment to maintain the ability to grant the various types of long-term equity incentive awards that continue to be a key component of our total compensation package as discussed under "Compensation Discussion and Analysis" beginning on page 30. It is expected that the shares currently reserved for issuance pursuant to awards under the 2011 Plan will be sufficient for grants through 2030. However, the ability to grant awards under the 2011 Plan will expire on April 30, 2027, unless extended. Accordingly, we are asking our shareholders to approve an increase to the number of shares available for issuance pursuant to awards made under the 2011 Plan by 15,000,000 (from 55,000,000 to 70,000,000) and to extend the duration from April 30, 2027 to May 8, 2035. Increasing the number of shares available for issuance pursuant to awards made under the 2011 Plan by 15,000,000 is expected to be sufficient for the granting of awards through the extended duration of May 8, 2035 (dependent on the future price of our Common Stock, performance achieved in previously granted performance stock unit awards, award levels and amounts related to acquisitions in the future). The share reserve under the 2011 Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with certainty at this time. The 2011 Plan is also being updated to reflect the following material changes: (i) including a provision that requires awards granted on or after May 8, 2025 to be subject to a one-year minimum vesting period, subject to certain limited exceptions, (ii) clarifying that dividend equivalents with respect to awards (other than for stock options and stock appreciation rights, which are not eligible to receive dividend equivalents under the 2011 Plan) will be deferred until, and paid contingent upon, the vesting or earning of such awards, and (iii) revising and removing references to Section 162(m) of the Internal Revenue Code and certain related content as a result of changes made to Section 162(m) as part of tax reform legislation since the 2011 Plan was last approved by shareholders in 2017.
The following summary of the material terms of the 2011 Plan is qualified in its entirety by reference to the text of the 2011 Plan as proposed to be amended and restated, which is attached as Appendix B to this Proxy Statement.
2011 Plan Description
Awards and Eligibility: The 2011 Plan provides for the grant of stock options, restricted stock awards, restricted stock unit awards, other stock unit awards and other rights, interests and options (including stock appreciation rights) relating to shares of Common Stock. All employees of the Company and its subsidiaries (approximately 53,000 people as of December 31, 2024) and non-employee directors (currently nine people) are eligible to participate in the 2011 Plan except that incentive stock options may only be awarded to employees. The persons to whom awards will be granted and the terms thereof are determined by the Compensation and Human Capital Committee, except that the Board makes awards to the non-employee directors, awards to the Chief Executive Officer are subject to final approval of the independent members of the Board and the Compensation and Human Capital Committee, as permitted by the 2011 Plan, delegated to the Chief Executive Officer the authority to make awards to employees in special circumstances subject to annual limits of 20,000 shares subject to awards per employee and 300,000 shares subject to awards in the aggregate. References to the Compensation and Human Capital Committee in this description shall include the Board and the Chief Executive Officer, as applicable. The bases on which individuals receive actual awards will depend on a number of factors, including an individual's potential contribution to the business, compensation practices at the time, retention issues and the Company's stock price.
Shares Available: As of February 28, 2025, 16,118,349 shares remain available for the grant of awards under the 2011 Plan. If the proposed amendment and restatement is approved, 31,118,349 shares (less any issuable pursuant to awards granted since February 28, 2025) will be available for issuance under the 2011 Plan. The closing per-share sales price of our Common Stock on that date as reported for NYSE Composite Transactions was $386.19. Awards other than stock options or stock appreciation rights are counted against the 2011 Plan and other limits on a 2.86-for-1 basis. If any award is cancelled, forfeited, terminates, expires or is settled in cash, the shares subject to such award shall again become available for future grant under the 2011 Plan and are added back as one share if subject to a stock option or stock appreciation right and 2.86 shares if subject to an award other than a stock option or stock appreciation right. However, shares subject to an award may not again be made available for issuance under the 2011 Plan if shares are tendered or withheld to pay the exercise price of a stock option or the withholding tax related to an award or are subject to a stock-settled stock appreciation right and are not issued upon the net settlement or net exercise of such stock appreciation right. In addition, the shares of Common Stock available for issuance or delivery under the 2011 Plan are not increased by shares repurchased by the Company with proceeds from the exercise of stock options.
Maximum Grants under the 2011 Plan: No individual may be granted awards under the 2011 Plan with respect to more than 2,000,000 shares of Common Stock during any calendar year. The 2011 Plan also limits the grant date fair value of equity grants that may be made to individual non-employee directors under the 2011 Plan to $500,000 per calendar year and limits the value of cash compensation that may be paid to individual non-employee directors in any calendar year to $400,000.
Performance Goals: If the Compensation and Human Capital Committee determines at the time an award based on achievement of performance objectives is granted to a participant that such participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction related to the award, a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code, then the Compensation and Human Capital Committee may make the lapsing of the restrictions and the payment of the award subject to the achievement of one or more objective performance goals pre-established by the Compensation and Human Capital Committee, which shall be based on the attainment of specified levels of one or any combination of the following business criteria: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, stock price, shareholder return, economic value added, quality initiatives or compliance initiatives of the Company or the operating unit within which a participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable operating unit) under one or more of the measures described above relative to the performance of other corporations or external indices.
Options: Options to purchase shares of Common Stock may be granted under the 2011 Plan, either alone or in addition to other awards, in consideration (in whole or in part) for the performance of services. Stock options may either be granted in the form of incentive stock options, which may be eligible for special tax treatment under the Internal Revenue Code, or nonqualified stock options. The exercise price per share may not be less than the closing sales price per share as reported for NYSE Composite Transactions for the last market trading date prior to the grant date. The terms of any incentive stock option granted under the 2011 Plan must comply with the provisions of Section 422 of the Internal Revenue Code. The term of each option is fixed by the Compensation and Human Capital Committee in its sole discretion, but no stock option may be exercised more than ten years after the date the option is granted. Options are exercisable at such time or times as determined by the Compensation and Human Capital Committee. Subject to the other provisions of the 2011 Plan and any applicable award agreement, any option may be exercised by the participant upon payment by delivery of cash, shares of Common Stock, net exercise arrangement pursuant to which the Company will reduce the number of shares issued upon exercise, a broker-dealer sale and remittance procedure under which the broker will tender to the Company cash equal to the exercise price of the option or by any combination thereof. In general, if a participant's employment or service as a non-employee director terminates, other than by reason of retirement, death or disability, all of the participant's unexercisable options are forfeited and all exercisable options may be exercised within 30 days following termination or they will expire. In the case of retirement or persons who are eligible for retirement but have not retired, an option will continue to vest according to the original vesting schedule and may be exercised for the remainder of its term. In the case of death or disability, an option may be exercised within one year after termination regardless of whether the option was fully vested at the time of termination.
Restricted Stock and Restricted Stock Units: Restricted stock and/or restricted stock unit awards may be issued to participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the 2011 Plan. The Compensation and Human Capital Committee at the time of grant may impose such conditions or restrictions on any restricted stock or restricted stock units as it deems advisable, including without limitation restrictions based on the achievement of specific performance objectives and time-based restrictions. Such restrictions may lapse all at once or in installments. Each award of restricted stock or restricted stock units will set forth the extent, if any, to which the participant has the right to retain unvested restricted stock or restricted stock units after termination of employment or service as a non-employee director. During the restriction period, participants holding restricted stock may exercise full voting rights with respect to those shares whereas in the case of restricted stock units, participants shall possess no incidents of ownership until the shares underlying the units are issued to the participant upon satisfaction of the applicable conditions. If so determined by the Compensation and Human Capital Committee, restricted stock or restricted stock units may be credited with cash dividends paid on those shares.
Other Stock Awards: Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares may be granted to participants, either alone or in addition to other awards granted under the 2011 Plan, and may include awards based on the achievement of pre-established performance criteria during a specified period. Other stock unit awards may be paid in shares of Common Stock, cash or any other form of property as the Compensation and Human Capital Committee determines. Unless the Compensation and Human Capital Committee determines otherwise to address specific considerations, other stock unit awards shall have a vesting period of not less than one year. Shares of Common Stock, including securities convertible into Common Stock, subject to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. The price at which a stock appreciation right is granted shall not be less than the closing sales price per share as reported for NYSE Composite Transactions for the last market trading date prior to the grant date.
Minimum Vesting Period: Awards granted on or after May 8, 2025 shall be subject to a vesting period of at least one year after the date on which the award is granted; provided, however, that the following awards are not subject to this minimum vesting period: (i) awards granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or with which the Company or a subsidiary has combined; and (ii) any other awards as designated by the Compensation and Human Capital Committee relating to not more than five percent (5%) of the maximum number of shares subject to awards under the 2011 Plan. Notwithstanding the preceding, the Compensation and Human Capital Committee may accelerate the vesting of an award or deem an award to be earned, in whole or in part, in the event of a participant’s death, disability, retirement, upon a change in control or upon any other event as determined by the Compensation and Human Capital Committee. For purposes of awards granted to non-employee directors, one year may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than 50 weeks. For purposes of awards granted to employees, one year may mean the period of time from the grant date to the initial vest date, provided that such period of time is not less than 50 weeks.
Change in Control: In the event of a change in control, the Compensation and Human Capital Committee shall have discretion to accelerate the vesting of awards, eliminate restrictions, deem any performance measure to be satisfied or take such other action as it deems appropriate in its sole discretion. In addition, the Compensation and Human Capital Committee may determine, at any time at or after the grant of an option, that, during the 60-day period after a change in control occurs, a participant holding an option shall have the right, whether or not the option is fully exercisable, to receive cash equal to the amount by which the then fair market value exceeds the exercise price per share. A change in control shall occur if any person or group becomes a beneficial owner of more than 50% of the outstanding shares of the Company, certain business combination transactions occur or the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.
Other Provisions: The Compensation and Human Capital Committee may amend, alter or discontinue the 2011 Plan at any time, but no amendment, alteration or discontinuation may be made that would impair rights under an award previously granted without the participant's consent. The Compensation and Human Capital Committee may not, without shareholder approval, amend the 2011 Plan to increase the aggregate number of shares that may be issued or transferred to participants or to any one participant, extend the term of the 2011 Plan or awards granted thereunder, change the eligibility criteria for participants or reduce the exercise price of options or stock appreciation rights below the closing sales price per share as reported for NYSE Composite Transactions for the last market trading day prior to the grant date. As proposed to be amended and restated, no awards may be made under the 2011 Plan after May 8, 2035.
The Compensation and Human Capital Committee is authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The 2011 Plan contains an anti-dilution provision that provides for the adjustment of the number of shares available for the grant of stock awards and certain limits under the 2011 Plan in the event of a stock split, combination of shares, stock dividend or reorganization, merger, consolidation, recapitalization, separation, liquidation, split-up, reclassification, or other change in the corporate structure of the Company.
An award agreement may provide that, if the participant breaches any noncompetition, nonsolicitation or nondisclosure provision or provision as to Stryker’s ownership of inventions contained in the award agreement or otherwise required as a condition to an award, the participant will forfeit such award or the shares issued or payment received in respect thereof (in which case Stryker will repay the lesser of any exercise price or other amount paid by the participant or the then fair market value) or pay to Stryker any gain realized as a result of the disposition of shares issued in respect of such award.
United States Federal Income Tax Consequences
The following is a brief summary of certain U.S. federal income tax consequences of certain transactions under the 2011 Plan based on U.S. federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws. This summary may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the U.S. federal income tax consequences described below.
In general, (i) no income will be recognized by an optionee at the time a nonqualified stock option is granted, (ii) at the time of exercise of a nonqualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares if they are non-restricted on the date of exercise and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. No income generally will be recognized by an optionee upon the grant or qualifying exercise of an incentive stock option. However, for purposes of calculating the optionee's alternative minimum tax, if any, the difference between the fair market value of the shares at exercise and the purchase price generally constitutes an item of adjustment. If shares are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares, any gain realized will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the purchase price paid for the shares. Any further gain (or loss) realized by the optionee, after increasing the optionee's tax basis in the shares by the amount of ordinary income recognized, generally will be taxed as short-term or long-term gain (or loss) depending on the holding period.
A recipient of a restricted stock award generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares, reduced by any amount paid for the shares by the recipient, at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a recipient who properly elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares to the recipient will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a substantial risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.
Generally, no income will be recognized by a participant in connection with the grant of a restricted stock unit or other stock unit award. Subject to the specific terms of the award, when the award is paid to the participant, the participant normally will be required to include as taxable ordinary income in the year of payment an amount equal to the amount of any cash and the fair market value of any non-restricted shares of Common Stock actually or constructively received.
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be required to satisfy applicable tax withholding and reporting requirements and will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation under Section 162(m) of the Internal Revenue Code and (ii) any applicable reporting obligations are satisfied.
Section 409A of the Internal Revenue Code is applicable to certain types of awards that may be granted under the 2011 Plan. Section 409A of the Internal Revenue Code applies to deferred compensation, unless the compensation was both deferred and vested prior to January 1, 2005. Generally speaking, "deferred compensation" is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is "vested" on the date that the participant's right to receive the amount is no longer conditioned on the participant's performance of services or upon the occurrence of an event (such as a change in control) or the achievement of performance goals that are substantially related to the purpose of the compensation.  Awards subject to Section 409A of the Internal Revenue Code and that fail to satisfy its requirements will be subject to immediate taxation, an interest penalty and an additional 20% tax on the award. To the extent applicable, it is intended that the 2011 Plan and any grants made under the 2011 Plan comply with the provisions of Section 409A of the Internal Revenue Code. The Company intends to administer the 2011 Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A of the Internal Revenue Code, and to adopt such amendments (including retroactive amendments) to the 2011 Plan and any grants made thereunder as may be required in order to comply with Section 409A of the Internal Revenue Code.
New Plan Benefits
Awards under the 2011 Plan are within the discretion of the Compensation and Human Capital Committee and, with respect to certain grants as described above, our Chief Executive Officer. As a result, the benefits that will be awarded under the 2011 Plan, including to our non-employee directors, are not determinable prospectively and, therefore, the following table shows the aggregate number of awards granted under the 2011 Plan during 2024.

2011 Long-Term Incentive Plan, as Amended and Restated
Name and Position	Dollar Value ($)(1)	Number of Securities Underlying RSUs	Number of Securities Underlying PSUs(2)	Number of Securities Underlying Options
Kevin A. Lobo	8,699,604	—	25,384	67,695
Chair, Chief Executive
Officer and President
Glenn S. Boehnlein	2,723,253	—	7,946	21,190
Vice President,
Chief Financial Officer
J. Andrew Pierce	2,541,612	—	7,416	19,780
Group President, MedSurg
and Neurotechnology
Spencer S. Stiles	2,541,612	—	7,416	19,780
Group President,
Orthopaedics
Viju S. Menon	1,573,770	—	4,592	12,245
Group President, Global
Quality and Operations
Executive Group (9 persons)	21,672,335	2,689	60,612	164,855
Non-Executive Director Group (9 persons)	1,926,009	5,877	—	—
Non-Executive Officer Employee Group (3,327 persons)	112,419,702	337,917	—	1,148,045
______________
(1) Represents the grant date fair value of securities underlying restricted stock units and performance stock units at target levels calculated in accordance with the Compensation — Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification.
(2) Represents performance stock units earned at target levels. Maximum levels represent 200% of target levels.

Equity Run Rate and Overhang
In determining the number of additional shares for which approval would be sought, the Compensation and Human Capital Committee considered historical run rate and overhang values related to the Company's equity plans. Run rate is defined as the total shares subject to equity awards granted during a given year divided by the total number of common shares outstanding on the last day of the year. Overhang is defined as the sum of the number of shares subject to equity awards outstanding and the number of shares remaining available for issuance under the Company's equity plans, divided by the number of common shares outstanding. The three-year average run rate and overhang values for the Company through 2024 were 0.5% and 8.7% (9.7% if including the shares available for issuance under our 2008 Employee Stock Purchase Plan), respectively. If Proposals 3 and 4 are approved by shareholders, overhang would be approximately 11.5% (12.8% if the shares available for issuance under our 2008 Employee Stock Purchase Plan and the additional shares being requested under that plan in Proposal 5 are included). The Compensation and Human Capital Committee considered these values to be reasonable based on currently available information with respect to our executive compensation comparison group.
History of Grants under the 2011 Plan
From the inception of the 2011 Plan through February 28, 2025, 24,987,840 stock options were granted under the 2011 Plan, 9,545,596 of which have been exercised, 4,178,425 were terminated without having been exercised and 11,263,819 remain outstanding as of February 28, 2025; 5,408,121 restricted stock units were granted under the 2011 Plan of which 944,959 remain outstanding as of February 28, 2025 (of which approximately 286,527 will vest on March 21, 2025, assuming no forfeitures) and performance stock unit awards with respect to a maximum of 2,323,976 shares of Common stock have been granted, of which performance stock unit awards with respect to a maximum of 466,924 shares of Common Stock remain outstanding (118,468 shares relate to the 2022 PSUs, at maximum, of which approximately 102,803 shares, excluding dividend equivalents that cannot be calculated until the date of vesting, vest on March 21, 2025, assuming no forfeitures). The following table summarizes the grants made from the inception of the 2011 Plan through February 28, 2025 to our NEOs, all current executive officers as a group, all current directors who are not executive officers as a group, all nominees for election as directors as a group, all associates of directors, executive officers or nominees as a group, all other persons who received or are to receive 5% of such options, restricted stock units or performance stock units as a group, and all employees, excluding current executive officers as a group.

Name	Number of Options Granted (#)	Number of Restricted Stock Units Granted (#)	Number of Performance Stock Units Granted at Target (#)
Kevin A. Lobo	1,811,846	—	464,414
Glenn S. Boehnlein	351,430	9,501	70,962
J. Andrew Pierce	233,153	23,907	44,560
Spencer S. Stiles	234,768	29,244	44,560
Viju S. Menon	181,593	14,130	31,540
All current executive officers as a group (9 persons)	3,158,423	120,842	718,296
Current non-management directors as a group (9 persons)	51,980	54,568	—
Nominees for election as directors as a group (10 persons)(1)	1,847,501	45,028	464,414
Associates of directors, executive officers or nominees as a group (zero persons)	—	—	—
Other persons who received or are to receive 5% of such options, restricted stock units or performance stock units as a group (zero persons)	—	—	—
All employees as a group, excluding current executive officers	21,695,062	5,203,806	443,692
______________
(1) Values for each type of award are equal to the amounts for Mr. Lobo plus those included in the "Current non-management directors as a group" category but excluding values for Allan C. Golston who is not standing for reelection and including values for Emmanuel P. Maceda who is standing for initial election.
Certain Interests of Directors
In considering the recommendation of our Board with respect to the approval of the 2011 Plan, shareholders should be aware that members of our Board have certain interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the 2011 Plan. For more information about the compensation we pay to our directors, see "Compensation of Directors" on page 53. Our Board recognizes that approval of this proposal may benefit our current directors and their successors.
Equity Compensation Plan Information
Set forth in the following table is information with respect to our equity compensation plans approved by shareholders under which Common Stock of the Company was authorized for issuance as of December 31, 2024.

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
2008 Employee Stock Purchase Plan	N/A	N/A	3,603,619
2011 Long-Term Incentive Plan(1)	11,683,398	$214.87	18,075,592
2011 Performance Incentive Award Plan	N/A	N/A	247,764
Total			21,926,975
______________
(1) The 2011 Long-Term Incentive Plan securities to be issued upon exercise include 671,627 RSUs and 179,868 PSUs at target. The weighted-average exercise prices does not take these awards into account.
There are no equity compensation plans that were not approved by shareholders.
Vote Required
Approval of the 2011 Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. In the event the shareholders do not ratify the amendment and restatement of the 2011 Plan, awards may continue to be made under the 2011 Plan until there are no additional shares available from the 55,000,000 authorized currently, but no awards may be made after April 30, 2027. The Board recommends that shareholders vote FOR the approval of the amendment and restatement of the 2011 Plan as set forth in Proposal 3.

Proposal 4 — Approval of the 2011 Performance Incentive Award Plan, as Amended and Restated
Our existing 2011 Performance Incentive Award Plan (the "2011 PIA Plan") provides for the award of up to 500,000 shares of Common Stock to employees of the Company and its operating subsidiaries and divisions in recognition of outstanding performance and achievements in sales, research and development, operations and other areas and to sales representatives employed by or under contract with independent sales agencies who sell Stryker products under agreements with our operating subsidiaries and divisions on the same basis that they are awarded to sales employees. Management recommended and the Board approved in March 2025, subject to approval by the shareholders at the annual meeting, that the 2011 PIA Plan be amended and restated to increase the number of shares of Common Stock that may be issued under the 2011 PIA Plan by 100,000 [from 500,000 to 600,000 (the "Aggregate Limit")] and extend the term to permit awards to be made with respect to performance for any year through 2034 instead of 2024 as currently provided. As of February 28, 2025, 255,706 shares of the Company's Common Stock had been issued under the 2011 PIA Plan and 244,294 shares remain available for grant. The closing per-share sales price of our Common Stock on that date as reported for NYSE Composite Transactions was $386.19. If the amendment and restatement of the 2011 PIA Plan is approved, 344,294 shares (less any that have been issued since February 28, 2025) will be available for issuance pursuant to future awards made under the 2011 PIA Plan.
The following summary of the material terms of the 2011 PIA Plan is qualified in its entirety by reference to the text of the 2011 PIA Plan, which is attached as Appendix C to this Proxy Statement.
Sales Based Awards
In the case of sales-based awards, management of each operating subsidiary and division that desires to establish a program for its sales employees and sales representatives will recommend specific criteria for awards. The Performance Incentive Award Committee (the "PIA Committee"), consisting of the President and Chief Executive Officer, the Vice President, Chief Financial Officer and Vice President, Chief Human Resources Officer or such other or additional persons designated by the Board, then approves the criteria with respect to all awards. At the end of each year, actual performance will be measured against the approved criteria and awards will be made to those who have satisfied the criteria.
Other Awards
A program has been established on the corporate level to recognize and reward teams and individuals responsible for the best innovations in the research and development area, including inventions, new products, team performance and synergies. The PIA Committee will select the award recipients in this area based on nominations from operating management. The PIA Committee may make awards under the 2011 PIA Plan to individuals for outstanding operating performance, measured by criteria such as back order and service levels, based on recommendations made by operating management. In addition, the PIA Committee may, upon the recommendation of corporate, division or subsidiary management, make awards for outstanding performance and achievements in other areas.
Participant and Annual Limits
No more than 1,000 shares of Common Stock (the "Participant Limit") may be awarded to an employee or sales representative with respect to performance for any calendar year and no more than 100,000 shares (the "Annual Limit") may be issued to all employees and sales representatives in the aggregate with respect to performance for any calendar year. No corporate officer of the Company and no officer of any subsidiary or division is eligible to receive an award under the 2011 PIA Plan. The number of employees and sales representatives who may receive awards under the 2011 PIA Plan will vary from year to year but is expected to be in the range of 1,100 to 1,400. In 2024, a total of approximately 1,200 individuals received awards under the 2011 PIA Plan, approximately 1,150 of which were employees and 50 were sales representatives employed by independent sales agencies.
Termination and Amendment
The Board may terminate the 2011 PIA Plan at any time and may amend the 2011 PIA Plan without further action on the part of the shareholders except as required by law, regulation or the rules of the NYSE, except that the Aggregate Limit, the Participant Limit and the Annual Limit may not be increased and awards may not be made with respect to performance for any year after 2034 without shareholder approval.
Anti-Dilution Provision
The 2011 PIA Plan contains an anti-dilution provision that provides for adjustment of the Aggregate Limit, the Participant Limit and the Annual Limit in the event of a stock split, combination of shares, stock dividend or reorganization, merger, consolidation, recapitalization or reclassification of the Company.
United States Federal Income Tax Consequences
The following discussion of certain of the U.S. federal income tax consequences of awards under the 2011 PIA Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the U.S. federal income tax consequences described below. The following summary of the U.S. federal income tax consequences in respect of the 2011 PIA Plan is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.
An employee or sales representative who receives an award under the 2011 PIA Plan will generally realize compensation taxable as ordinary income in an amount equal to the fair market value of the shares at the time of such payment. Income tax withholding requirements generally apply to amounts that are recognized as ordinary income by employees.  To the extent that an employee or sales representative recognizes ordinary income, the Company will be entitled to a corresponding deduction, provided that, among other things, (i) the income meets the test or reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and (ii) any applicable reporting obligations are satisfied.
New Plan Benefits
Awards under the 2011 PIA Plan are within the discretion of the PIA Committee and, with respect to sales-based awards, the members of management of each of our operating subsidiaries and divisions along with the PIA Committee. As a result, the benefits that will be awarded to our employees and sales representatives are not determinable prospectively.
Information About Other Equity Compensation Plans
For additional information with respect to the equity compensation plans under which the Common Stock of the Company is authorized for issuance as of December 31, 2024, including the 2011 PIA Plan, see "Proposal 3 — Approval of the 2011 Long-Term Incentive Plan, as Amended and Restated — Equity Compensation Plan Information" on page 16.
Vote Required
Approval of the amendment and restatement of the 2011 PIA Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. In the event the shareholders do not ratify the amendment and restatement of the 2011 PIA Plan, awards may continue to be made under the 2011 PIA Plan with respect to employee performance during 2024 pursuant to the criteria established and communicated to eligible employees, but no award shall be made with respect to performance for any subsequent year. The Board recommends that shareholders vote FOR the approval of the amendment and restatement of the 2011 PIA Plan as set forth in Proposal 4.

Proposal 5 — Approval of the 2008 Employee Stock Purchase Plan, as Amended and Restated
The purpose of our existing 2008 Employee Stock Purchase Plan (the "ESPP") is to encourage employee stock ownership, thus aligning employee interests with those of shareholders, and to enhance the ability of the Company to attract, motivate and retain qualified employees. We believe that the ESPP offers a convenient means for our employees who might not otherwise own our Common Stock to purchase and hold shares. The ESPP, which is qualified as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code (the "Code") and the related regulations, currently covers an aggregate of 6,500,000 shares of our Common Stock and provides that no new purchase period may be designated after May 1, 2027. Management recommended and the Board approved in March 2025, subject to approval by the shareholders at the annual meeting, that the ESPP be amended and restated to increase the number of shares that may be issued under the ESPP by 1,500,000 (from 6,500,000 to 8,000,000) and to permit new purchase periods to be designated through May 8, 2035.
The summary below of the material terms of the ESPP is qualified in its entirety by reference to the text of the ESPP as proposed to be amended and restated, which is attached as Appendix D to this Proxy Statement.
Shares Subject to the ESPP
As of February 28, 2025, 2,929,445 shares of our Common Stock had been issued under the ESPP and 3,570,555 shares remain available for grant. The closing per-share sales price of our Common Stock on that date as reported for NYSE Composite Transactions was $386.19. If the amendment and restatement of the ESPP is approved, 5,070,555 shares (less any that have been issued since February 28, 2025) will be available for issuance in the future under the ESPP. If any purchase right under the ESPP terminates, is cancelled or expires without having been exercised in full, the underlying shares that were not purchased will again be available under the ESPP. To prevent dilution or enlargement of the rights of participants under the ESPP, appropriate adjustments will be made if any change is made to our outstanding Common Stock by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our Common Stock or its value.
ESPP Participants
As defined in the ESPP, all employees of the Company and its subsidiaries, including officers and directors who are employees, are eligible to participate in the ESPP unless after the grant of purchase rights under the ESPP the employee would own Common Stock equal to or exceeding 5% of the total combined voting power or value of all outstanding capital stock of the Company (as calculated under the attribution rules in the Code). Members of the Board who are not employed as regular salaried officers or employees of the Company may not participate in the ESPP. Participation in the ESPP is voluntary and is dependent upon each eligible employee's election to participate and his or her determination, subject to the ESPP's provisions, as to the desired level of participation. As of December 31, 2024, approximately 34,500 of our employees were eligible to participate in the ESPP and approximately 7,200 were participating.
Purchases under the ESPP
The ESPP is administered by the Compensation and Human Capital Committee, which has broad power to make determinations under the ESPP, to interpret the terms of the ESPP and to establish rules and regulations for its administration. The Compensation and Human Capital Committee determines whether offers will be made and the beginning and ending dates of the related purchase periods. A purchase period pursuant to each offer will be one month or such other term as the Compensation and Human Capital Committee may determine prior to the commencement of an offer, but not more than 27 months. The Compensation and Human Capital Committee determines the purchase price at which shares may be purchased by participants, which will not be less than the lesser of 85% of the fair market value per share of the Common Stock on the first day of the purchase period or 85% of the fair market value per share on the last day of the purchase period. Such design, along with other factors, permit the ESPP to be within the "safe harbor" created for employee stock purchase plans in Accounting Standards Codification 718 and, accordingly, do not require an accounting charge for the discount provided on purchases under the ESPP. Since its inception in 2008, the ESPP has been conducted with monthly purchase periods, end of month purchase dates and a 5% discount from the closing price of our Common Stock as reported for NYSE Composite Transactions on the purchase date.
Prior to the first day of each purchase period, each participant makes an irrevocable election to participate during the purchase period. At the end of the purchase period, the participant receives a number of shares, determined on the last day of the purchase period, equal to the payroll deductions credited during the purchase period divided by the fair market value of a share at the end of the purchase period less the applicable discount. A participant may not purchase shares with a fair market value greater than $25,000 under the ESPP in any calendar year and the maximum number of shares that a participant may purchase in any purchase period is 10,000 shares of Common Stock.
Participants may purchase shares only by submitting an election form during the election period established by the Compensation and Human Capital Committee prior to the beginning of each purchase period, stating the participant's election to have after-tax payroll deductions made for the purpose of participating in the ESPP. After initial enrollment in the ESPP, payroll deductions continue from purchase period to purchase period unless the participant makes another election to terminate his or her payroll deductions, terminates his or her employment with the Company or becomes ineligible to participate in the ESPP. The amounts deducted are credited to the participant's account under the ESPP until the purchase date. All amounts credited to a terminated employee's account (and any payroll deductions previously authorized by the terminated employee attributable to payroll periods prior to such employee's last day of employment) will remain in the ESPP for purchase of shares on the next following purchase date. We do not pay interest on the deducted amounts.
If sufficient shares are not available in any purchase period under the ESPP, the available shares will be allocated pro rata among the participants in that purchase period in the same proportion that their eligible compensation bears to the total of the eligible compensation of all participants for that purchase period. Any amounts not applied to the purchase of Common Stock will be refunded to the participants after the end of the purchase period without interest.

In the event of a change in control, the Compensation and Human Capital Committee will have the right to terminate the purchase period as of such date, and, if so terminated, each participant will be deemed to have exercised, immediately prior to such change in control, his or her purchase right to the extent payroll deductions were made prior thereto, with comparable rights accruing to each participant in the event of successive changes in control. A change in control shall occur if any person or group becomes a beneficial owner of more than 50% of the outstanding shares of the Company, certain business combination transactions occur or the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.
Amendment of the ESPP
The Board may terminate the ESPP at any time and may amend the ESPP without further action on the part of the shareholders, but no amendment may disqualify the ESPP under Section 423 of the Code or Rule 16b-3 under the Securities Exchange Act of 1934, as amended, without shareholder approval. No amendment or termination will adversely affect any right to purchase shares that has been granted under the ESPP without the consent of the participant.
United States Federal Income Tax Consequences
The following discussion of certain of the U.S. federal income tax consequences of awards under the ESPP is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the U.S. federal income tax consequences described below. The following summary of the U.S. federal income tax consequences in respect of the ESPP is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.
The ESPP is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code, under which neither the grant nor the exercise of rights to acquire Common Stock under the ESPP is taxable to the participant or gives rise to a deduction for the Company. Amounts deducted from a participant's compensation to purchase shares under the ESPP are taxable to the participant in the year in which the amounts would otherwise have been received.
If a participant sells the shares acquired under the ESPP more than two years after the beginning of the applicable purchase period and one year from the purchase date, the participant will recognize as ordinary income the lesser of the fair market value of the shares at the beginning of the purchase period multiplied by the discount percentage offered or the amount, if any, by which the fair market value of the shares at the time of the sale exceeds the purchase price. The participant's tax basis in the purchased shares will increase by the amount recognized as ordinary income and any further gain recognized on the sale will be treated as capital gain. The Company will not be entitled to a deduction with respect to that sale.
If the participant sells the shares acquired under the ESPP within two years after the beginning of the applicable purchase period or within one year of the purchase date, the participant will recognize ordinary income in the year of the sale, the amount of which generally will be the excess of the fair market value of the shares on the date the shares were purchased (i.e., the end of the applicable purchase period) over the purchase price for those shares. The participant's tax basis will increase by the amount recognized as ordinary income and any further gain or loss realized upon the sale will be capital gain or loss. To the extent that an employee recognizes ordinary income, the Company will be entitled to a corresponding deduction, provided that, among other things, (i) the income meets the test or reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation under Section 162(m) of the Code and (ii) any applicable reporting obligations are satisfied.
New Plan Benefits
Since participation is voluntary, the number of purchase periods is subject to the discretion of the Compensation and Human Capital Committee and the purchase prices of shares under the ESPP are in part a function of prevailing market prices of the Common Stock that vary from time to time, the benefits to be received by participants are not determinable prospectively.
Information About Other Equity Compensation Plans
For additional information with respect to the equity compensation plans under which the Common Stock of the Company is authorized for issuance as of December 31, 2024, including the ESPP, see "Proposal 3 — Approval of the 2011 Long-Term Incentive Plan, as Amended and Restated — Equity Compensation Plan Information" on page 16.
Vote Required
Approval of the amendment and restatement of the ESPP requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. In the event the shareholders do not ratify the amendment and restatement of the ESPP, no new purchase period may be designated under the ESPP after May 1, 2027. The Board recommends that shareholders vote FOR the approval of the amendment and restatement of the ESPP as set forth in Proposal 5.

Proposal 6 — Advisory Vote to Approve Named Executive Officer Compensation
As described under "Compensation Discussion and Analysis" beginning on page 30, our objective in setting executive compensation is to provide a total compensation package that allows us to continue to attract, motivate and retain talented executives who drive our Company's success while aligning compensation with the interests of our shareholders and the achievement of our key business objectives. Consistent with this philosophy, a significant percentage of the total compensation opportunity for each of our NEOs is based on measurable corporate financial performance and on the performance of our shares on a long-term basis.
Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the "Summary Compensation Table" and other related compensation tables and narrative disclosure under "Executive Compensation" beginning on page 43 that describe the compensation of our NEOs during each of the last three fiscal years. The Compensation and Human Capital Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), our shareholders are entitled to an advisory vote to approve the compensation of our NEOs. This advisory vote is commonly referred to as a "say-on-pay" advisory vote. Pursuant to a policy we adopted in 2011 and reaffirmed in both 2017 and 2023, we provide our shareholders with the opportunity to vote on a "say-on-pay" advisory vote at each annual meeting. Accordingly, in compliance with these requirements and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at our annual meeting:
RESOLVED, that the shareholders of Stryker Corporation (the "Corporation") approve, on an advisory basis, the compensation of the Corporation's named executive officers as disclosed in the Corporation's Proxy Statement for this annual meeting pursuant to the rules of the Securities and Exchange Commission, including "Compensation Discussion and Analysis," the "Summary Compensation Table" and the compensation tables and narrative disclosure under "Executive Compensation."
This advisory vote is non-binding. Although non-binding, the Compensation and Human Capital Committee and the Board will review the results of the vote and take them into account in future determinations concerning our executive compensation program. The Board recommends that shareholders vote FOR the resolution set forth in Proposal 6.

SHAREHOLDER PROPOSAL

Proposal 7 — Support Transparency in Political Spending
John Chevedden, who has indicated he is a beneficial owner of no less than $2,000 in market value of shares of Common Stock, has notified the Company of his intention to present the following proposal at the Annual Meeting. The address of, and number of shares held by, the proponent will be furnished upon oral or written request made to the Company.

Shareholder Proposal and Statement of Support:
Proposal 7 – Support Transparency in Political Spending

Resolved, shareholders request that the Company provide a report, updated semiannually, disclosing the Company's:

1.Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.The identity of the recipient as well as the amount paid to each; and
b.The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company's website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement
Long-term Stryker shareholders support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

A company's reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and "social welfare" organizations – groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.

A recent poll of retail shareholders by Mason-Dixon Polling & Research found that 83% of respondents said they would have more confidence investing in corporations that have adopted reforms that provide for transparency and accountability in political spending.

This proposal asks SYK to disclose all of its electoral spending, including payments to trade associations and 501(c)(4) social welfare organizations, which may be used for electoral purposes – and are otherwise undisclosed. This would bring our Company in line with a growing number of leading companies, including Celanese Corp., PPG Industries Inc., and International Paper Co., which present this information on their websites.

Without knowing the recipients of our company's political dollars SYK Directors and shareholders cannot sufficiently assess whether our company's election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. Improved SYK political spending disclosure will protect the reputation of SYK and preserve shareholder value.

The Company's Statement in Opposition to Proposal 7:

The Board recommends that shareholders vote AGAINST Proposal 7 because the Board believes the proposal is unnecessary. Stryker discloses its political advocacy expenditures in our Comprehensive Report and the Board oversees our political contributions strategy.

Our annual Comprehensive Report includes the information that the shareholder proposal requests.

We support the proposal’s stated objectives of transparency and accountability, which is why the Company already discloses its political contributions in our Comprehensive Report, including: (1) annual U.S. federal lobbying expenses, (2) political contributions at the U.S. federal and state level, and (3) membership in trade associations to which we paid at least $50,000 in dues (including the dues actually paid and the percentage of those dues attributable to political advocacy).

Since our disclosures address the information requested by this proposal, we do not believe that it would serve the best interests of the Company or our shareholders to devote additional resources to providing the detailed and highly prescriptive additional reporting requested by the proponent regarding the Company's contributions.

Our shareholders seem to agree. Virtually identical proposals were submitted at our 2023 and 2024 Annual Meetings of Shareholders and both proposals failed to pass, each receiving less than 38% of votes cast.

Our political contributions are limited.

We do not have a Company-sponsored Political Action Committee and we do not currently make any U.S. federal or state campaign contributions.

We also do not directly contribute to or participate in any campaign supporting or opposing any candidate for public office or any campaign designed to influence the general public with respect to any candidate for a specific election at the U.S. federal, state or local level. We include these disclosures in our Comprehensive Report.

We participate in certain industry trade organizations for many important reasons, including business, technical and industry standard-setting resources and expertise. Our Comprehensive Report lists the trade associations in which we participate and have paid at least $50,000 in dues, including the percentage of our dues that are attributable to political advocacy. While we may not support each of the initiatives of every association in which we participate or align with every position of every association to which we belong, we believe it is important to participate in the discussions these organizations have on industry-relevant topics so that important decisions that may affect our business, employees, customers and shareholders are made with our input.

Our Board provides effective, independent oversight of the Company’s strategy with respect to political contributions.

The Company’s strategy regarding political contributions and broader public policy positions is determined by senior management. Our Governance and Nominating Committee, which is comprised entirely of independent directors, oversees this strategy in accordance with its responsibility for overseeing corporate responsibility matters and key risks and risk management issues facing the Company.

In light of the evolving and diverging expectations, demands and requirements of our stakeholders on these issues, it is important for our Board and management to maintain the flexibility to determine the policies, practices and disclosures that are most appropriate. The Board believes that committing to provide detailed disclosures on a highly specific aspect of its overall policy efforts, as requested by this proposal, would unduly constrain the Board and management's ability to tailor such efforts in response to evolving and Company-specific circumstances.

Instead, we believe that given our active Board oversight, our existing policies and disclosures are appropriate and this proposal is both unnecessary and not in the best interests of the Company and its shareholders.

Recommendation of the Board:

For the foregoing reasons, the Board recommends that shareholders vote AGAINST Proposal 7. As with all proposals, if the proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon.

The Board recommends that shareholders vote AGAINST the shareholder proposal entitled "Support Transparency in Political Spending."

STOCK OWNERSHIP

Principal Shareholders
The following table sets forth certain information with respect to beneficial ownership of Common Stock by the only persons known by us to be the beneficial owners of more than 5% of our Common Stock based on filings with the SEC pursuant to Section (d) or 13(g) of the Exchange Act.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Class (%)
The Vanguard Group, Inc.	31,149,173(1)	8.2
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
BlackRock, Inc.	24,924,572(2)	6.5
55 East 52nd Street
New York, New York 10055
John W. Brown	20,056,245(3)	5.3
3060 Peachtree Road, NW
Atlanta, Georgia 30305
______________
(1)    This information is based solely on information most recently reported by The Vanguard Group, Inc. on Schedule 13G/A, which was filed with the SEC on February 13, 2024. According to the Schedule 13G/A, The Vanguard Group, Inc. has shared voting power with respect to 434,563 shares, sole dispositive power with respect to 29,693,953 shares and shared dispositive power with respect to 1,455,220 shares. The information contained in the Schedule 13G/A is as of December 29, 2023 and may not reflect current ownership of our Common Stock. Ownership percentage assumes continued ownership of the shares reflected in the table above as of February 28, 2025.
(2)    This information is based solely on information most recently reported by BlackRock, Inc. on Schedule 13G/A, which was filed with the SEC on January 29, 2024. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 22,376,171 shares and sole dispositive power with respect to 24,924,572 shares. The information contained in the Schedule 13G/A is as of December 31, 2023 and may not reflect current ownership of our Common Stock. Ownership percentage assumes continued ownership of the shares reflected in the table above as of February 28, 2025.
(3)    This information is based solely on information most recently reported by Mr. John W. Brown on Schedule 13G/A, which was filed with the SEC on February 9, 2021. Mr. Brown has sole voting and dispositive power with respect to 19,796,245 shares shown as beneficially owned by him and shared voting and dispositive power with respect to 260,000 shares. The information contained in the Schedule 13G/A is as of December 31, 2020 and may not reflect current ownership of our Common Stock. Ownership percentage assumes continued ownership of the shares reflected in the table above as of February 28, 2025.

Security Ownership of Directors, New Director Nominee and Executive Officers
The following table sets forth certain information about the ownership of Common Stock as of February 28, 2025 by our current directors (all of whom are standing for reelection except for Allan C. Golston), our new director nominee, the executive officers identified as our NEOs in the "Compensation Discussion and Analysis" section beginning on page 30 and the persons who were our executive officers and directors as of February 28, 2025 as a group.

	Number of Shares Owned (#)(2)	Right to Acquire (#)(3)	Total (#)(6)	Percentage of Outstanding Shares (%)
Directors:
Mary K. Brainerd	5,815	3,005	8,820	*
Giovanni Caforio, M.D.	2,239	316(4)	2,555	*
Allan C. Golston	14,242	—	17,847	*
Kevin A. Lobo	100,722	1,111,481	1,212,203	*
Sherilyn S. McCoy	841	1,985(4,5)	1,985	*
Rachel M. Ruggeri	26	653	—	*
Andrew K. Silvernail	7,934	13,390	22,737	*
Lisa M. Skeete Tatum	2,239	991(4)	1,684	*
Ronda E. Stryker	17,434,840	8,175	17,443,015	4.6
Rajeev Suri	5,215	—	5,215	*
New Director Nominee:
Emmanuel P. Maceda	—	—	—	*
Named Executive Officers(1):
Glenn S. Boehnlein	6,685	203,178	209,863	*
J. Andrew Pierce	62,108	158,581	220,689	*
Spencer S. Stiles	57,010	158,581	215,591	*
Viju S. Menon	9,245	146,717	155,962	*
Executive officers, directors and new director nominee as a group (19 persons)	17,769,545	1,990,948	19,760,493	5.2
______________
*    Less than 1%.
(1)    Other than Kevin A. Lobo, who is also a director.
(2)    Excludes shares that may be acquired within 60 days after February 28, 2025 upon exercise of options and vesting of shares underlying restricted stock units or performance stock units.
(3)    Includes shares that may be acquired within 60 days after February 28, 2025 upon exercise of options and vesting of shares underlying restricted stock units or performance stock units.
(4)    Includes vested shares underlying restricted stock units for which the director has elected to delay delivery until departure from the Board.
(5)    Excludes vested shares underlying restricted stock units for which the director has elected to delay delivery to a future date.
(6)    Except for the shared beneficial ownership of certain shares by Ms. Stryker (13,812,732 shares), such persons hold sole voting and dispositive power with respect to the shares shown in this column.

CORPORATE GOVERNANCE
We manage our business under the direction of our Board of Directors. The Board conducts its business through meetings of the Board and its Committees. The Board has adopted Corporate Governance Guidelines that are available in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/governanceguidelines. During 2024, the Board held seven meetings. Each director attended at least 75% of the total meetings of the Board and the Committees on which he or she served in 2024. We expect our directors to attend the annual meeting of shareholders unless they have a schedule conflict or other valid reason. All members of the Board who stood for reelection and Ms. Ruggeri attended the 2024 annual meeting.

Board's Role in Strategic Planning and Risk Oversight
Our Board is responsible for directing and overseeing the management of the Company's business in the best interests of the shareholders and consistent with good corporate practice. The Board oversees strategic direction and priorities for the Company, approves the selection of the senior management team and monitors the Company's risk, performance and impact on its stakeholders. On an annual basis, the Board and management focus on the Company's overall strategic plan and direction, as well as the capital plan and budget for the next year. A fundamental part of setting the Company's business strategy is the assessment of the risks the Company faces and how they are managed. The Board assesses risks both through review and discussion by the full Board and by delegating certain risk oversight responsibilities to the Board Committees. The Company's enterprise risk management program is monitored at both the Board and Committee levels and evaluated at least annually by the full Board. The Board, the Audit Committee and the Governance and Nominating Committee meet regularly throughout the year with our Group Presidents and our Finance, Information Security, Tax, Treasury, Internal Audit, Legal and Compliance management teams to assess the financial, legal/compliance, cybersecurity and operational/strategic risks throughout our businesses and review our insurance and other risk management programs and policies to enable the Board to exercise its ultimate oversight responsibility for the Company's risk management processes.

Independent Directors
Under the listing standards of the NYSE, a director is not independent unless the Board determines that he or she has no material relationship with Stryker, either directly or through any organization with which he or she is affiliated that has a relationship with Stryker. While the NYSE listing standards require that at least a majority of the directors be independent, our Corporate Governance Guidelines provide that at least two-thirds of the directors will be independent. The Board has determined that all of our current directors (other than Mr. Lobo) and our new director nominee are independent under the NYSE listing standards. That determination was based on a review of the responses of the current directors and new director nominee to questions about employment history, affiliation and family and other relationships, and discussions with the current directors and new director nominee. In the case of Ms. Stryker, the Board also considered that the Company spent $630,000 in 2024 on functions and meetings held at hotel, restaurant and entertainment properties in Kalamazoo, Michigan (principally the Radisson Plaza Hotel) that are owned by Greenleaf Hospitality and that Stryker also reimbursed employees for hotel, restaurant and other expenses incurred by them at such properties while they were in Kalamazoo for business meetings. Management of Stryker has been advised by Greenleaf Hospitality that Greenleaf Hospitality is 100% owned by Ms. Stryker's husband. The Board has determined that the relationship with Greenleaf Hospitality is not material under the circumstances, including the modest nature of the transactions compared to the total revenues of Stryker and Greenleaf Hospitality, the ordinary course status of the transactions and the arm's length nature of the transactions, including a Stryker discounted rate from Greenleaf Hospitality. In the case of Mr. Maceda, the Board considered that the Company contracts for consulting services from Bain & Company, where Mr. Maceda is a partner and serves as Chair. The agreements governing these consulting services are entered into in the ordinary course of business and payments from the Company to Bain & Company in 2024 did not exceed 2% of Bain & Company’s consolidated gross revenue. The Board believes that these transactions in 2024 were on arm’s-length terms that were reasonable. Transactions and relationships of this nature may take place in the ordinary course of business in the future.

Board Committees
Our Board has three Committees. The current membership, number of meetings held during 2024 and the function performed by each of these Committees are described below. These Committees act under written charters approved by the Board. The applicable Committee and the Board review and reassess the charters annually.
No member of any Committee is or ever has been an employee of the Company. The Board has determined that the members of the Audit, Compensation and Human Capital and Governance and Nominating Committees meet the independence standards for those Committees within the meaning of the NYSE listing standards and applicable law and SEC regulations.

Audit Committee: Mr. Silvernail (Chair), Ms. Ruggeri, Ms. Skeete Tatum and Mr. Suri currently are members of the Audit Committee, which met nine times during 2024. The Audit Committee, which is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees the Company's financial reporting process on behalf of the Board. In addition, the Audit Committee has oversight responsibility with respect to compliance with legal and regulatory requirements related to financial reporting, auditing and accounting. The Audit Committee also oversees the Company’s policies and practices with respect to risk assessment and risk management, including those related to cybersecurity, and receives at least three briefings a year from our Chief Information Officer and Chief Information Security Officer on the Company's policies and practices with respect to cybersecurity risk assessment and risk management. The Audit Committee coordinates with the Governance and Nominating Committee with regard to matters of mutual interest within the context of each Committee's responsibilities for compliance with legal and regulatory requirements, with the Audit Committee being responsible for compliance with financial laws and regulations (including financial reporting, auditing and accounting) and the Governance and Nominating Committee being responsible for compliance with non-financial laws and regulations. The Audit Committee meets with management and the Company's independent registered public accounting firm throughout the year and reports the results of its activities to the Board. Further information regarding the role of the Audit Committee is contained in its charter that is available in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/charters. For further information, see "Audit Committee Report" on page 55. The Board has determined that Ms. Ruggeri and Mr. Silvernail are "audit committee financial experts" for purposes of applicable SEC rules.
Compensation and Human Capital Committee: Mr. Golston (Chair), Ms. Brainerd, Dr. Caforio and Ms. McCoy currently are members of the Compensation and Human Capital Committee, which met six times during 2024. The purpose of the Compensation and Human Capital Committee is to assist the Board in discharging its overall responsibilities relating to executive and stock-based compensation and human capital matters. The Compensation and Human Capital Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluates their performance for the current year in light of those goals and establishes compensation levels, including annual salary and bonus targets. The Compensation and Human Capital Committee also administers and grants awards under the Company's equity-based compensation plans. Management provides recommendations to the Compensation and Human Capital Committee concerning salary, bonus potential and stock awards for members of our executive leadership team other than the Chief Executive Officer, whose pay recommendations are provided to the Compensation and Human Capital Committee by its independent compensation consultant. The Chief Executive Officer's compensation is subject to final approval by the independent members of the Board. The Compensation and Human Capital Committee also reviews the level and form of non-employee director compensation and makes recommendations to the full Board regarding any changes to such compensation as it deems appropriate. For further information, see the Compensation and Human Capital Committee's charter that is available in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/charters and "Compensation Discussion and Analysis" beginning on page 30.
Our Compensation and Human Capital Committee has the authority to retain and terminate a compensation consulting firm to assist the Compensation and Human Capital Committee in the evaluation of executive and non-employee director compensation. Since 2015, Semler Brossy Consulting Group, LLC ("Semler Brossy") has been engaged on an annual basis directly by the Compensation and Human Capital Committee as its executive compensation consultant to assist by:
•Providing information and education on executive and non-employee director compensation trends and developments and the implications for Stryker;
•Reviewing the competitiveness of our non-employee director compensation program;
•Reviewing the competitiveness of total compensation for the members of our executive leadership team;
•Providing recommendations for the compensation levels of our Chief Executive Officer;
•Reviewing and giving its opinion on management's recommendations for executive compensation and equity plan design and practices; and
•Participating in Compensation and Human Capital Committee meetings when requested by the Compensation and Human Capital Committee Chair.
The Compensation and Human Capital Committee has annually determined Semler Brossy to be independent from the Company and that no conflicts of interest existed. In reaching this conclusion, the Compensation and Human Capital Committee assessed Semler Brossy's independence, taking into consideration all relevant factors, including the compensation consultant independence factors set forth in the SEC rules and the NYSE listing standards and appropriate assurances provided by Semler Brossy regarding its independence. Additionally, Semler Brossy did not separately provide any advice or services to management or otherwise to the Company other than the services provided to the Compensation and Human Capital Committee.
Governance and Nominating Committee: Ms. Brainerd (Chair), Dr. Caforio, Mr. Golston, Ms. McCoy and Ms. Stryker currently serve on the Governance and Nominating Committee. The Governance and Nominating Committee, which met four times during 2024, makes recommendations to the Board regarding director nominations and Committee assignments, oversees the evaluation of the Board and considers other matters relating to corporate governance. In addition, the Governance and Nominating Committee has oversight responsibility with respect to compliance with laws and regulations (other than laws and regulations related to financial reporting, auditing and accounting, which are the responsibility of the Audit Committee), regulatory affairs/quality assurance matters, and corporate responsibility matters, including sustainability. The Governance and Nominating Committee coordinates with the Audit Committee with regard to matters of mutual interest within the context of each Committee’s responsibilities for compliance with legal and regulatory requirements, with the Governance and Nominating Committee being responsible for oversight of the Company's compliance with non-financial laws and regulations and the Audit Committee being responsible for oversight of the Company's compliance with financial laws and regulations (including financial reporting, auditing and accounting). The Governance and Nominating Committee receives a report at least once a year from one or more senior executives, either individually or jointly, with responsibility for regulatory affairs and quality assurance, compliance and risk management on the status of the Company's compliance with relevant laws, regulations and internal procedures and on the key regulatory affairs and quality assurance, compliance, risk management and legal issues facing the Company, and may meet with such senior executives in executive session as the Governance and Nominating Committee deems appropriate. The Governance and Nominating Committee also receives a report at least annually from one or more senior executives, either individually or jointly, with responsibility for corporate responsibility matters and may meet with such senior executives in executive session as the Governance and Nominating Committee deems appropriate. For further information, see the charter of the Governance and Nominating Committee that is available in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/charters.
When seeking to identify an individual to become a director to fill a new position or vacancy, the Governance and Nominating Committee will consult with incumbent directors, management and others, including a professional search firm, and will review information obtained from a variety of sources. The Governance and Nominating Committee is committed to an inclusive process for identifying, recruiting and advancing candidates with diverse perspectives, including women and minority candidates, in any search process. The Governance and Nominating Committee will consider, among other factors, the background and reputation of potential candidates in terms of their character, personal and professional integrity, business and financial experience and acumen, experience in healthcare, corporate compliance or regulatory and governmental affairs, how a person would contribute to and strengthen the Board and complement the other directors in terms of expertise, diversity of viewpoint and opinion, professional experience, education and skills and a person's availability to devote sufficient time to Board duties. Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Vice President, Corporate Secretary at 1941 Stryker Way, Portage, Michigan 49002, and giving the candidate's name, relationship, if any, to the shareholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.

Compensation Risks
Pay Governance LLC ("Pay Governance"), a consulting firm that was determined by the Compensation and Human Capital Committee to be independent using the factors discussed above with regard to Semler Brossy, conducted a risk assessment of our executive compensation program in 2022 that concluded that our executive compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Stryker. The Compensation and Human Capital Committee reviewed the Pay Governance report, discussed it with management at the time it was received and concurred with the report's conclusion.
In addition, Korn Ferry, a consulting firm that was determined by the Compensation and Human Capital Committee to be independent using the factors discussed above with regard to Semler Brossy, conducted a risk assessment of our sales compensation program in 2021 that concluded that our sales compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Stryker. The Compensation and Human Capital Committee reviewed the Korn Ferry report, discussed it with management at the time it was received and concurred with the report's conclusion.

Board Leadership Structure
The Board believes that it is important to retain flexibility to make the determination as to whether the interests of the Company and our shareholders are best served by having the same person serve as both Chief Executive Officer and Chair of the Board or whether the roles should be separated based on the circumstances at any given time. At different times in the past, both approaches have been used. The Board periodically reassesses the leadership structure of the Board and, after considering the pros and cons of the alternatives in light of the Company's operating and governance environment, has concluded that the most effective current leadership structure is for Mr. Lobo to serve in the combined role of Chair of the Board and Chief Executive Officer and have full responsibility for the day-to-day management of the Company. When the same person serves as Chief Executive Officer and Chair of the Board, we have a Lead Independent Director, designated by the other independent directors. That position, which is currently held by Ms. McCoy, entails significant responsibility and opportunity for independent Board leadership. In that role, Ms. McCoy chairs the executive sessions of the independent directors and also acts as an intermediary between the independent directors and senior management on sensitive issues, including matters considered by the independent directors in executive session. Other matters that she is responsible for as the Lead Independent Director include working with Mr. Lobo and the Vice President, Corporate Secretary to set the agenda for Board meetings, assuring the adequacy of the flow of information from management to the non-management directors, setting the meeting schedules to assure there is sufficient time for discussion of all agenda items and directing the retention of consultants who report directly to the Board when deemed appropriate. The Lead Independent Director participates, along with the members of the Compensation and Human Capital Committee and the other independent directors of the Board, in the evaluation of the Chief Executive Officer and, together with the Chair of the Compensation and Human Capital Committee or an independent director designated by the Compensation and Human Capital Committee in the event the Lead Independent Director is also the Chair of the Compensation and Human Capital Committee, meets with the Chief Executive Officer to discuss such evaluation, consults with the Governance and Nominating Committee concerning the members and Chairs of Board Committees and assists management and the Board in assuring compliance with and implementation of our Corporate Governance Guidelines. The Lead Independent Director also facilitates discussion among the non-management directors on key issues and concerns outside of Board meetings.

Executive Sessions of Independent Directors
Our Corporate Governance Guidelines require the independent directors to meet in executive session at least once per year. Non-management directors meet on a regular basis in executive session in conjunction with meetings of the Board and its Committees to provide an opportunity for discussion of topics of concern without any member of management being present.

Contacting the Board of Directors
Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Stryker Board of Directors at 1941 Stryker Way, Portage, Michigan 49002. All such communications will be received directly by the Chair of the Governance and Nominating Committee and will not be screened or reviewed by any Stryker personnel.

Code of Conduct
We have adopted a Code of Conduct that applies to our employees, officers and directors in the performance of their duties and responsibilities. The Code of Conduct is posted in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/codeofconduct, and we will mail it to any shareholder upon request to the Vice President, Corporate Secretary at 1941 Stryker Way, Portage, Michigan 49002. Any amendments to the Code of Conduct or waiver of the Code of Conduct granted to an executive officer or director will be disclosed in the Governance area of the Investor Relations section of our website.

Certain Relationships and Related Party Transactions
Under our Related Party Transactions Policy, which is in writing and was adopted by the Board, the Audit Committee must approve or ratify transactions involving directors, executive officers or principal shareholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee at its regularly scheduled meeting in February of each year and at subsequent meetings of any such transaction that is proposed to be entered into or continued and seeks approval. In the event any such transaction is proposed and a decision is required prior to the next regularly scheduled meeting of the Audit Committee, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Audit Committee at its next meeting.

Approach to Corporate Responsibility
We reflect our mission to make healthcare better in our corporate responsibility ("CR") objective: to positively impact people and our planet through responsible, sustainable practices that create a better, healthier world.

Learn more about our CR efforts at https://www.stryker.com/us/en/about/corporate-responsibility.html.

COMPENSATION DISCUSSION AND ANALYSIS
This section includes information regarding, among other things, the overall objectives of our compensation program for our NEOs and each element of compensation that we provide. Please read this section in conjunction with the detailed tables and narrative descriptions of our NEO compensation under "Executive Compensation" beginning on page 43.

Named Executive Officers
The names and titles of our NEOs for purposes of this Proxy Statement are:

Name	Title
Kevin A. Lobo	Chair, Chief Executive Officer and President
Glenn S. Boehnlein	Vice President, Chief Financial Officer(1)
J. Andrew Pierce	Group President, MedSurg and Neurotechnology
Spencer S. Stiles	Group President, Orthopaedics
Viju S. Menon	Group President, Global Quality and Operations
______________
(1)Mr. Boehnlein has elected to retire from his role as Vice President, Chief Financial Officer effective April 1, 2025 and will continue to be employed (in a non-executive officer capacity) as Advisor to the Chief Executive Officer from April 1, 2025 through March 31, 2026. During the advisory period, Mr. Boehnlein will continue to receive base salary at the annual rate of $800,000, remain eligible for an incentive bonus opportunity for 2025 based on a target bonus opportunity of $800,000 and be entitled to receive an advisory period incentive bonus in the amount of $215,000 provided he remains employed in the advisory capacity through March 31, 2026 and continues to support the transition of his roles and responsibilities. Mr. Boehnlein will also receive a transition services benefit from the Company with a value equal to approximately $50,000. Mr. Boehnlein did not receive an annual grant of stock awards in February 2025 and is not eligible to receive grants of stock awards during the advisory period.

Overview
Stryker has a history of delivering solid financial results. Our executive pay programs have played a significant role in our ability to attract, motivate and retain the experienced executive team that has successfully driven our financial results over time.
The primary elements of compensation for our NEOs in 2024 were salary, bonus and stock awards. The stock awards granted to our NEOs as part of the annual grant in February 2024 consisted of performance stock units and stock options. Our savings and retirement plans are typically defined contribution plans that match a portion of employee contributions and have historically included an annual discretionary contribution of 7% of salary and bonus for all eligible U.S.-based employees. We do not maintain any defined benefit pension plans for our NEOs. We believe the limited perquisites and personal benefits we provide to our NEOs are conservative as compared to market.
Our Compensation and Human Capital Committee believes that our compensation practices for our NEOs are appropriate in the context both of Stryker's performance and the interests of our shareholders. Among the considerations in this regard are:
•An important part of our executive compensation philosophy is the alignment of the compensation of our NEOs with the interests of our shareholders and achievement of key business objectives;
•In 2024, the value of the variable, performance and stock-based compensation elements for the NEOs averaged approximately 89% of the total value of the primary compensation elements (salary, actual bonus and stock awards). See "Summary Compensation Table" on page 43;
•Our NEO bonus plans are based on challenging performance goals that, if met, should result in profitable, sustained business performance over the long term and be reflected in stock price increases over time. The bonus payout for each NEO for 2024 was 135% of target and approximated the average bonus payout for other bonus eligible employees in the Company. Payouts for the NEOs were above target as a result of performance that was above the target goals for all of the core bonus plan measures and above the threshold goals for all of the overachievement bonus plan measures. See "Annual Bonus" beginning on page 33 and "2024 Bonus Plans" beginning on page 34 for additional details;
•Stock-based compensation realized by our NEOs is tied directly to the interests of our shareholders via stock price performance and, for performance stock units, based on financial performance relative to pre-established financial goals for a three-year performance period. The payout related to the 2022 grant of performance stock units, which is discussed under "2022 Performance Stock Units: Results for the 2022-2024 Performance Period" beginning on page 38, was approximately 174% of target as a result of performance that reached the maximum goal for average reported net sales growth relative to a comparison group of companies and was between the target and maximum goals for average adjusted net earnings per diluted share growth;
•We monitor a comparison group of medical technology and related companies to ensure that our compensation programs are within observed competitive practices, review trends and practices with assistance from the Compensation and Human Capital Committee's independent compensation consultant and make adjustments as deemed appropriate by the Compensation and Human Capital Committee; and
•We evaluate key risk issues related to compensation and, in this regard, engaged a third-party independent consultant to conduct a risk assessment of executive compensation programs in 2022 as discussed under "Compensation Risks" on page 28 and believe that our executive compensation practices do not create risks that are reasonably likely to have a material adverse effect on Stryker.
The Compensation and Human Capital Committee considered the results of the advisory shareholder vote on executive compensation at our 2024 annual meeting of shareholders at which the executive compensation program for our NEOs as disclosed in the proxy statement for that meeting was approved by approximately 91% of the votes cast. The Compensation and Human Capital Committee continues to believe that our executive compensation policies, practices and programs are appropriate and, in light of the results of the advisory vote, believes our shareholders feel the same.

Compensation Objectives
We believe that our executive compensation program, which is a key component of our ability to attract, motivate and retain talented, qualified executives, should be designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders. The Compensation and Human Capital Committee believes that, consistent with the emphasis on rewarding executives for enhancing the Company's growth and profitability (as described more fully in "Why We Chose Particular Performance Metrics and Goals" on page 34), the Company's bonus plans should generally focus executives on financially-oriented goals that reinforce a balance in achieving short-term and long-term goals and are aligned with shareholder returns over time. The Company's long-term equity incentive compensation program likewise is intended to provide executives with a personal financial interest in the Company's long-term success (as described more fully in "Long-Term Incentive Compensation" beginning on page 37). The Compensation and Human Capital Committee believes that the Company's incentive programs balance risk and the potential reward to executives in a manner that is appropriate to the circumstances and in the best interests of the Company's shareholders over the long term.
The principal objectives of our executive compensation policies and practices are to:
•Attract, motivate and retain talented executives who drive the Company's success;
•Structure compensation packages with a significant percentage of compensation earned as variable pay based on performance, which balances risk with the potential reward;
•Align incentives with measurable corporate and business area performance;
•Provide flexibility to adapt to changing business needs;
•Align total compensation with shareholder value creation; and
•Establish compensation program costs that are reasonable, affordable and appropriate.

Executive Compensation Philosophy
In setting compensation levels for members of our executive leadership team, the Compensation and Human Capital Committee considers information from our comparison companies and broader compensation surveys. We position total pay opportunities for our senior executive roles with the intent they be competitive relative to comparable roles in the market, taking into account a range of factors, including: (i) the Company’s or business unit’s general performance relative to competitors; (ii) the scope of the executive’s role relative to the normal scope of this role at comparable companies; and (iii) the executive’s tenure, experience, level of individual performance, and potential to contribute to our future growth. Although we review and consider the compensation provided by our comparison companies, broader compensation surveys and the results of the benchmarking studies described below under "The Role of Benchmarking in Our Executive Compensation Decisions," we do not benchmark our NEOs' compensation to a specific percentile of the market or of our comparison companies. Rather, we consider such data in addition to the factors described in (i) through (iii) above.
Individual compensation elements, along with an explanation of how we make decisions about each element, are described in detail under "2024 Compensation Elements" beginning on page 33.
Underlying our executive compensation philosophy is the desire to facilitate and encourage long-term ownership of our Common Stock. Our stock ownership guidelines reinforce this element of our philosophy by requiring senior management to accumulate and retain significant stock ownership positions over time. For more information, see "Executive and Non-Employee Director Stock Ownership Guidelines" beginning on page 41.

The Role of Benchmarking in Our Executive Compensation Decisions
We regularly review our compensation policies, practices and programs to determine if they are both appropriate and responsive to our business needs. Factors that were considered in determining the NEO compensation levels for 2024 included the results of the Company as a whole and, where applicable, the specific business areas of the Company for which each NEO was responsible, the individual's performance, changes in compensation levels over recent years, performance against bonus plan goals, comparisons among roles internally, cost to the Company and market comparison data. Although we monitor the competitive landscape closely and our current practice is to conduct an external market benchmarking of our NEO compensation levels and practices annually, we have not focused solely on market comparison data when establishing compensation levels. The Compensation and Human Capital Committee applies judgment and discretion when evaluating the appropriateness of using market comparison data as it does when determining any compensation amount or outcome.
In mid-2023, Semler Brossy conducted a market benchmarking study in connection with establishing NEO compensation and the results were among the factors considered when 2024 compensation decisions were made, which are discussed in detail under "2024 Compensation Decisions" beginning on page 32. The data provided to the Compensation and Human Capital Committee by Semler Brossy showed compensation levels consisting of the primary elements of total compensation: salary, bonus and long-term incentive awards. The study concluded that, for the NEOs who were serving in an NEO position at the time of the study and for which a sufficient number of comparable benchmark positions at comparison companies could be identified, target cash compensation levels and the grant value of long-term incentive awards were, on average, generally consistent with our executive compensation philosophy.

The comparison group companies used in the 2023 benchmarking study were:

Abbott Laboratories	Boston Scientific Corporation	Medtronic plc
Agilent Technologies, Inc.	Danaher Corporation	Quest Diagnostics Incorporated
Amgen Inc.	Eli Lilly and Company	Regeneron Pharmaceuticals, Inc.
Baxter International Inc.	Gilead Sciences, Inc.	Thermo Fisher Scientific Inc.
Becton, Dickinson and Company	Laboratory Corporation of America Holdings	Viatris Inc.
Biogen Inc.		Zimmer Biomet Holdings, Inc.
The comparison group was developed by Semler Brossy and members of our Human Resources department and approved by the Compensation and Human Capital Committee. Similar to prior years, the comparison companies used in the 2023 study were selected based on comparability to Stryker in terms of business focus and company size. The 2023 comparison group, overall, encompassed the following:
•Product competitors or companies in the medical technology industry, as well as within adjacent industries, with which we compete for executive talent;
•Companies with significant global operations; and
•Companies with revenues and market capitalizations of similar scale to Stryker.
Semler Brossy conducted an additional benchmarking study in mid-2024. The comparison group that was used in the 2024 study included the same companies that were used in the 2023 study except that Agilent Technologies, Inc. was removed from the group due to size considerations and GE HealthCare Technologies Inc. was added to the group as a result of it becoming a public company in the medical technology industry. The results of the 2024 study indicated that for the NEOs who were serving in an NEO position at the time of the study and for which a sufficient number of comparable benchmark positions at comparison companies could be identified, target cash compensation levels and the grant value of long-term incentive awards were, on average, generally consistent with our executive compensation philosophy. The results of the 2024 benchmarking study were one of the factors considered when the 2025 compensation decisions for the NEOs were made in February 2025. Those decisions are summarized under "2025 Compensation Decisions" on page 42 and will be discussed in further detail in the proxy statement for our 2026 meeting.

Management's Role in Determining Executive Compensation
The Compensation and Human Capital Committee makes all final decisions regarding NEO compensation, except that the compensation of the Chief Executive Officer is subject to final approval by the independent members of the Board. The Chief Executive Officer's role in determining executive compensation includes making recommendations on compensation decisions for members of our executive leadership team other than himself after reviewing information provided by our Vice President, Chief Human Resources Officer and other members of the Human Resources department. Management's role in determining executive compensation includes:
•Developing, summarizing and presenting information and analyses to enable the Compensation and Human Capital Committee to execute its responsibilities, as well as addressing specific requests for information from the Compensation and Human Capital Committee;
•Attending Compensation and Human Capital Committee meetings as requested to provide information, respond to questions and otherwise assist the Compensation and Human Capital Committee;
•Developing individual NEO bonus plans for consideration by the Compensation and Human Capital Committee, reporting to the Compensation and Human Capital Committee regarding achievement against the bonus plans and providing recommendations related to the final bonus payout values; and
•Preparing stock-based award recommendations for the Compensation and Human Capital Committee's approval, which includes providing the Compensation and Human Capital Committee with regular updates on run rate (the rate at which stock awards are being awarded under our equity plans) and overhang (a measure of potential earnings dilution from stock awards) levels, and reporting to the Compensation and Human Capital Committee at the end of the performance period regarding the number of performance stock units earned based on achievement of the pre-established goals.
Semler Brossy performs a similar role for the Compensation and Human Capital Committee with respect to compensation recommendations for the Chief Executive Officer and the non-employee directors.

2024 Compensation Decisions
In February 2024, the Compensation and Human Capital Committee reviewed and approved the 2024 cash compensation levels for our NEOs other than Mr. Lobo after receiving recommendations from Mr. Lobo and our Vice President, Chief Human Resources Officer. The 2024 cash compensation levels for Mr. Lobo were reviewed and approved by the Compensation and Human Capital Committee and independent directors of the Board after they received recommendations from Semler Brossy. The recommendations and ultimate 2024 cash compensation levels for all of the NEOs reflected subjective evaluations and decisions based on the scope of each NEO's responsibilities in his current role, the level of performance in 2023 of the business areas for which he was responsible (if applicable), his time and proficiency in the job, comparisons of pay levels relative to similar positions within the Company (if applicable) and consideration of the other factors described under "Executive Compensation Philosophy" on page 31. The following table summarizes the annualized 2024 base salary (effective as of March 1, 2024), the 2024 target bonus and the respective percentage increase relative to 2023 for both of those amounts for each NEO:

Name	2024 Annualized Base Salary ($)	% Increase Relative to 2023	2024 Target Bonus ($)	% Increase Relative to 2023
Kevin A. Lobo	1,450,000	3.6%	2,175,000	3.6%
Glenn S. Boehnlein	800,000	5.3%	800,000	5.3%
J. Andrew Pierce	755,000	4.1%	679,500	4.1%
Spencer S. Stiles	755,000	4.1%	679,500	4.1%
Viju S. Menon	650,000	4.0%	552,500	4.0%
In addition, performance stock units and stock options were awarded to all of the NEOs in February 2024. See "Long-Term Incentive Compensation" beginning on page 37 .

2024 Compensation Elements
Each of the compensation elements and its purpose is described below.
Base Salary: Base salary is provided to our NEOs to compensate them for the basic value of their job, their time and proficiency in the position and the value of their job relative to other positions in the Company. We review each NEO's salary and performance annually and make decisions about amounts and adjustments. Factors that are considered in determining the executive's salary include performance, job experience, individual role responsibilities, comparisons among positions internally and market comparison data. Base salary levels for 2024 were approved by the Compensation and Human Capital Committee or, in the case of Mr. Lobo, the independent members of the Board.
Annual Bonus: Individually structured short-term bonus plans under our Executive Bonus Plan are intended to motivate and reward our NEOs for achieving and exceeding specific annual performance goals. The Compensation and Human Capital Committee approved the 2024 bonus plan target opportunities, bonus plan goals and actual bonus payments for our NEOs other than Mr. Lobo whose 2024 bonus plan target opportunity, bonus plan goals and actual bonus payment were approved by the independent directors of the Board. The primary focus of the 2024 bonus goals for our NEOs was total Stryker performance. In the case of Mr. Pierce and Mr. Stiles, the bonus goals also focused on the performance of the groups for which they were responsible. In addition, a potential modifier to the total bonus payout was included in each NEO's bonus plan, which considered progress toward our CR commitments on carbon reduction and inclusion. The Compensation and Human Capital Committee also considered quality and compliance performance in 2024 when determining final bonus payouts for the NEOs.
For 2024, each NEO's bonus plan designated that adjusted consolidated operating income of $4.48 billion (equal to 80% of the target adjusted consolidated operating income amount in the core bonus) had to be achieved before any portion of the bonus could be earned. In addition, each measure in our NEOs' bonus plans designated a threshold level of performance that had to be achieved before any bonus could begin to be earned for that measure. Each 2024 bonus plan included an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus, which is included in the "Maximum Bonus Opportunity" column in the table below, if 2024 goals for sales on a constant currency basis, adjusted operating income and adjusted net earnings per diluted share were achieved. Unlike in 2023, free cash flow excluding recall payments was not an overachievement measure in the 2024 bonus plans for the NEOs, although it remained a core bonus measure in 2024. The maximum payout that could be earned under the NEO bonus plans was 200% of the target bonus opportunity.
Sales on a constant currency basis excludes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Sales on a constant currency basis is calculated by translating the actual results at the foreign currency exchange rate used when establishing the target amounts. Adjusted operating income and adjusted operating income margin include adjustments for certain items that may not be indicative of, or are unrelated to, our core operating results. Free cash flow excluding recall payments is calculated by adjusting cash provided by operating activities by the amount of purchases of property, plant and equipment and proceeds from long-lived asset disposals and removing the impact of certain legal settlements and recall payments. When calculating payouts related to sales on a constant currency basis, adjusted operating income and adjusted operating income margin (for purposes of the core bonus measure), the impact of acquisitions that occur after the target amounts are established is typically excluded. Adjusted operating income, adjusted operating income margin, adjusted net earnings per diluted share and free cash flow excluding recall payments are non-GAAP financial measures. Information with respect to adjustments made to GAAP operating income, GAAP net earnings per diluted share and GAAP cash provided from operating activities in 2024, which resulted in the adjusted consolidated operating income, adjusted net earnings per diluted share and free cash flow excluding recall payments, respectively, used in the calculation of the NEOs' bonus awards, is described under "2024 Bonus Plans" beginning on page 34 and "Appendix A — Reconciliation of the Most Directly Comparable GAAP Measure to Non-GAAP Financial Measure."
For any payout to occur related to the constant currency sales overachievement bonus metric, adjusted operating income margin performance for the respective business unit (consolidated or group) must not have been more than 15 basis points below the target goal. For any payout to occur related to the adjusted operating income and adjusted net earnings per diluted share overachievement bonus metrics, adjusted consolidated operating income margin performance had to be equal to or greater than the target goal. The impact of changes in foreign currency exchange rates as well as the impact of any acquisitions and divestitures that occurred during the year are included in the measurement of adjusted operating income margin for purposes of determining overachievement eligibility.
The bonus payments for bonus eligible employees, including the NEOs, by their nature have the effect of reducing adjusted operating income margin performance. As a result, adjusted operating income margin performance impacted the level of overachievement payouts that could be made in bonus plans throughout the Company, including those of the NEOs, such that the aggregate overachievement payouts across the Company, if any, would result in adjusted operating income margin performance not being below the respective goal.
The individual NEO bonus plans are discussed in detail under "2024 Bonus Plans" beginning on page 34.
Under our Executive Bonus Plan, the Board and Compensation and Human Capital Committee may make adjustments to final bonus determinations within the framework of the maximum bonuses that can be awarded under the terms of the Executive Bonus Plan.
The table below provides the target bonus, maximum potential bonus reflecting the overachievement award opportunity discussed above, actual bonus payment and actual bonus payment as a percentage of target for each NEO in 2024:

Name	Target Bonus ($)	Maximum Bonus Opportunity ($)	Actual Bonus Payment ($)	Actual Bonus Payment as Percentage of Target
Kevin A. Lobo	2,175,000	4,350,000	2,936,250	135.0%
Glenn S. Boehnlein	800,000	1,600,000	1,080,000	135.0%
J. Andrew Pierce	679,500	1,359,000	917,325	135.0%
Spencer S. Stiles	679,500	1,359,000	917,325	135.0%
Viju S. Menon	552,500	1,105,000	745,875	135.0%
Our Executive Bonus Plan has a recoupment provision that is applicable in the event of either a material restatement of our financial statements as a result of misconduct or an officer's material misconduct or negligence that results in a material violation of a law or regulation or material Company policy. See "Recoupment and Clawback Policies" on page 41 for information regarding our recoupment policy that applies to all cash and equity incentive awards (including all time-vesting equity awards) and payments made pursuant to awards granted to elected corporate officers after 2014 as well as our clawback policy related to the recovery of incentive-based compensation for executive officers that complies with SEC rules and NYSE listing standards and was approved by our Board in October 2023.
Why We Chose Particular Performance Metrics and Goals
We generally established our 2024 bonus goals with a focus on our projected financial performance for the year and comparison to actual outcomes in 2023. We used sales, earnings and cash flow goals as the primary measures in the NEO bonus plans for the following reasons:
•These are key measures that are the objectives of our strategic plan;
•These metrics focus our NEOs on growth, profitability and cash generation/utilization, which are important for our long-term success;
•The goals for these metrics generally align with our financial projections; and
•We believe these are primary measures our investors monitor in evaluating our performance and making investment decisions regarding Stryker stock.
2024 Bonus Plans
The 2024 annual bonus goals and weightings for the NEOs are shown in the tables on pages 35 through 37. The following information is relevant to an understanding of those tables:
•Adjusted consolidated operating income of $4.48 billion (equal to 80% of the target adjusted consolidated operating income amount in the core bonus) had to be achieved before any portion of the bonus could be earned.
•Threshold is the performance required before any bonus accrues. Performance below the threshold level results in no bonus payment for that performance measure. Results for all quantitative bonus measures are prorated between threshold and target. For core bonus measures, meeting the threshold goal results in the payment of 50% of the bonus opportunity for that particular measure and meeting the target goal results in the payment of 100% of the bonus opportunity for the particular measure.
•Payout for each overachievement measure generally begins when performance exceeds the projected full-year value for the respective measure and is prorated between the threshold and target overachievement levels. Performance that is equal to or less than the threshold overachievement level results in no overachievement bonus payment for that performance measure. If the applicable adjusted operating income margin goal is not achieved, then an overachievement bonus payment cannot occur for that performance measure.
•The goals for quantitative performance measures are expressed as a percentage change from 2023 actual results to show the degree of change relative to the prior year to achieve bonus plan payment levels. For sales on a constant currency basis, adjusted operating income and adjusted operating income margin, the 2023 actual results used in the calculation of the percentage change include the impact of both acquisitions and changes in foreign currency exchange rates during 2023. We believe including these amounts in the 2023 actual results provides a more appropriate baseline for comparing to the 2024 goals.
•Bonus plan goals are based on the Company's financial results as reported in conformance with GAAP but may be adjusted at the Compensation and Human Capital Committee's discretion to reflect the impact of specified corporate transactions, changes in foreign currency exchange rates, accounting or tax changes and items that may not be indicative of or are unrelated to our core operating results so that the operating results of the Company are calculated on a comparable basis from year to year.
Information with respect to adjustments made to GAAP operating income in 2024 that resulted in the adjusted consolidated operating income used in the calculation of the NEOs' bonus awards is set forth in the following reconciliation (dollar values in millions), with adjustments made on a similar basis when determining the adjusted group operating income used in the calculation of the 2024 bonus awards for Mr. Pierce and Mr. Stiles:

Item	Year Ended December 31, 2024
Operating income, as reported	$3,689
Inventory stepped-up to fair value	46
Other acquisition and integration-related costs	108
Amortization of purchased intangible assets	623
Structural optimization and other special charges	138
Goodwill and other impairments	977
Medical device regulations	58
Recall-related matters	40
Regulatory and legal matters	36
Net currency adjustments	120
Operating income attributable to acquisitions that occurred during 2024	(9)
Adjusted operating income for bonus calculation	$5,826
Information with respect to adjustments made to GAAP cash provided from operating activities in 2024 that resulted in the free cash flow excluding recall payments used in the calculation of the NEOs' bonus awards is set forth in the following reconciliation (dollar values in millions):

Item	Year Ended December 31, 2024
Cash provided by operating activities	$4,242
Purchases of property, plant and equipment	(755)
Proceeds from long-lived asset disposals	19
Recall payments	46
Free cash flow excluding recall payments for bonus calculation	$3,552
•Refer to "Appendix A — Reconciliation of the Most Directly Comparable GAAP Measure to Non-GAAP Financial Measure" for information with respect to adjustments made to GAAP net earnings per diluted share in 2024 that resulted in the adjusted net earnings per diluted share used in the calculation of the NEOs' bonus awards.
•The total bonus payout was subject to a potential adjustment of up to +/-10% based on progress toward certain CR commitments.

Bonus Plan for Mr. Lobo, Mr. Boehnlein and Mr. Menon

	2024 Threshold		2024 Target		2024 Actual Performance
	Threshold	Goal as % Change of 2023 Actual	Target	Goal as % Change of 2023 Actual	Performance Level	Calculated Payout
Core Bonus Potential(1):
Adjusted operating income (20%)	$5.045 bil.	1.8%	$5.606 bil.	13.1%	$5.826 bil.	20.0%
Adjusted operating income margin (20%)	25.00%	3.4%	25.25%	4.5%	25.70%	20.0%
Constant currency sales (40%)	$21.092 bil.	2.9%	$22.202 bil.	8.3%	$22.670 bil.	40.0%
Free cash flow excluding recall payments (20%)	$2.656 bil.	(15.4)%	$3.320 bil.	5.7%	$3.552 bil.	20.0%

Overachievement Bonus Potential(1):
Adjusted operating income (35%)(2)	$5.606 bil.	13.1%	$5.830 bil.	17.7%	$5.826 bil.	7.1%
Constant currency sales (35%)	$22.202 bil.	8.3%	$22.868 bil.	11.6%	$22.670 bil.	24.6%
Adjusted net earnings per diluted share (30%)(2)	$11.87	12.0%	$12.46	17.5%	$12.19	3.3%

Potential Bonus Payout Modifier(1)(3):
Progress toward certain CR commitments (+/- 10%)	—	—	—	—	See note 3 below	0.0%

			Total Payout, as % of Target:			135.0%
______________
(1)The target weighting for each performance measure is noted in parentheses next to each measure.
(2)The overachievement payouts related to adjusted operating income and adjusted net earnings per diluted share were impacted by the requirement that the consolidated adjusted operating income margin target goal of 25.25% must be achieved for any payout to occur under these measures. The payout values for these measures are less than the amounts that would have been calculated had there not been an adjusted operating income margin requirement.

(3)The Compensation and Human Capital Committee determined not to apply any adjustment to the bonus payouts for the NEOs based on progress toward CR commitments.
Bonus Plan for Mr. Pierce

	2024 Threshold		2024 Target		2024 Actual Performance
	Threshold	Goal as % Change of 2023 Actual	Target	Goal as % Change of 2023 Actual	Performance Level	Calculated Payout
Core Bonus Potential(1)(2):
Adjusted operating income - group (10%)	$3.778 bil.	8.2%	$4.198 bil.	20.3%	$4.302 bil.	10.0%
Adjusted operating income - consolidated (10%)	$5.045 bil.	1.8%	$5.606 bil.	13.1%	$5.826 bil.	10.0%
Adjusted operating income margin - consolidated (20%)	25.00%	3.4%	25.25%	4.5%	25.70%	20.0%
Constant currency sales - group (20%)	$12.604 bil.	3.6%	$13.267 bil.	9.1%	$13.576 bil.	20.0%
Constant currency sales - consolidated (20%)	$21.092 bil.	2.9%	$22.202 bil.	8.3%	$22.670 bil.	20.0%
Free cash flow excluding recall payments (20%)	$2.656 bil.	(15.4)%	$3.320 bil.	5.7%	$3.552 bil.	20.0%

Overachievement Bonus Potential(1)(2):
Adjusted operating income - group (17.5%)(3)	$4.198 bil.	20.3%	$4.407 bil.	26.3%	$4.302 bil.	1.9%
Adjusted operating income - consolidated (17.5%)(3)	$5.606 bil.	13.1%	$5.830 bil.	17.7%	$5.826 bil.	3.9%
Constant currency sales - group (17.5%)	$13.267 bil.	9.1%	$13.665 bil.	12.4%	$13.576 bil.	13.6%
Constant currency sales - consolidated (17.5%)	$22.202 bil.	8.3%	$22.868 bil.	11.6%	$22.670 bil.	12.3%
Adjusted net earnings per diluted share (30%)(3)	$11.87	12.0%	$12.46	17.5%	$12.19	3.3%

Potential Bonus Payout Modifier(1)(4):
Progress toward certain CR commitments (+/- 10%)	—	—	—	—	See note 4 below	0.0%

			Total Payout, as % of Target:			135.0%
______________
(1)The target weighting for each performance measure is noted in parentheses next to each measure.
(2)Goals labeled as group are specific to the MedSurg and Neurotechnology Group that reports to Mr. Pierce.
(3)The overachievement payouts related to adjusted operating income - group, adjusted operating income - consolidated and adjusted net earnings per diluted share were impacted by the requirement that the consolidated adjusted operating income margin target goal of 25.25% must be achieved for any payout to occur under these measures. The payout values for these measures are less than the amounts that would have been calculated had there not been an adjusted operating income margin requirement.
(4)The Compensation and Human Capital Committee determined not to apply any adjustment to the bonus payouts for the NEOs based on progress toward CR commitments.

Bonus Plan for Mr. Stiles

	2024 Threshold		2024 Target		2024 Actual Performance
	Threshold	Goal as % Change of 2023 Actual	Target	Goal as % Change of 2023 Actual	Performance Level	Calculated Payout
Core Bonus Potential(1)(2):
Adjusted operating income - group (10%)	$2.156 bil.	(4.6)%	$2.396 bil.	5.9%	$2.446 bil.	10.0%
Adjusted operating income - consolidated (10%)	$5.045 bil.	1.8%	$5.606 bil.	13.1%	$5.826 bil.	10.0%
Adjusted operating income margin - consolidated (20%)	25.00%	3.4%	25.25%	4.5%	25.70%	20.0%
Constant currency sales - group (20%)	$8.488 bil.	1.8%	$8.935 bil.	7.2%	$9.094 bil.	20.0%
Constant currency sales - consolidated (20%)	$21.092 bil.	2.9%	$22.202 bil.	8.3%	$22.670 bil.	20.0%
Free cash flow excluding recall payments (20%)	$2.656 bil.	(15.4)%	$3.320 bil.	5.7%	$3.552 bil.	20.0%

Overachievement Bonus Potential(1)(2):
Adjusted operating income - group (17.5%)(3)	$2.396 bil.	5.9%	$2.516 bil.	11.2%	$2.446 bil.	2.7%
Adjusted operating income - consolidated (17.5%)(3)	$5.606 bil.	13.1%	$5.830 bil.	17.7%	$5.826 bil.	6.3%
Constant currency sales - group (17.5%)	$8.935 bil.	7.2%	$9.203 bil.	10.4%	$9.094 bil.	10.4%
Constant currency sales - consolidated (17.5%)	$22.202 bil.	8.3%	$22.868 bil.	11.6%	$22.670 bil.	12.3%
Adjusted net earnings per diluted share (30%)(3)	$11.87	12.0%	$12.46	17.5%	$12.19	3.3%

Potential Bonus Payout Modifier(1)(4):
Progress toward certain CR commitments (+/- 10%)	—	—	—	—	See note 4 below	0.0%

			Total Payout, as % of Target:			135.0%
______________
(1)The target weighting for each performance measure is noted in parentheses next to each measure.
(2)Goals labeled as group are specific to the Orthopaedics Group that reports to Mr. Stiles.
(3)The overachievement payouts related to adjusted operating income - group, adjusted operating income - consolidated and adjusted net earnings per diluted share were impacted by the requirement that the consolidated adjusted operating income margin target goal of 25.25% must be achieved for any payout to occur under these measures. The payout values for these measures are less than the amounts that would have been calculated had there not been an adjusted operating income margin requirement.
(4)The Compensation and Human Capital Committee determined not to apply any adjustment to the bonus payouts for the NEOs based on progress toward CR commitments.
Long-Term Incentive Compensation: In February 2024, our NEOs were awarded performance stock units and stock options. The target long-term incentive value mix for our NEOs is weighted more toward performance stock units than stock options. See “Primary Compensation Elements” under the "Summary Compensation Table" on page 44.
The performance stock units granted to the NEOs on February 7, 2024 ("2024 PSUs") will be earned based on the achievement of a pre-established threshold level of three-year average adjusted net earnings per diluted share growth of 2.0% or greater as of the last day of the performance period, with the actual number of shares earned being determined based on the actual average adjusted net earnings per diluted share growth as well as average reported net sales growth performance relative to a comparison group of companies over the January 1, 2024 to December 31, 2026 performance period as shown in the table below:

Average Adjusted Net Earnings Per Diluted Share Growth	Below Minimum	Minimum	Target	Maximum
Goal	< 6.0%	6.0%	8.0% to 10.0%	12.0%
Payout Level, as % of Target	0	50	100	200

Relative Average Reported Net Sales Growth	Percentile Ranking
Goal	Below 33rd	33rd	50th	75th and Above
Payout Level, as % of Target	0	50	100	200
The following is the comparison group of 18 companies that will be used when determining the relative average reported net sales growth performance for the 2024 PSUs:

Abbott Laboratories	GE HealthCare Technologies Inc. (the former Healthcare Segment of General Electric Company)	Siemens Healthineers AG
Agilent Technologies, Inc.		Smith & Nephew plc
Baxter International Inc.	Johnson & Johnson (MedTech Segment)	Thermo Fisher Scientific Inc.
Becton, Dickinson and Company	Laboratory Corporation of America Holdings	Solventum Corporation (the former Healthcare Segment of 3M Company)
Boston Scientific Corporation	Medtronic plc
Danaher Corporation	Quest Diagnostics Incorporated	Zimmer Biomet Holdings, Inc.
Fresenius Medical Care AG & Co. KGaA	Royal Philips (combined segments of Diagnosis & Treatment and Connected Care)

Any earned 2024 PSUs will vest and, along with any associated dividend equivalents, be settled in Common Stock in March 2027 following completion of the three-year performance period. The number of 2024 PSUs ultimately earned can range from 0% to 200% of the target award.
The stock options granted on February 7, 2024 to our NEOs have an exercise price of $339.77 per share. The exercise price for the stock options granted to our NEOs is equal to the closing price of our Common Stock as reported for NYSE Composite Transactions on the last trading day before the grant date. Such stock options have ten-year terms, vest as to 20% of the underlying shares on each of the first five anniversaries of the grant date and are subject to the other terms and conditions generally applicable to stock options granted to other key employees. Our equity incentive plans prohibit repricing stock options without shareholder approval.
The details of the 2024 stock award grants to the NEOs are provided in the "2024 Grants of Plan-Based Awards" table on page 44. Stock awards in 2024 for other key employees generally consisted of stock options and restricted stock units. Performance stock units, stock options and restricted stock units are granted to provide employees with a personal financial interest in Stryker's long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation package include:
•Aligning the personal and financial interests of management and other employees with shareholder interests;
•Balancing near-term considerations with a focus on improving the business and creating shareholder value over the long-term; and
•Providing a means to attract, motivate and retain a skilled management team.
Management made recommendations to the Compensation and Human Capital Committee about the stock award levels and terms for the NEOs other than the Chief Executive Officer, recommendations for whom were made by Semler Brossy to the Compensation and Human Capital Committee. The stock award levels for the NEOs other than the Chief Executive Officer were approved by the Compensation and Human Capital Committee after receiving recommendations from the Chief Executive Officer, and for the Chief Executive Officer were approved by the Compensation and Human Capital Committee subject to final approval by the independent members of the Board, which subsequently occurred. A number of factors are considered in determining the stock award levels for the NEOs, but the final award is ultimately a subjective decision. While the Compensation and Human Capital Committee did not apply specific performance measures or weightings to determine the individual NEO awards of performance stock units and stock options in 2024, factors considered included the level of responsibility and position within the Company, demonstrated performance over time, value to our future success, the level of retention value from prior awards, Company and business area performance in recent years, comparisons among positions internally, market comparison data and the other factors described under "Executive Compensation Philosophy" on page 31. The Compensation and Human Capital Committee also considered, in the aggregate for the Company, share availability under our equity plans, annual run rate, the financial expense of stock awards and potential shareholder dilution.
The terms and conditions of our stock awards include recoupment provisions that are applicable in the event of a violation of the non-compete agreement to which each recipient has agreed. See "Recoupment and Clawback Policies" on page 41 for information regarding our recoupment policy that applies to all cash and equity incentive awards (including all time-vesting equity awards) and payments made pursuant to awards granted to elected corporate officers after 2014 as well as our clawback policy related to the recovery of incentive-based compensation for executive officers that complies with SEC rules and NYSE listing standards and was approved by our Board in October 2023.
2022 Performance Stock Units: Results for the 2022-2024 Performance Period
In 2022, the Company granted performance stock units to members of our then executive leadership team. The vesting of all 2022 performance stock units ("2022 PSUs") was contingent on the achievement of certain specified performance metrics over a three-year performance period from January 1, 2022 to December 31, 2024. The 2022 PSUs were subject to a threshold performance target of the Company’s achievement of average adjusted net earnings per diluted share growth of 3.0% or greater as of the last day of the performance period (the "Threshold Performance Target"). The Compensation and Human Capital Committee chose this measure as the Threshold Performance Target for the 2022 PSUs in order to require that a minimum level of earnings growth be achieved before any portion of the 2022 PSUs would vest. If the Threshold Performance Target was achieved, grantees would become eligible to vest in up to 200% of their 2022 PSUs, subject to further achievement of two equally weighted financial measures (average adjusted net earnings per diluted share growth and average reported net sales growth relative to a comparison group of companies) over the same three-year performance period. The Compensation and Human Capital Committee chose these as measures for the 2022 PSUs in order to focus the executive leadership team on longer-term growth and profitability. The Compensation and Human Capital Committee also believed that it was important to have a measure that assessed the Company's growth on a relative basis, which resulted in the use of average reported net sales growth relative to a comparison group. We believe our investors monitor these measures in evaluating our performance and making investment decisions regarding Stryker stock.
Following the completion of the three-year performance period, the Compensation and Human Capital Committee determined in March 2025 that the Threshold Performance Target had been achieved and, accordingly, our NEOs were eligible to vest in up to 200% of their 2022 PSUs. Under the terms of the 2022 PSUs, once the Threshold Performance Target is achieved, the Compensation and Human Capital Committee can exercise negative discretion to reduce the number of 2022 PSUs that vest for our NEOs. Vesting of 50% of each NEO's target number of 2022 PSUs was based on the Company's achievement of average reported net sales growth relative to a comparison group of companies and the remaining 50% of each NEO's target number of 2022 PSUs was based on the Company's achievement of average adjusted net earnings per diluted share growth. The 2022 PSUs vested and, along with the associated dividend equivalents, were settled in Common Stock on March 21, 2025.
The following is the comparison group of 18 companies used to determine the relative average reported net sales growth performance for the 2022 PSUs:

Abbott Laboratories	GE HealthCare Technologies Inc. (the former Healthcare Segment of General Electric Company)	Siemens Healthineers AG
Agilent Technologies, Inc.		Smith & Nephew plc
Baxter International Inc.	Johnson & Johnson (MedTech Segment)	Thermo Fisher Scientific Inc.
Becton, Dickinson and Company	Laboratory Corporation of America Holdings	Solventum Corporation (the former Healthcare Segment of 3M Company)
Boston Scientific Corporation	Medtronic plc
Danaher Corporation	Quest Diagnostics Incorporated	Zimmer Biomet Holdings, Inc.
Fresenius Medical Care AG & Co. KGaA	Royal Philips (combined segments of Diagnosis & Treatment and Connected Care)

These companies were selected for comparison because, at the time the 2022 PSUs were granted, they competed with Stryker for market share and/or executive talent. Consistent with the terms of the 2022 PSUs, Cerner Corporation, which was originally included in the comparison group when the 2022 PSUs were granted, was excluded from the performance calculation because it was acquired and did not report sales growth data for the entire performance period. As permitted by the terms and conditions applicable to the 2022 PSUs, the Compensation and Human Capital Committee modified the calculation of average reported net sales growth to adjust for distortions caused by significant acquisitions and divestitures involving companies in the comparison group. This adjustment to the calculation of average reported net sales growth is consistent with the methodology that the Compensation and Human Capital Committee has used for other PSUs awards, beginning with the 2013 performance stock units.
The table below presents the performance goals, the performance results for average adjusted net earnings per diluted share growth (to which no changes were made) and for relative average reported net sales growth, as adjusted by the Compensation and Human Capital Committee as described above, and the calculated payouts for the 2022 PSUs:

Average Adjusted Net Earnings Per Diluted Share Growth	Below Minimum	Minimum	Target	Maximum	Actual
Goal	< 6.0%	6.0%	9.0%	12.0%	10.4%
Earned 2022 PSUs, as % of Target	0	50	100	200	147
Weighted-Average (50%) Earned 2022 PSUs, as % of Target					74

Relative Average Reported Net Sales Growth	Percentile Ranking				Actual
Goal	Below 33rd	33rd	50th	75th and Above	94th
Earned 2022 PSUs as % of Target	0	50	100	200	200
Weighted-Average (50%) Earned 2022 PSUs, as % of Target					100

Total 2022 PSUs earned, as % of Target(1)					174
______________
(1) The value of the earned 2022 PSUs excludes the associated dividend equivalents.
For those NEOs who were granted 2022 PSUs, the number and market value of the 2022 PSUs that have been earned but remained unvested until March 21, 2025 are included in the "Number of Shares or Units of Stock That Have Not Vested" and "Market Value of Shares or Units of Stock That Have Not Vested" columns of the "Outstanding Equity Awards at 2024 Fiscal Year-End" table on page 46.
Retirement Plans: We offer a defined contribution 401(k) plan — the Stryker Corporation 401(k) Savings and Retirement Plan ("401(k) Plan") — that is available to all eligible U.S. employees, including the NEOs, as well as a nonqualified supplemental defined contribution plan — the Stryker Corporation Supplemental Savings and Retirement Plan ("Supplemental Plan") — in which certain employees, including the NEOs, may participate. The purpose of these plans is to assist our employees and executives with retirement income savings and increase the attractiveness of employment at Stryker. The Supplemental Plan is designed to provide a consistent level of benefit as a percentage of current compensation by restoring benefits that would otherwise be limited due to the covered compensation limits under the tax-qualified 401(k) Plan. The amounts of the Company's matching contribution to the accounts of each NEO are determined by the NEO's eligible compensation and individual contribution rate. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($23,000 annual deferral and $345,000 compensation in 2024). In addition to the Company match, the Company has historically made a discretionary contribution in March of each year equal to 7% of the prior year's eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including the NEOs. The amounts contributed under the 401(k) Plan and the Supplemental Plan for 2024 on behalf of each NEO are included in the "All Other Compensation" column of the "Summary Compensation Table" on page 43. Additionally, the amounts contributed under the Supplemental Plan for 2024 on behalf of each NEO and their account balance under the Supplemental Plan, along with a description of the 401(k) Plan and Supplemental Plan, are provided in the table on page 47 and the associated narrative.
We have defined benefit pension programs for some employees in certain international locations; however, no NEO participates in any defined benefit pension plan sponsored by Stryker.
Health and Welfare Benefits Plans: We provide benefits, such as medical, prescription, dental, vision, life insurance and disability coverage, to each NEO under the same benefits plans that we offer to all our eligible U.S.-based employees. The benefits plans are part of our overall total compensation offering and provide appropriate healthcare coverage and security for our employees and their families at costs affordable to the Company. The Company does not pay for any form of post-retirement healthcare benefits for any employee.

Perquisites: We provide limited perquisites and personal benefits based on considerations unique to each NEO position. We believe our practices regarding perquisites are conservative to market. In 2024, we paid for costs associated with an executive physical examination for all of our NEOs who had such an examination.
In addition, we have a policy, which was approved by the independent directors of the Board, that provides for the personal use of aircraft by Mr. Lobo and his immediate family members. The Board believes the policy maximizes the efficient use of Mr. Lobo's travel time and helps to ensure his personal safety and security. Mr. Lobo is the only Stryker employee allowed to use aircraft for personal use. Such personal use is subject to an annual hour limitation of 60 hours. The annual hour limitation and the actual personal use by Mr. Lobo and his immediate family members is reviewed annually by the Board. The benefit to Mr. Lobo associated with personal use of aircraft is imputed as income for tax purposes at Standard Industry Fare Level rates and he is responsible for paying the associated taxes.
In accordance with SEC disclosure requirements, the perquisites and other personal benefits are included in the "All Other Compensation" column of the "Summary Compensation Table" for 2024 on page 43 and are identified for Mr. Lobo, who was the only NEO for whom the total value was $10,000 or greater.

Impact of Decisions Regarding One Compensation Element on Decisions Regarding Other Compensation Elements
Our practice is to review each NEO's compensation elements individually and monitor the total of the various elements. We consider each element and the total against our compensation objectives as stated in our executive compensation philosophy. Decisions related to one compensation element (e.g., bonus payment earned) generally do not materially affect decisions regarding any other element (e.g., stock award grants) because the objectives of each element differ. For example, we intend bonus payments to reward short-term performance for achievement of annual bonus plan goals, while we make decisions related to stock awards to align the interests of the recipients with the Company's long-term performance and enhance our retention hold on recipients.
Our 401(k) Plan and Supplemental Plan are funded on an annual basis and do not result in potential future liabilities to the Company. Decisions about these plans do not impact outcomes related to salary or bonus decisions for our NEOs and vice versa.
Positions at higher levels at Stryker generally have a greater emphasis on variable pay elements of bonus and stock awards, although no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered through any compensation element.

Equity Plans and Equity-Based Compensation Award Granting Policy
The Company provides the following discussion of the timing of option awards in relation to the disclosure of material nonpublic information, as required by Item 402(x) of Regulation S-K. We have adopted a granting policy covering all stock awards (including stock options), both off-cycle (including hire-on) and ongoing annual grants. Under the policy, stock awards are granted by the Compensation and Human Capital Committee, subject to approval by the Board in the case of grants to non-employee directors, and approval by the independent directors of the Board in the case of grants to the Chief Executive Officer. Generally, the granting of stock awards occurs on a pre-determined schedule, as described below. The Compensation and Human Capital Committee has delegated to the Chief Executive Officer the authority to make "off-cycle grants" to new employees as a result of the acquisition of another company, in situations where we are seeking to attract a senior level hire or recognize an employee for significant achievements or in other special circumstances. In 2024 we made off-cycle grants to new hires, including those who became employees as a result of an acquisition, and to select employees to recognize significant achievements and create retention incentives. Annual limits for off-cycle grants are defined both per individual employee (20,000 shares) and in the aggregate (300,000 shares), with shares issuable in connection with awards other than stock options being counted against such limits as 2.86 shares under our 2011 Long-Term Incentive Plan, as amended or restated from time to time (the "2011 Plan").
The fair market value of Stryker stock used to establish the exercise price of all options is the closing sales price per share as reported for NYSE Composite Transactions for the last trading day prior to the grant date. No stock grant is backdated and the timing of the public release of material information or the grant of any stock award is not established with the intent of unduly benefiting a grantee under a stock award. The Compensation and Human Capital Committee and, with respect to the Chief Executive Officer’s stock awards, the independent directors of the Board, do not take material nonpublic information into account when determining the timing and terms of stock awards. Instead, the timing of grants is in accordance with the compensation cycle described below. Each annual grant and off-cycle grant of equity-based compensation is awarded on a pre-determined date as follows:
•The annual grant of stock awards for employees is generally made on the date of the February meeting of the Board. The annual grant of stock awards for non-employee directors is generally made on the date of the Board meeting that coincides with our annual meeting of shareholders. Any change in the annual grant date for employees or non-employee directors must be made with the prior approval of the Board.
•Off-cycle awards may be granted by the Chief Executive Officer, pursuant to delegated authority from the Compensation and Human Capital Committee, on or around the first business day of May, August or November following the date of hire or the determination that an award is warranted in other circumstances. Off-cycle awards are reported to the Compensation and Human Capital Committee and the Board at their next regular meetings.
The stock awards to our NEOs have historically included performance stock units, stock options, and occasionally, restricted stock units. Where permissible by law, we require U.S. employees who receive stock awards to sign a version of the Company's confidentiality, non-competition and non-solicitation agreement. The terms and conditions of our stock awards include recoupment provisions that are applicable in the event of a violation of the non-compete agreement to which each of our NEOs has agreed.
The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation. Any coordination between a grant of stock awards and the release of information that could be expected to affect such grant’s value is generally precluded by the granting policy and pre-determined schedule, using the methodology described above.

During 2024, there were no stock option awards granted to any NEO within four business days before, or within one business day after, the filing of any report on Forms 10-K, 10-Q, or 8-K that disclosed material nonpublic information.

Executive and Non-Employee Director Stock Ownership Guidelines
Encouraging long-term ownership of Stryker stock among our management and directors is an important aspect of our executive compensation policies and practices. This reflects our conviction that all senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of management and our shareholders. Stryker has stock ownership guidelines in place for all non-employee directors, executive leadership team members and select other senior management positions in the Company. The policy provides that 25% of the net shares from option exercises cannot be sold until the participant exceeds the applicable ownership guideline. Executives and non-employee directors in compliance with the ownership guidelines may generally exercise stock options and sell the underlying shares, once vested, as long as they continue to meet the ownership guidelines. In 2024, our stock ownership requirements for our non-employee directors and NEOs were:

Position	Market Value of Stock Owned	Expected Time Period to Comply
Non-Employee Directors	$600,000	5 years
Chief Executive Officer	5 times salary	5 years
Other NEOs	3 times salary	5 years
For stock ownership guideline calculation purposes, stock owned includes shares owned outright, including 401(k) Plan shares, as well as restricted stock units awarded (for employees, using an estimate of the net number of shares to be received after taxes; for non-employee directors, using the entire awarded amount as the Company generally does not withhold taxes upon vesting for non-employee directors), but does not include outstanding performance stock units or stock options. The Compensation and Human Capital Committee receives an annual update from management on compliance with the ownership guidelines. As of December 31, 2024, all of our non-employee directors and all of the NEOs subject to the ownership guidelines at that time were at or above the applicable stock ownership guideline requirement or projected to be by their targeted compliance date. The Compensation and Human Capital Committee periodically reviews the guideline requirements to ensure they continue to be appropriate.

Prohibition of Hedging and Pledging Transactions
The Company has adopted an insider trading policy governing the purchase, sale and/or other disposition of the Company’s securities that is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. Our Insider Trading Guidelines prohibit short sales of and option trading on Stryker stock and prohibit our directors and officers, and other employees of Stryker subject to the Insider Trading Guidelines, and their designees from engaging in hedging transactions, such as (but not limited to) zero-cost collars, equity swaps, exchange funds and forward sale contracts, that may allow such individual to continue to own Stryker securities without the full risks and rewards of ownership. Our Insider Trading Guidelines also prohibit holding Stryker securities in a margin account or otherwise pledging Stryker securities as collateral for a loan, except for Stryker securities that had been pledged as of the effective date of the Insider Trading Guidelines or that already have been pledged at the time an individual becomes subject to the Insider Trading Guidelines. A copy of the Insider Trading Guidelines is filed as Exhibit 19 to our 2024 Annual Report on Form 10-K for our fiscal year ended December 31, 2024.

Recoupment and Clawback Policies
In 2015, our Board adopted a recoupment policy that applies uniformly to all cash and equity incentive awards (including all time-vesting equity awards) and payments made pursuant to awards granted to our elected corporate officers after 2014. Under this policy, the Compensation and Human Capital Committee may require recoupment from an elected officer if it determines that it is in the best interest of the Company to do so and the amount of the incentive compensation was based upon the achievement of certain financial results that were subsequently reduced due to a material restatement as a result of misconduct and would have been lower had it been based upon the restated financial results or the elected officer engaged in material misconduct or was negligent in exercising his or her supervisory responsibility to manage or monitor conduct or risks, in each case that resulted in a material violation of a law or regulation or a material Company policy relating to manufacturing, sales or marketing of our products, including improper payments to foreign officials to obtain or retain business, that caused significant harm to the Company. We will publicly disclose recoupment of compensation under this policy in situations where the Board determines that it is in the best interests of the Company and our shareholders to do so.
In October 2023, our Board adopted a separate, mandatory clawback policy in compliance with SEC rules and NYSE listing standards related to the incentive-based compensation recovery provisions of the Dodd-Frank Act. The mandatory clawback policy generally requires recoupment of erroneously awarded incentive-based compensation (including any compensation granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure) received by current and former executive officers (as defined in Rule 10D-1 of the Exchange Act), including our NEOs during the three completed fiscal years immediately preceding the date that Stryker is required to prepare an accounting restatement due to Stryker's material noncompliance with any financial reporting requirement under U.S. federal securities laws. As required by the SEC rules and NYSE listing standards, we will publicly disclose the details of any such clawback of incentive-based compensation.

Employment Agreements and Severance Policy
We generally do not provide employment agreements, with the exception of unique circumstances or if such agreements are customary in foreign countries. We have no employment or severance agreement in place with any NEO. We have in the past made, and are likely in the future to make, separation payments to persons who were NEOs based on the specific facts and circumstances.

Company Tax and Accounting Issues
In general, consideration is given to the tax and accounting treatment of our compensation plans at the time of developing the plans, when making changes to plans, in light of any regulatory changes or when making specific compensation decisions related to individual elements. The accounting treatments considered include any that may apply to amounts awarded or paid to our NEOs. The tax considerations include Sections 162(m) and 409A of the Internal Revenue Code.
Deductibility of Executive Compensation: In evaluating the compensation programs covering our NEOs and making decisions related to payments, the Compensation and Human Capital Committee generally has considered the potential impact on the Company of Section 162(m) of the Internal Revenue Code and the limits of deductibility on compensation in excess of $1 million. The Compensation and Human Capital Committee generally intends to maximize deductibility of compensation under Section 162(m) to the extent consistent with our overall compensation program objectives, but it may authorize compensation that does not meet the requirements of, or that is not deductible under, Section 162(m), if it determines such payments are appropriate.
Share-Based Compensation: We account for compensation expense from our stock awards in accordance with the Compensation — Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification ("FASB Codification") that requires companies to measure the cost of employee stock awards based on the grant date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the stock awards, typically the vesting period. We consider the impact on the Company's compensation expense when determining and making stock awards.

2025 Compensation Decisions
The table below summarizes the 2025 compensation decisions that were made in February 2025 for the 2024 NEOs other than Mr. Boehnlein. These decisions will be more fully discussed in the proxy statement for our 2026 annual meeting.

Name	Annualized Base Salary ($)	Target Bonus ($)	Number of Performance Stock Units at Target (#)(1)	Number of Stock Options (#)(2)
Kevin A. Lobo	1,500,000	2,250,000	24,466	48,936
J. Andrew Pierce	800,000	760,000	6,728	13,458
Spencer S. Stiles	800,000	760,000	6,728	13,458
Viju S. Menon	680,000	578,000	4,128	8,258
______________
(1) Key design features for the 2025 performance stock units include the following:
•In order to earn any shares, a pre-established threshold level of three-year average adjusted net earnings per diluted share growth must be achieved, with the actual number of shares earned based on actual average adjusted net earnings per diluted share growth and average reported net sales growth relative to a comparison group of companies over the three-year performance period;
•Payout range of 0% to 200% of the target award; and
•Settled in Common Stock in early 2028 following the completion of the three-year performance period.
(2) Stock options to purchase shares of the Company's Common Stock were granted at an exercise price of $392.39 per share (the closing price as reported for NYSE Composite Transactions on February 4, 2025, the last trading day before the grant date).

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, on the basis of such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Allan C. Golston, Chair
Mary K. Brainerd
Giovanni Caforio, M.D.
Sherilyn S. McCoy

Members of the Compensation and Human Capital Committee

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table summarizes all compensation awarded to, earned by or paid to each of the Company's NEOs during each of the last three fiscal years. The additional tables that follow the Summary Compensation Table are intended to be supporting presentations to the Summary Compensation Table. Most compensation elements in the supporting tables are aggregated and included in the Summary Compensation Table. You should refer to the section entitled "Compensation Discussion and Analysis" beginning on page 30 to help you understand the compensation practices and programs resulting in the compensation elements in these tables. A narrative description of the material factors necessary to understand the information in the Summary Compensation Table is provided following the table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kevin A. Lobo	2024	1,441,667	8,699,604	8,003,983	2,936,250	897,865	21,979,369
Chair, Chief Executive	2023	1,391,667	6,652,884	8,410,645	3,780,000	532,651	20,767,847
Officer and President	2022	1,343,833	6,525,629	8,729,415	1,505,790	458,547	18,563,214
Glenn S. Boehnlein	2024	793,334	2,723,253	2,505,420	1,080,000	237,747	7,339,754
Vice President,	2023	755,834	2,020,239	2,554,149	1,368,000	143,262	6,841,484
Chief Financial Officer(1)	2022	730,833	1,893,766	2,533,314	546,546	148,822	5,853,281
J. Andrew Pierce	2024	750,000	2,541,612	2,338,707	917,325	211,695	6,759,339
Group President, MedSurg	2023	720,833	1,971,068	2,491,904	1,174,500	131,544	6,489,849
and Neurotechnology	2022	695,833	1,893,766	2,533,314	475,020	144,944	5,742,877
Spencer S. Stiles	2024	750,000	2,541,612	2,338,707	917,325	211,695	6,759,339
Group President,	2023	720,833	1,971,068	2,491,904	1,174,500	129,042	6,487,347
Orthopaedics	2022	695,833	1,893,766	2,533,314	452,277	136,684	5,711,874
Viju S. Menon	2024	645,833	1,573,770	1,447,799	745,875	176,229	4,589,506
Group President, Global	2023	616,667	1,231,918	1,557,388	956,250	107,811	4,470,034
Quality and Operations	2022	571,667	1,125,775	1,506,304	363,435	110,744	3,677,925
______________
(1)Mr. Boehnlein has elected to retire from his role as Vice President, Chief Financial Officer effective April 1, 2025 and will continue to be employed (in a non-executive officer capacity) as Advisor to the Chief Executive Officer from April 1, 2025 through March 31, 2026.
Salary: This column represents the base salary paid to the NEO during the reported year. This column includes the portion of salary payments deferred into our 401(k) Plan and Supplemental Plan.
Stock Awards: This column represents the aggregate grant date fair value of performance stock units, calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. The grant date fair value of the performance stock units reflected in the table is based on the target level performance, which was the probable outcome of the performance conditions on the grant date. The grant date fair value of the NEOs' 2024 performance stock unit awards, if earned at maximum levels (200% of target), was $17,399,209, $5,446,506, $5,083,223, $5,083,223 and $3,147,541 for Mr. Lobo, Mr. Boehnlein, Mr. Pierce, Mr. Stiles and Mr. Menon, respectively. For a more detailed discussion of the assumptions used to calculate the fair value of our stock awards, refer to Note 1 to the consolidated financial statements contained in our 2024 Annual Report on Form 10-K for our fiscal year ended December 31, 2024.
Option Awards: This column represents the aggregate grant date fair value of stock option awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model assumptions that are discussed under "Grant Date Fair Value of Stock and Option Awards" on page 45.
Non-Equity Incentive Plan Compensation: This column reflects the bonus plan amounts earned by the NEOs during the reported year and paid in February of the following year under our Executive Bonus Plan. This column also includes any portion of such payments that each NEO deferred into the 401(k) Plan and Supplemental Plan.
All Other Compensation: This column includes the following items for 2024:
•401(k) Plan matching contributions and discretionary contributions made in March 2025 pertaining to the 2024 Plan year, in the amount of $35,650 for each NEO.
•Supplemental Plan matching contributions and discretionary contributions made in March 2025 pertaining to the 2024 Plan year, in the amounts of $538,733, $202,097, $176,045, $176,045 and $140,579 for Mr. Lobo, Mr. Boehnlein, Mr. Pierce, Mr. Stiles and Mr. Menon, respectively.
•In accordance with SEC disclosure requirements, perquisites and personal benefits received by any NEO must be identified by type if the total value was $10,000 or more. Mr. Lobo is the only NEO for whom perquisites and personal benefits exceeded $10,000 in 2024. These benefits for Mr. Lobo include costs associated with an executive physical examination and the aggregate incremental cost of $321,957 for personal use of aircraft by Mr. Lobo and his family members. The incremental cost of usage of Company aircraft is based on variable operating costs, such as the cost of fuel, aircraft maintenance, engine reserves, crew travel, landing fees, hourly fees, ramp fees and other miscellaneous variable costs. The incremental cost of Company aircraft usage excludes items that do not change based on usage, such as pilot salaries, insurance, depreciation, aircraft management fees and other fixed costs. In cases when chartered aircraft are used, the incremental cost of usage is generally equal to the amount that the Company pays for the personal use of the chartered aircraft. The aggregate incremental cost related to personal use of aircraft will differ from year to year based on factors such as destination of flights, whether it is determined to be more prudent to use Company aircraft or chartered aircraft for specific flights, the duration of flights and the variable operating costs for Company aircraft at the time of travel or the cost of chartered aircraft at the time of travel. The benefit to Mr. Lobo associated with personal use of aircraft was imputed as income for tax purposes at Standard Industry Fare Level rates and he paid the associated taxes.
The Compensation and Human Capital Committee has directed that the Company avoid the use of tax gross-ups on perquisites and personal benefits for NEOs except for relocation expenses and items related to expatriate assignments and in isolated cases where particular circumstances warrant.
Primary Compensation Elements: The following table indicates the percentages of our three primary compensation elements of salary, actual bonus and stock awards consisting of performance stock units and stock options, in relation to the total of such elements for each NEO for 2024:

Name	Salary	Bonus Plan Payment	Performance Stock Units Grant Date Value(1)	Stock Option Grant Date Value using Black-Scholes(1)
Kevin A. Lobo	7%	14%	41%	38%
Glenn S. Boehnlein	11%	15%	39%	35%
J. Andrew Pierce	11%	14%	39%	36%
Spencer S. Stiles	11%	14%	39%	36%
Viju S. Menon	14%	17%	36%	33%
______________
(1)    Uses aggregate grant date fair value in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for 2024 awards of performance stock units and stock option grants. See "Grant Date Fair Value of Stock and Option Awards" on page 45.

2024 Grants of Plan-Based Awards
The table below sets forth additional information regarding the range of annual bonus plan payout potential for 2024, the range of payout potential for performance stock unit awards ("PSUs") granted in 2024 and the stock options granted to the NEOs in 2024 that are disclosed in the "Summary Compensation Table" on page 43.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
K. Lobo
Annual Bonus	—	1,087,500	2,175,000	4,350,000							—
PSUs	2/7/2024				12,692	25,384	50,768				8,699,604
Stock Options	2/7/2024							67,695	339.77	342.72	8,003,983
G. Boehnlein
Annual Bonus	—	400,000	800,000	1,600,000							—
PSUs	2/7/2024				3,972	7,946	15,892				2,723,253
Stock Options	2/7/2024							21,190	339.77	342.72	2,505,420
J. Pierce
Annual Bonus	—	339,750	679,500	1,359,000							—
PSUs	2/7/2024				3,708	7,416	14,832				2,541,612
Stock Options	2/7/2024							19,780	339.77	342.72	2,338,707
S. Stiles
Annual Bonus	—	339,750	679,500	1,359,000							—
PSUs	2/7/2024				3,708	7,416	14,832				2,541,612
Stock Options	2/7/2024							19,780	339.77	342.72	2,338,707
V. Menon
Annual Bonus	—	276,250	552,500	1,105,000							—
PSUs	2/7/2024				2,296	4,592	9,184				1,573,770
Stock Options	2/7/2024							12,245	339.77	342.72	1,447,799

Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Amounts in these columns represent the possible range (threshold to target to maximum) of cash payments possible under the 2024 individual bonus plans for the NEOs. A minimum level of adjusted consolidated operating income must have been achieved before any portion of the bonus could be earned. If the minimum level was achieved, a threshold level of performance related to each bonus measure must have been achieved to earn a payout related to the respective measure. In addition, the total bonus payout was subject to a potential adjustment of up to +/-10% based on progress toward certain CR commitments. The "Summary Compensation Table" on page 43 shows the actual non-equity incentive plan payments received for 2024.
Estimated Future Payouts Under Equity Incentive Plan Awards: Amounts in these columns represent the possible range (threshold to target to maximum) of performance stock units, which will be settled in shares of Common Stock, that would be earned based on the achievement of pre-established goals for the 2024 to 2026 performance period. A minimum level of three-year average adjusted net earnings per diluted share must be achieved before any performance stock units can be earned. Even if the minimum level is achieved, the number of performance stock units earned could be zero if performance is below threshold for each performance measure.
All Other Option Awards: Number of Securities Underlying Options, Exercise or Base Price of Option Awards and Closing Market Price on Grant Date: The stock option grants are shown in number of shares. The exercise price of all option awards is the closing market price of our Common Stock on the last trading day before the grant date in accordance with the terms of our equity-based compensation plans.
Grant Date Fair Value of Stock and Option Awards: This column represents the grant date fair value of performance stock units, based on the target level achievement, and stock options granted in 2024, calculated in accordance with the provisions of the Compensation — Stock Compensation Topic of the FASB Codification.
The performance stock unit awards that were granted in February 2024, if earned based on achievement of the pre-established goals, will vest 100% on March 21, 2027. The actual value an NEO realizes from the awards of performance stock units will depend on the price of our Common Stock on the date of vesting and the number of shares earned.
The stock option grant date fair values throughout this Proxy Statement, unless otherwise noted, have been calculated using the Black-Scholes option pricing model and the assumptions for each year as set forth in the following table:

Black-Scholes Model Assumptions(1)	2024	2023	2022
Risk-free interest rate	4.3%	4.0%	1.8%
Expected dividend yield	1.1%	1.2%	1.0%
Expected stock price volatility	29.9%	29.0%	27.0%
Expected option life (years)	6.3	6.2	5.9
______________
(1)    The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company's stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.
The stock option awards that were granted in February 2024 have a ten-year term and become exercisable as to 20% of the underlying shares on each of the first five anniversary dates of the date of grant. The actual value an NEO realizes from the stock option grants will depend on the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

Outstanding Equity Awards at 2024 Fiscal Year-End
The table below sets forth information as to unexercised options and unvested performance stock units held by the NEOs on December 31, 2024 (dollar values, except option exercise price, are based on the closing price of our Common Stock of $360.05 as reported for NYSE Composite Transactions on December 31, 2024):

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin A. Lobo	2-10-16	206,955	—	96.64	2-09-26	—	—	—	—
	2-08-17	193,860	—	122.51	2-07-27	—	—	—	—
	2-07-18	162,190	—	154.14	2-06-28	—	—	—	—
	2-06-19	146,360	—	179.35	2-05-29	—	—	—	—
	2-05-20	99,840	24,960	216.35	2-04-30	—	—	—	—
	2-03-21	76,554	51,036	235.13	2-02-31	—	—	—	—
	2-02-22	51,288	76,932	248.60	2-01-32	44,507	16,024,745	—	—
	2-09-23	20,133	80,532	268.22	2-08-33	—	—	50,332	18,122,037
	2-07-24	—	67,695	339.77	2-06-34	—	—	50,768	18,279,018
Glenn S. Boehnlein	2-08-17	9,015	—	122.51	2-07-27	—	—	—	—
	2-07-18	38,925	—	154.14	2-06-28	—	—	—	—
	2-06-19	37,635	—	179.35	2-05-29	—	—	—	—
	2-05-20	29,580	7,395	216.35	2-04-30	—	—	—	—
	2-03-21	21,690	14,460	235.13	2-02-31	—	—	—	—
	2-02-22	14,884	22,326	248.60	2-01-32	12,916	4,650,406	—	—
	2-09-23	6,114	24,456	268.22	2-08-33	—	—	15,284	5,503,004
	2-07-24	—	21,190	339.77	2-06-34	—	—	15,892	5,721,915
J. Andrew Pierce	2-11-15	9,455	—	93.06	2-10-25	—	—	—	—
	2-10-16	13,840	—	96.64	2-09-26	—	—	—	—
	2-08-17	11,630	—	122.51	2-07-27	—	—	—	—
	2-07-18	10,135	—	154.14	2-06-28	—	—	—	—
	2-06-19	22,305	—	179.35	2-05-29	—	—	—	—
	2-05-20	21,260	5,315	216.35	2-04-30	—	—	—	—
	2-03-21	17,226	11,484	235.13	2-02-31	—	—	—	—
	2-02-22	14,884	22,326	248.60	2-01-32	12,916	4,650,406	—	—
	2-09-23	5,965	23,860	268.22	2-08-33	—	—	14,912	5,369,066
	2-07-24	—	19,780	339.77	2-06-34	—	—	14,832	5,340,262
Spencer S. Stiles	2-11-15	10,210	—	93.06	2-10-25	—	—	—	—
	2-10-16	13,840	—	96.64	2-09-26	—	—	—	—
	2-08-17	11,630	—	122.51	2-07-27	—	—	—	—
	2-07-18	10,135	—	154.14	2-06-28	—	—	—	—
	2-06-19	22,305	—	179.35	2-05-29	—	—	—	—
	2-05-20	21,260	5,315	216.35	2-04-30	—	—	—	—
	2-03-21	17,226	11,484	235.13	2-02-31	—	—	—	—
	2-02-22	14,884	22,326	248.60	2-01-32	12,916	4,650,406	—	—
	2-09-23	5,965	23,860	268.22	2-08-33	—	—	14,912	5,369,066
	2-07-24	—	19,780	339.77	2-06-34	—	—	14,832	5,340,262
Viju S. Menon	5-01-18	51,645	—	169.42	4-30-28	—	—	—	—
	2-06-19	24,395	—	179.35	2-05-29	—	—	—	—
	2-05-20	17,564	4,391	216.35	2-04-30	—	—	—	—
	2-03-21	13,398	8,932	235.13	2-02-31	—	—	—	—
	2-02-22	8,850	13,275	248.60	2-01-32	7,678	2,764,464	—	—
	2-09-23	3,728	14,912	268.22	2-08-33	—	—	9,320	3,355,666
	2-07-24	—	12,245	339.77	2-06-34	—	—	9,184	3,306,699
______________
(1)    All stock option awards vest as to 20% of the shares on each of the first five anniversary dates of the date of grant.
(2)    The numbers shown represent the 2022 PSUs for which the three-year performance period had concluded as of December 31, 2024 and which remained unvested until March 21, 2025.
(3)    The performance stock units awarded in 2023 and 2024 will be earned based on the achievement of pre-established goals covering the performance periods of 2023-2025 and 2024-2026, respectively. The numbers shown represent the maximum number of units (200% of the target number of PSUs that were granted) that can be earned, excluding dividend equivalents that cannot be calculated until the date of vesting. If earned, the 2023 PSUs vest on March 21, 2026 and the 2024 PSUs vest on March 21, 2027.

2024 Option Exercises and Stock Vested
The table below includes information related to options exercised by and restricted stock units and performance stock units, including dividend equivalents, vested in respect of each of the NEOs during 2024. The table also includes the value realized for such options, restricted stock units and performance stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin A. Lobo	156,890	43,295,364	38,678	13,660,683
Glenn S. Boehnlein	91,805	19,827,877	12,168	4,277,421
J. Andrew Pierce	10,230	2,370,905	9,966	3,530,092
Spencer S. Stiles	—	—	9,966	3,530,092
Viju S. Menon	—	—	8,035	2,816,735
______________
(1)    Calculated using the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.
(2)    Calculated using the market price of the underlying shares on the date of vesting.
Our NEOs must exercise stock options by their expiration date, which is ten years after the grant date, to avoid forfeiting the options. The values historically realized by our NEOs for stock option exercises have generally been significantly greater than the grant date fair value of the option awards due to strong stock price appreciation from when the options were granted to the date of exercise. We believe this has served the Company well as it demonstrates alignment with our compensation program objectives outlined in the "Compensation Discussion and Analysis" section beginning on page 30 of aligning the compensation of our NEOs with the interests of our shareholders and helping to attract, motivate and retain a skilled management team. Mr. Lobo realized $43,295,364 from the exercise of stock options in November 2024. All of the options that Mr. Lobo exercised in November 2024 were granted in February 2015 with an expiration date in February 2025. The stock price at the time of exercise was $369.02, representing appreciation of approximately 297% over the option exercise price of $93.06, which was established at the time the options were granted in February 2015.

2024 Pension Benefits
No NEO participates in any defined benefit pension plan sponsored by the Company.

2024 Nonqualified Deferred Compensation
NEOs are eligible to participate in the 401(k) Plan, a qualified defined contribution plan that is available to all eligible U.S. employees, and the Supplemental Plan, a nonqualified supplemental defined contribution plan in which select U.S.-based executives may participate. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($23,000 annual deferral and $345,000 compensation in 2024). The Supplemental Plan provides benefits comparable to the 401(k) Plan after Internal Revenue Code limits have been reached. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. In addition to the Company match, a discretionary Company contribution may be made to the 401(k) Plan and Supplemental Plan each year. For 2024, a discretionary contribution of 7% of eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including all of our NEOs, was paid in March 2025. The following table shows information about NEO participation in our Supplemental Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
Kevin A. Lobo	2,919,833	538,733	4,121,585	21,137,023
Glenn S. Boehnlein	185,634	202,097	1,441,756	7,059,015
J. Andrew Pierce	915,475	176,045	2,199,382	14,315,302
Spencer S. Stiles	404,350	176,045	827,852	5,996,717
Viju S. Menon	1,171,063	140,579	1,708,180	8,285,704
______________
(1)    These amounts were reported as compensation in 2024 in the "Salary" column and in 2023 in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" on page 43.
(2)    These amounts, contributed in March 2025 but earned for 2024, are included in the "All Other Compensation" column of the "Summary Compensation Table" on page 43 (along with 401(k) Plan matching contributions and discretionary contributions in the amount of $35,650 for each NEO).
(3)    None of the amounts reported in this column are reported in the "Summary Compensation Table" because we do not pay guaranteed, above-market or preferential earnings on deferred compensation under the Supplemental Plan.

(4)    Aggregate balance consists of employee and Company contributions and investment earnings. The 2024 year-end balance includes registrant contributions made in March 2025 that were earned in 2024. The following aggregate contribution amounts, comprised of executive contributions and registrant contributions, for 2023 and 2022 are included in the reported aggregate balance and were previously reported in the "Summary Compensation Table" as Salary, Non-Equity Incentive Plan Compensation or All Other Compensation for the NEOs:

Name	Aggregate Contributions in 2023 ($)	Aggregate Contributions in 2022 ($)
Kevin A. Lobo	1,495,046	1,758,892
Glenn S. Boehnlein	209,150	225,515
J. Andrew Pierce	581,577	973,717
Spencer S. Stiles	189,503	263,517
Viju S. Menon	778,537	807,215
Matching and discretionary contributions to our 401(k) Plan and Supplemental Plan vest based on the total service years of the participant as follows: 20% with two years of service; 40% with three; 60% with four; and 100% with five years of service.
Earnings on all amounts in the Supplemental Plan are based on the returns of the investment choices made by the individual. The selected funds and individual allocation may be changed by the participant at any time. The investment alternatives for the NEOs in the Supplemental Plan are identical to the investment alternatives for all eligible employees under the 401(k) Plan, except that the Supplemental Plan does not allow investment in the Stryker Stock Fund (our matching contribution under the 401(k) Plan on the first 4% of compensation is invested in the Stryker Stock Fund) or life-cycle funds. The investment alternatives are regularly reviewed and periodically change. As of December 31, 2024, participants could choose among several different investment types, including domestic and international equity, fixed income, short-term investment and balanced fund investments. No guaranteed interest rates or returns are provided on investments in the 401(k) Plan or Supplemental Plan.
Benefits from the Supplemental Plan may be paid following termination of employment as a lump sum or in installments, or a combination thereof, based on the individual's payment election. Supplemental Plan benefits payable to NEOs for amounts subject to Internal Revenue Code Section 409A (generally, amounts that were earned and vested after 2004) will not be paid earlier than six months from termination of employment if termination was for any reason other than death.

Potential Payments upon Termination or Change in Control
We have no employment or severance agreement in place with any currently employed NEO. We have in the past paid, and are likely in the future to pay, severance to NEOs based on the specific facts and circumstances at the time of separation. As of December 31, 2024, Mr. Pierce has agreed to Stryker's Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement that provides for potential monthly payments to compensate the individual for not competing in circumstances following termination if the individual is unable to be re-employed without competing, demonstrates efforts to find work that does not violate the non-compete provisions, meets certain other requirements and Stryker does not elect to waive enforcement of the non-competition provisions of the agreement. The non-competition provisions of the agreement are effective for 12 months following termination of employment and, if Stryker is required to make payments, the agreement requires monthly payment of 1/12th of the total salary and incentive bonus (exclusive of benefits, stock awards, and any indirect or deferred compensation) paid in the 12 months preceding termination of employment, less any compensation the individual has received or has the right to receive from Stryker or any other source during the 12 months following termination, including severance payments. The Company could be required to pay Mr. Pierce such amounts in installments totaling $1,672,325 if we elected to enforce the non-compete provisions and he satisfied the other requirements. The amount set forth above for Mr. Pierce assumes 2024 salary and bonus levels, a December 31, 2024 termination date and no reduction in payment due to severance payments or other sources of compensation, including amounts received as a result of employment by a non-competitor. Actual future amounts to be paid would vary from the figures above based on factors including termination date, termination event and circumstances, compensation rates at the time, severance payments, the Company's decision whether to enforce the agreement, compensation paid by future employers and other factors and assumptions. Mr. Lobo, Mr. Boehnlein, Mr. Stiles and Mr. Menon have signed a version of Stryker's non-compete agreement that does not contemplate any payment to enforce its restrictions.
Stock options and awards of restricted stock units and performance stock units have the following treatment at various terminating events:

Reason for Employment Termination	Vested Options Exercisable	Unvested Options or Units
Death or Disability(1)	For one year from termination
Options and restricted stock units become 100% vested and options remain exercisable for one year. Performance stock units continue to vest according to the original vesting schedule and are earned based on performance covering the entire three-year performance period.

Retirement(1)(2)	Until original expiration date
Options continue to vest according to the original vesting schedule and are exercisable until the original expiration date. Restricted stock units continue to vest according to the original vesting schedule. Performance stock units continue to vest according to the original vesting schedule and are earned based on performance covering the entire three-year performance period. However, if an individual does not remain employed for 12 months following the grant of the respective performance stock units then those performance stock units have prorated vesting through the date of retirement and are earned based on performance covering the entire three-year performance period.

Other Reasons	For 30 days from termination	Forfeited.

______________
(1)    Performance stock units granted prior to 2024 have prorated vesting through the date of termination or retirement and are earned based on performance covering the entire three-year performance period.
(2)    In our 2011 Plan, for stock awards granted after 2019, retirement is defined as termination at or after age 65, or age 55 if the individual has been employed by Stryker for at least 10 years. For stock awards granted in 2019 and prior years, retirement is defined as termination at or after age 65, or age 60 if the individual has been employed by Stryker for at least 10 years. As of December 31, 2024, Mr. Lobo and Mr. Boehnlein have met the age and service requirements for retirement as defined in the 2011 Plan for stock awards granted after 2019. Mr. Boehnlein has also met the age and service requirements for stock awards granted in 2019 and prior years. Mr. Pierce, Mr. Stiles and Mr. Menon have not met the age and service requirements for retirement related to any of their stock awards.
Our 2011 Plan expressly permits the Compensation and Human Capital Committee at its sole discretion to accelerate vesting and take other actions on awards that it deems appropriate following a change in control of the Company. We will publicly disclose the actions the Compensation and Human Capital Committee intends to take regarding the treatment of awards in the event there is a proposed change in control of the Company.
The estimated value of unvested options and performance stock units (including the estimated value of any accrued dividend equivalents) that would not be forfeited upon termination due to death, disability or retirement and could be vested upon the occurrence of a change in control as of December 31, 2024 is set forth in the table below for each NEO. The unrealized values of the unvested options and units are based on the closing price of our Common Stock of $360.05 as reported for NYSE Composite Transactions on December 31, 2024.

	Unrealized Value of Unvested Stock Options and Performance Stock Units ($)(1)
Name	Death or Disability	Retirement	Change in Control
Kevin A. Lobo	74,580,354	62,404,903	80,616,232
Glenn S. Boehnlein	22,339,352	18,527,863	24,172,726
J. Andrew Pierce	21,108,662	—	22,897,391
Spencer S. Stiles	21,108,662	—	22,897,391
Viju S. Menon	13,310,904	—	14,428,499
______________
(1)    The unrealized value of unvested stock options is calculated using the difference between the closing price of our Common Stock of $360.05 on December 31, 2024 and the exercise price of the option established at the time of grant.
The timing of payment of certain amounts, such as the Supplemental Plan payments, is structured to comply with Internal Revenue Code Section 409A, which generally requires payments (other than grandfathered payments) to our NEOs to be made no earlier than six months following termination. See “2024 Nonqualified Deferred Compensation” beginning on page 47 for more information regarding the payment of benefits to our NEOs from the Supplemental Plan following termination of employment.
The Company does not pay for any form of post-retirement healthcare benefits for our NEOs or any other employee.

Pay versus Performance
The following table presents, for the five most recently completed fiscal years, the Summary Compensation Table total compensation for our Principal Executive Officer ("PEO"), the average Summary Compensation Table total compensation for our other NEOs that are not the PEO, the compensation actually paid amounts for our PEO, the average compensation actually paid amounts for our other NEOs that are not the PEO, our total shareholder return, the total shareholder return for the Standard & Poor's ("S&P") 500 Health Care Index, our net income and our company-selected measure, which represents our reported net sales growth. Compensation decisions are made independently of the Pay versus Performance disclosure below. See “Compensation Discussion and Analysis” beginning on page 30 for a description of the compensation decisions made for fiscal year 2024.

			Average Summary Compensation Table Total for non-PEO NEOs ($)		Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)		Average Compensation Actually Paid to non-PEO NEOs ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (in $ millions)	Reported Net Sales Growth (%)
2024	21,979,369	48,190,172	6,361,985	12,965,592	181.15	146.87	2,993	10.2
2023	20,767,847	42,471,951	6,072,179	11,389,954	149.29	143.18	3,165	11.1
2022	18,563,214	11,419,346	5,246,489	3,676,892	120.59	140.29	2,358	7.8
2021	16,359,898	27,844,502	5,769,074	8,859,654	130.25	143.09	1,994	19.2
2020	13,317,032	24,002,852	4,018,502	6,761,265	118.17	113.45	1,599	(3.6)
Summary Compensation Table Total for PEO: This column represents the total compensation value for our PEO as reported in the Summary Compensation Table. Mr. Lobo was the PEO for each of the covered years in the table.
Compensation Actually Paid to PEO: This column represents the compensation actually paid value for our PEO calculated according to the methodology prescribed by the SEC. The following table summarizes the adjustments to the Summary Compensation Table value which resulted in the compensation actually paid amount for our PEO in 2024:

Year	Summary Compensation Table Total ($)	Grant Date Fair Value of Equity Awards Granted During the Year ($)	Year-End Fair Value of Equity Awards Granted During the Year that Remain Unvested as of Year-End ($)(1)	Change in Fair Value as of Year-End of Equity Awards Granted in Any Prior Year that Remain Unvested as of Year-End ($)(1)	Fair Value of Awards Granted During the Year that Vested During the Year ($)(1)	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Any Prior Year that Vested During the Year ($)(1)	Compensation Actually Paid ($)
2024	21,979,369	(16,703,587)	17,683,365	18,637,412	—	6,593,613	48,190,172
______________
(1)The fair value of equity awards (performance stock units, restricted stock units and stock option awards) is calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model. The assumptions (risk-free interest rate, expected dividend yield, expected stock price volatility and expected option life) used in the calculation of the fair value of stock option awards at each measurement date for purposes of determining the compensation actually paid amounts have been updated, as necessary, relative to the assumptions used in the grant date fair value calculations for the respective stock option awards.
Average Summary Compensation Table Total for non-PEO NEOs: This column represents the average total compensation value as reported in the Summary Compensation Table for Named Executive Officers other than the Principal Executive Officer. The following table lists by year the non-PEO NEOs included in the calculation of the average values in the table:

2024	2023	2022	2021	2020
Glenn S. Boehnlein	Glenn S. Boehnlein	Glenn S. Boehnlein	Glenn S. Boehnlein	Glenn S. Boehnlein
J. Andrew Pierce	J. Andrew Pierce	J. Andrew Pierce	J. Andrew Pierce	Timothy J. Scannell
Spencer S. Stiles	Spencer S. Stiles	Spencer S. Stiles	Spencer S. Stiles	Viju S. Menon
Viju S. Menon	Viju S. Menon	Viju S. Menon	Viju S. Menon	Robert S. Fletcher
Timothy J. Scannell
Average Compensation Actually Paid to non-PEO NEOs: This column represents the average compensation actually paid value for our non-PEO NEOs calculated according to the methodology prescribed by the SEC. The following table summarizes the average adjustments to the average Summary Compensation Table value which resulted in the average compensation actually paid amount for our non-PEO NEOs in 2024:

Year	Average Summary Compensation Table Total ($)	Average Grant Date Fair Value of Equity Awards Granted During the Year ($)	Average Year-End Fair Value of Equity Awards Granted During the Year that Remain Unvested as of Year-End ($)(1)	Average Change in Fair Value as of Year-End of Equity Awards Granted in Any Prior Year that Remain Unvested as of Year-End ($)(1)	Average Fair Value of Awards Granted During the Year that Vested During the Year ($)(1)	Average Change in Fair Value as of the Vesting Date of Equity Awards Granted in Any Prior Year that Vested During the Year ($)(1)	Average Compensation Actually Paid ($)
2024	6,361,985	(4,502,720)	4,766,669	4,783,070	—	1,556,588	12,965,592
______________
(1)The fair value of equity awards (performance stock units, restricted stock units and stock option awards) is calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model. The assumptions (risk-free interest rate, expected dividend yield, expected stock price volatility and expected option life) used in the calculation of the fair value of stock option awards at each measurement date for purposes of determining the compensation actually paid amounts have been updated, as necessary, relative to the assumptions used in the grant date fair value calculations for the respective stock option awards.
Total Shareholder Return: This column represents the total returns (including reinvestments of dividends) of our Common Stock assuming $100 was invested on December 31, 2019.
Peer Group Total Shareholder Return: This column represents the total returns (including reinvestments of dividends) of the S&P 500 Health Care Index used for purposes of Item 201(e) of Regulation S-K. Refer to Item 5 in our 2024 Annual Report on Form 10-K for further information on the peer group. Values in this column assume $100 was invested on December 31, 2019.
Net Income: This column represents our net earnings (in $ millions) as reported in conformance with GAAP.
Reported Net Sales Growth: This column represents the annual percentage change in our reported net sales as reported in conformance with GAAP. We believe this measure is the most important financial performance measure (that is otherwise not required to be disclosed in the Pay versus Performance table) used in linking compensation actually paid to our PEO and other NEOs to our performance for the most recently completed fiscal year. Sales metrics are prominently used in the NEOs' annual bonus plans and performance stock unit awards. Our reported net sales growth in 2024 is a large factor in determining the fair value as of December 31, 2024 for three performance stock unit cycles (the grants of performance stock units made in 2022, 2023 and 2024) thereby significantly influencing the 2024 total compensation actually paid amounts to our PEO and other NEOs.
Most Important Financial Measures
The measures listed below represent the most important financial performance measures used to link compensation actually paid to our NEOs to our performance for the most recently completed fiscal year. Refer to the section entitled "Compensation Discussion and Analysis" beginning on page 30 for a description of the compensation programs and practices applicable to our NEOs.

Reported net sales growth
Constant currency sales
Adjusted net earnings per diluted share growth
Adjusted operating income
Adjusted operating income margin
Relationship of Our Total Shareholder Return and the Peer Group Total Shareholder Return
Our cumulative total shareholder return during the five-year period of 2020 to 2024 was greater than that of the S&P 500 Health Care Index.
Relationship of Compensation Actually Paid and Our Total Shareholder Return
The compensation actually paid to our PEO and other NEOs was strongly aligned to our total shareholder return during the five-year period of 2020 to 2024. This is largely a result of the significant weighting of equity-based compensation, which is directly linked to the price of our Common Stock, in the pay program for the PEO and other NEOs.
Relationship of Compensation Actually Paid and Our Net Income
The compensation actually paid to our PEO and other NEOs had limited alignment to our reported net income during the five-year period of 2020 to 2024. Reported net income is not used as a performance measure in the pay programs for our PEO and other NEOs, nor is it used when determining any other component of pay for this group.
Relationship of Compensation Actually Paid and Our Reported Net Sales Growth
The compensation actually paid to our PEO and other NEOs was aligned to our reported net sales growth during the five-year period of 2020 to 2024. Our one-year reported net sales growth performance is used in the performance stock units program when calculating our three-year average reported net sales growth performance relative to a comparison group of companies, which has represented 50% of the target award opportunity in each grant of performance stock units.

Ratio of 2024 Compensation of the Chief Executive Officer to that of the Median Employee
Pursuant to the SEC's guidance under Item 402(u) of Regulation S-K, we are required to disclose the annual total compensation for both our Chief Executive Officer and median employee and the ratio of those two amounts. The pay ratio discussed in this section is an estimate based on the Company's good faith efforts to reasonably calculate it. As a result of the flexibility permitted when identifying the median employee and the Company's specific pay practices and workforce composition, the Company's pay ratio may not be comparable to the pay ratios of other companies.

•The 2024 annual total compensation of our Chief Executive Officer was $21,979,369.
•The 2024 annual total compensation of our identified median employee was $83,642.
•The ratio of the annual total compensation of our Chief Executive Officer to that of our identified median employee was estimated to be 263 to 1.
An overview of the methodology used to identify the median employee that was used to calculate the pay ratio in this Proxy Statement is summarized below.

Item	Description
Determination date	Our global employee population as of October 1, 2024 was used to identify the median employee.
Employee population
The total employee population (excluding the CEO) as of October 1, 2024 was approximately 53,600. When determining the median employee, we excluded approximately 600 employees that joined the Company in 2024 through acquisitions that occurred through October 1, 2024 (Artelon, Inc., approximately 40 employees; mfPHD, LLC, approximately 10 employees; MOLLI Surgical. Inc., approximately 30 employees; NICO Corporation, approximately 50 employees; SERF SAS, approximately 200 employees; Vertos Medical, Inc., approximately 100 employees; Vuaant, Inc., approximately 100 employees; 1000 Shapes GmbH, approximately 30 employees). As a result, the employee population used to determine the median employee was approximately 53,000.

Consistently applied compensation measure
Actual cash compensation, measured over the twelve month period of October 2023 through September 2024. Values were converted into United States Dollars using the exchange rates in effect on September 30, 2024.

COMPENSATION OF DIRECTORS
The structure of our non-employee director pay program in 2024, determined by the full Board, was similar to the 2023 structure except for increases to the annualized fixed fee for board service, the target value of the annual stock award of restricted stock units and the annualized fee for serving as a Committee Chair.
•Mr. Lobo received no additional compensation for his service as a director.
•The annualized fixed fee for our non-employee directors was $130,000 (increased from $120,000 in May 2024).
•The additional annualized fee for serving as the Lead Independent Director was $40,000.
•The annualized fee for serving as the Audit Committee Chair was $25,000 (increased from $20,000 in May 2024) and the annualized fee for serving as either of the other Committee Chairs was $20,000 (increased from $15,000 in May 2024).
•The target value of the annual stock award of restricted stock units was $215,000 (increased from the 2023 value of $200,000). On May 9, 2024, each non-employee director was awarded 653 restricted stock units other than Dr. Datar who did not stand for reelection. The restricted stock units granted in 2024 vest in May 2025 and each non-employee director had the ability to voluntarily defer the settlement of the restricted stock units until his or her departure from the Board or a specified date in the future.
•Stock ownership guideline for each non-employee director equal to $600,000 with a five-year time frame for compliance.
The 2024 compensation for our non-employee directors was as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mary K. Brainerd	144,647	214,001	358,648
Giovanni Caforio, M.D.	126,432	214,001	340,433
Srikant M. Datar, Ph.D.(2)	42,822	—	42,822
Allan C. Golston	144,647	214,001	358,648
Sherilyn S. McCoy	166,432	214,001	380,433
Rachel M. Ruggeri(3)	83,610	214,001	297,611
Andrew K. Silvernail	149,647	214,001	363,648
Lisa M. Skeete Tatum	126,432	214,001	340,433
Ronda E. Stryker	126,432	214,001	340,433
Rajeev Suri	126,432	214,001	340,433
______________
(1)    The Stock Awards column represents the aggregate grant date fair value of restricted stock units calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification.
(2)    Dr. Datar served as a director until May 9, 2024 and did not stand for reelection at our 2024 Annual Meeting. The fixed annual fee of $120,000 was prorated for his partial year of service.
(3)    Ms. Ruggeri was elected as a director on May 9, 2024. The fixed annual fee of $130,000 was prorated for her partial year of service.

The number of outstanding restricted stock units, which includes both unvested as well as deferred restricted stock units, and unexercised stock options held by each non-employee director as of December 31, 2024 was as follows:

Name	Stock Awards Outstanding at December 31, 2024 (#)(1)	Option Awards Outstanding at December 31, 2024 (#)
Mary K. Brainerd	653	3,005
Giovanni Caforio, M.D.	969	—
Srikant M. Datar, Ph.D.(2)	—	8,175
Allan C. Golston	653	3,605
Sherilyn S. McCoy	5,027	—
Rachel M. Ruggeri	653	—
Andrew K. Silvernail	5,868	11,970
Lisa M. Skeete Tatum	1,644	—
Ronda E. Stryker	653	11,970
Rajeev Suri	653	—
______________
(1)    The settlement of 316 of the outstanding restricted stock units held by Dr. Caforio, 1,985 of the outstanding restricted stock units held by Ms. McCoy, all of the outstanding restricted stock units held by Ms. Ruggeri, 5,215 of the outstanding restricted stock units held by Mr. Silvernail and 991 of the outstanding restricted stock units held by Ms. Skeete Tatum has been deferred by a voluntary election until departure from the Board. The settlement of 3,042 of the outstanding restricted stock units held by Ms. McCoy has been deferred by a voluntary election until a future date.
(2)    Mr. Datar did not stand for reelection at our 2024 Annual Meeting.

Options that were previously granted to non-employee directors become exercisable as to 20% of the underlying shares per year over five years. Restricted stock units granted in 2024 vest on May 8, 2025.
The 2025 annual non-employee director fees remain the same as the 2024 fees.

AUDIT COMMITTEE REPORT
We constitute the Audit Committee of the Board of Directors of Stryker Corporation. We serve in an oversight capacity and are not intended to be part of Stryker's operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the Consolidated Financial Statements, the financial reporting process and internal control over financial reporting. Stryker's independent registered public accounting firm is responsible for performing independent audits of the Consolidated Financial Statements and an audit of the Company's internal control over financial reporting as of December 31, 2024. We monitor and oversee these processes. We also approve the selection and appointment of Stryker's independent registered public accounting firm and recommend the ratification of such selection and appointment to the Board.
In this context, we met and held discussions with management and Ernst & Young LLP, the Company's independent registered public accounting firm, throughout the year and reported the results of our activities to the Board. We specifically did the following:
•Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with Stryker's management;
•Discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission; and
•Received the written disclosures and the letter from Ernst & Young LLP as required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, regarding its communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP its independence.
Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

Submitted by:

Andrew K. Silvernail, Chair
Rachel M. Ruggeri
Lisa M. Skeete Tatum
Rajeev Suri

Members of the Audit Committee

ADDITIONAL INFORMATION

Proposals for Inclusion in our 2026 Proxy Materials (SEC Rule 14a-8)
SEC Rule 14a-8 permits shareholders to submit proposals for inclusion in our proxy materials if the shareholders and the proposals meet the specified requirements. If you would like to submit a proposal under SEC Rule 14a-8 for inclusion in the proxy materials for our 2026 annual meeting, the proposal must be received by our Vice President, Corporate Secretary at 1941 Stryker Way, Portage, Michigan 49002 on or prior to November 25, 2025. The inclusion of any proposal in the proxy statement and form of proxy for such meeting will be subject to applicable SEC rules.

Director Nominations for Inclusion in our 2026 Proxy Materials (Proxy Access)
Under our Bylaws, if a shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements in our Bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in the proxy materials for our 2026 annual meeting, then the nominations must be received by our Vice President, Corporate Secretary at 1941 Stryker Way, Portage, Michigan 49002, no earlier than October 26, 2025 and no later than November 25, 2025. Additional information about these proxy access requirements can be found in our Bylaws, which are available in the Governance area of the Investor Relations section of our website at www.stryker.com/investors/bylaws or may be obtained by written request to our Vice President, Corporate Secretary at 1941 Stryker Way, Portage, Michigan 49002.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule14a-19 does not override or supersede the longer advance notice requirement under our Bylaws.

Other Proposals or Nominations to be Brought Before our 2026 Annual Meeting (Advance Notice)
Under our Bylaws, any shareholder proposal, including a director nomination, that is not submitted for inclusion in the proxy materials for our 2026 annual meeting and is instead sought to be presented directly at our 2026 annual meeting, must follow certain procedures. These procedures require that notice of an intention to nominate a person for director and/or to bring an item of business before our 2025 annual meeting must be received in writing by our Vice President, Corporate Secretary at 1941 Stryker Way, Portage, Michigan 49002 no earlier than January 8, 2026 and no later than February 7, 2026. The notice must contain certain information about the shareholder making the proposal, including a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice or bring the item of business before the meeting, and about the nominee and/or the item of business and, in the case of a nomination, must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. Additional information about these advance notice requirements can be found in our Bylaws, which are available in the Governance area of the Investor Relations section of our website at www.stryker.com/ investors/bylaws or may be obtained by written request to our Vice President, Corporate Secretary at 1941 Stryker Way, Portage, Michigan 49002.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. Specific due dates for these reports have been established and we are required to report in this Proxy Statement any failure by directors, officers and greater-than-10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2024.

Other Matters
At this time, we do not know of any matter to be brought before the meeting other than those referred to above. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matter.

Expenses of Solicitation
The cost of solicitation of proxies for the annual meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. In addition, we have retained Innisfree M&A Incorporated to act as proxy solicitor for the annual meeting for a fee of $17,500 plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

Householding
In accordance with a notice sent to certain street name shareholders of Common Stock who share a single address, shareholders at a single address will receive only one copy of this Proxy Statement and our 2024 Annual Report on Form 10-K unless we have previously received contrary instructions. This practice, known as "householding," is designed to reduce our printing and postage costs. We currently do not "household" for shareholders of record.
If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement or our 2024 Annual Report on Form 10-K, you may visit www.proxyvote.com, call 1-800-579-1639 or send an email to

sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line, and the documents will be delivered to you promptly upon receiving the request.
You may request or discontinue householding in the future by contacting the broker, bank or similar institution through which you hold your shares. You may also change your householding preferences through the Broadridge Householding Election system at 1-866-540-7095 using the control number provided to you.

By Order of the Board of Directors

Tina S. French
Vice President, Corporate Secretary
March 25, 2025

APPENDIX A — RECONCILIATION OF THE MOST DIRECTLY COMPARABLE GAAP MEASURE TO NON-GAAP FINANCIAL MEASURE
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including adjusted net earnings and adjusted net earnings per diluted share. We believe these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes the adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing and may not be indicative of our past and future performance.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures:

	2022	2023	2024
	Net Earnings ($ millions)
Reported	$2,358	$3,165	$2,993
Acquisition and integration-related costs:
Inventory stepped-up to fair value	9	—	34
Other acquisition and integration-related	104	45	85
Amortization of purchased intangible assets	495	503	495
Structural optimization and other special charges	234	132	110
Goodwill and other impairments	265	27	852
Medical device regulations	115	74	44
Recall-related matters	(12)	14	30
Regulatory and legal matters	69	63	29
Tax matters	(66)	43	28
Adjusted	$3,571	$4,066	$4,700

	Net Earnings Per Diluted Share
Reported	$6.17	$8.25	$7.76
Acquisition and integration-related costs:
Inventory stepped-up to fair value	0.02	—	0.09
Other acquisition and integration-related	0.27	0.12	0.22
Amortization of purchased intangible assets	1.30	1.31	1.28
Structural optimization and other special charges	0.61	0.34	0.29
Goodwill and other impairments	0.70	0.08	2.21
Medical device regulations	0.30	0.19	0.11
Recall-related matters	(0.03)	0.04	0.08
Regulatory and legal matters	0.18	0.16	0.08
Tax matters	(0.18)	0.11	0.07
Adjusted	$9.34	$10.60	$12.19

Effective tax rate - Reported	12.1%	13.8%	14.3%
Effective tax rate - Adjusted	14.0%	14.1%	14.8%
Weighted average diluted shares outstanding (millions)	382.2	383.7	385.6
Refer to "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2024 Annual Report on Form 10-K for further details regarding the adjustments to our net earnings and net earnings per diluted share.
A-1

APPENDIX B — STRYKER CORPORATION 2011 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

As Amended Through May 8, 2025

Article 1. Establishment, Objectives and Duration
1.1 Establishment of this Plan. Stryker Corporation, a Michigan corporation, hereby establishes this Stryker Corporation 2011 Long-Term Incentive Plan (the "Plan") as set forth in this document. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. This Plan permits the grant of Options, Restricted Stock, Restricted Stock Units and Other Stock Awards. This Plan originally became effective as of April 26, 2011, was most recently amended and restated by the Board on March 20, 2025 subject to approval by the shareholders of the Company at the 2025 Annual Meeting on May 8, 2025, and will remain in effect as provided in Section 1.3 hereof.
1.2 Purpose of this Plan. The purpose of this Plan is to advance the interests of the Company and its Subsidiaries (collectively, "Stryker") by providing a larger personal and financial interest in the success of Stryker to employees and directors whose judgment, interest and special efforts Stryker is dependent upon for the successful conduct of its operations and to enable Stryker to compete effectively with others for the services of new employees and directors as may be needed for the continued improvement of the enterprise. It is believed that the acquisition of such interest will stimulate the efforts of such employees and directors on behalf of Stryker and strengthen their desire to continue to serve Stryker.
1.3 Duration of this Plan. This Plan will remain in effect, subject to the right of the Committee to amend or terminate this Plan at any time pursuant to Article 10, until the earlier of (a) May 8, 2035, or (b) the date that all Shares subject to this Plan pursuant to Article 4 have been issued according to this Plan’s provisions; provided, however, that upon Plan termination, all Awards outstanding under this Plan will continue to have full force and effect in accordance with the terms of the Award Agreements evidencing such Awards.

Article 2. Definitions
Whenever used in this Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:
"Award" means any Option, Restricted Stock, Restricted Stock Unit, Other Stock Award or any other right, interest or option (including any stock appreciation right), relating to Shares granted pursuant to the provisions of this Plan.
"Award Agreement" means any written agreement, contract or other instrument or document (which may be in electronic format) evidencing an Award or Awards granted by the Committee hereunder, which in the sole and absolute discretion of the Company may, but need not, be signed or acknowledged by the Company and/or the Participant.
"Board" or "Board of Directors" means the Board of Directors of the Company.
"Business Combination" shall have the meaning provided therefor in the definition of Change in Control.
"Change in Control" means the occurrence of any one or more of the following: (a) any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), after the Effective Date, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the outstanding Shares, (b) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a "Business Combination"), unless immediately following such Business Combination more than sixty percent (60%) of the total voting power of (i) the company resulting from such Business Combination (the "Surviving Company"), or (ii) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Company is represented by the Shares that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Shares were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Shares among the holders thereof immediately prior to the Business Combination, or (c) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.
"Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.
"Committee" means the Compensation and Human Capital Committee of the Board of Directors or such other persons or committee to which the Board has delegated any authority, as may be appropriate. A person may serve on the Committee only if he or she is an "outside director" for purposes of Section 162(m) of the Code, is a "Non-Employee Director" within the meaning of Exchange Act Rule 16b-3 and is an "independent" Director for purposes of the Corporate Governance Standards of the New York Stock Exchange.
"Company" means Stryker Corporation, a Michigan corporation, and any successor thereto as provided in Article 12.
"Director" means a member of the Board of Directors.
"Disability" means (i) when used in the context of an Award other than an Incentive Stock Option Award, a physical or mental condition that qualifies as a disability under the long-term disability pay plan of Stryker then in effect for United States employees (irrespective of whether the Participant is eligible to participate in such plan), which disability has, in the case of an Employee, prevented such Employee from being in the full-time, active service of Stryker for the entire period of one hundred-eighty (180) days immediately preceding termination of employment; and (ii) when used in the context of an Incentive Stock Option, a physical or mental condition that qualifies as a disability within the meaning of Code Section 22(e)(3).

"Effective Date" means April 26, 2011.
"Employee" means any person employed by Stryker in a common law employee-employer relationship. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by Stryker or (ii) transfers between locations of the Company or among the Company, any Subsidiary or any successor. Service as a Director shall not be sufficient to constitute "employment" by Stryker.
"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
"Exercise Period" shall have the meaning provided therefor in Section 3.4.
"Exercise Price" means, with respect to an Option, the price at which a Share may be purchased by a Participant pursuant to the Option and, with respect to a stock appreciation right, the price at which the stock appreciation right is granted.
"Fair Market Value" of the Shares as of any date means the closing sales price of the Shares (or the closing bid, if no sales were reported) as reported on the New York Stock Exchange-Composite Transactions for the last market trading day prior to such date or, if the Shares are not then listed on the New York Stock Exchange, the fair market value of the Shares on such date as determined in good faith by the Committee. Notwithstanding the foregoing, for income tax and/or social security reporting purposes under U.S. federal, state, local or non-U.S. law and for such other purposes as the Committee deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time. In all cases, the determination of Fair Market Value by the Company shall be conclusive and binding on all persons.
"Incentive Stock Option" means an Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.
"Non-Employee Director" means a Director who is not currently an Employee.
"Nonstatutory Stock Option" means an Option that is designated as not being intended to qualify, or that has ceased to qualify, as an Incentive Stock Option.
"Option" means an option to purchase Shares granted under Article 6.
"Other Stock Award" means any right granted to a Participant by the Committee pursuant to Article 8.
"Participant" means an Employee or Non-Employee Director to whom an Award has been granted that remains outstanding.
"Performance Award" shall have the meaning provided therefor in Section 14.5.
"Restricted Stock" means any Share issued pursuant to Article 7 with a restriction on transferability, a risk of forfeiture and such other restrictions as the Committee, in its sole discretion may impose, which restrictions generally will expire on a specified date, upon the occurrence of an event and/or on an accelerated basis under certain circumstances, as specified in this Plan or the Award Agreement relating to the Restricted Stock.
"Restricted Stock Unit" means a bookkeeping entry representing an unfunded right to receive one Share pursuant to Article 7 upon satisfaction of specific terms and conditions (including, but not limited to, time-based vesting conditions and performance-based vesting conditions) as the Committee, in its sole discretion may establish, which such terms and conditions generally must be satisfied on a specified date, upon the occurrence of an event and/or on an accelerated basis under certain circumstances, as specified in this Plan or the Award Agreement relating to the Restricted Stock Unit.
"Restriction Period" means the period during which Restricted Stock remains nontransferable and subject to a risk of forfeiture.
"Retirement" means, for awards granted prior to February 5, 2020, termination of employment with or service as a Director of Stryker on or after the Participant’s 65th birthday or the Participant’s 60th birthday if the Participant has completed or is otherwise credited with ten (10) years of service as an Employee or Director of Stryker. Effective for Awards granted on or after February 5, 2020 and except as otherwise provided in an Award Agreement, "Retirement" means termination of employment with or service as a Director of Stryker on or after the Participant’s 65th birthday or the Participant’s 55th birthday if the Participant has completed or is otherwise credited with ten (10) years of service as an Employee or Director of Stryker.
"Shares" means the shares of common stock, $.10 par value, of the Company.
"Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Code Section 424(f).
"Tax-Related Items" means, unless otherwise defined in an Award Agreement, U.S. federal, state and/or local taxes and/or taxes imposed by jurisdictions outside of the U.S. (including, but not limited to, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax obligations, stamp taxes, and any other taxes or tax-related item) related to the Participant's participation in the Plan and legally or contractually applicable to the Participant.

Article 3. Administration
3.1 The Committee. This Plan will be administered by the Committee. The Board of Directors may from time to time remove members from the Committee or add members thereto, and vacancies in such Committee, however caused, shall be filled by the Board.
3.2 Authority of the Committee. Except as limited by law and subject to the provisions of this Plan and such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be adopted by the Board, the Committee will have full power to (a) select Employees and Non-Employee Directors to whom Awards may from time to time be granted under this Plan, (b) determine the type or types of Awards to be granted to each Participant, (c) determine the number of Shares to be covered by or relating to each Award granted under this Plan, (d) determine the terms and conditions of Awards in a manner consistent with this Plan, including the treatment of Awards upon a Participant’s termination of employment or termination of service as a Non-Employee Director, (e) determine whether, to what extent and under what circumstances Awards may be settled in Shares, cash or any other form of property, (f) determine whether, to what extent and under what circumstances payment of cash, Shares other property and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant consistent with the terms of this Plan, (g) construe and interpret this Plan and any Award Agreement, (h) establish, amend or waive rules and regulations and appoint such agents as it shall deem appropriated for the proper administration of this Plan and (i) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. The Committee shall be authorized to make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The interpretation and construction by the Committee of any provision of this Plan or any Award granted pursuant hereto shall be final and conclusive. No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted pursuant hereto.
3.3 Delegation. Subject to the terms of this Plan and terms and limitations as the Committee shall determine, the Committee may delegate its authority to make Awards to Employees to the Company’s Chief Executive Officer, subject to annual calendar year limits of 20,000 Shares subject to Awards per Employee and 300,000 Shares subject to Awards in the aggregate in the case of Awards made (a) in situations where the Company is seeking to attract a new hire or recognize employees for special achievements, (b) to new employees as a result of the acquisition by the Company of another company, whether by merger or purchase of stock or substantially all of its assets, which Awards are deemed appropriate by the Chief Executive Officer in connection with the retention of newly acquired employees or (c) in other special circumstances, with any Share issuable in connection with an Award other than an Option or stock appreciation right being counted against such limits as 2.86 Shares, except that no such delegation may be made in the case of Awards to persons who are subject to the provisions of Section 16 of the Exchange Act or in the case of Awards intended to be qualified under Section 162(m) of the Code. To the extent that the Committee delegates its authority as provided by this Section 3.3, all references in this Plan to the Committee’s authority to make Awards shall be deemed to include the Chief Executive Officer. The annual limits described in this Section 3.3 may be modified by the Committee in its sole and absolute discretion with respect to any year or all future years and shall be subject to adjustment as provided in Section 4.3.
3.4 Change in Control. In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of Awards, eliminate any restriction applicable to Awards, deem the performance measures, if any, to be satisfied, or take such other action as it deems appropriate, in its sole discretion. In addition, notwithstanding any other provision of this Plan, during the sixty (60)-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an Option shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the Exercise Price for the Shares being purchased under the Option and by giving written notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive in cash, within thirty (30) days of such notice an amount equal to the amount by which the Fair Market Value per Share on the date of such election shall exceed the Exercise Price per Share under the Option multiplied by the number of Shares granted under the Option as to which the right granted under this Section 3.4 shall have been exercised.
3.5 Minimum Vesting Period. Notwithstanding anything to the contrary in this Plan, Awards granted on or after May 8, 2025 shall be subject to a vesting period of at least one (1) year after the date on which the Award is granted; provided, however, that the following Awards shall not be subject to this minimum vesting period: (i) Awards granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary has combined; and (ii) any other Awards as designated by the Committee relating to not more than five percent (5%) of the maximum number of Shares subject to Awards under this Plan as of May 8, 2025 under Section 4.1 (as may be adjusted under Section 4.3). Notwithstanding the preceding, the Committee may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, Disability, Retirement, or as provided in Section 3.4 or upon any other event as determined by the Committee in its sole and absolute discretion. For purposes of Awards granted to Non-Employee Directors, the minimum one (1) year vesting period shall be satisfied if the period of time from the annual meeting at which the applicable Award was granted to the next annual shareholders meeting is at least 50 weeks. For purposes of Awards granted to Employees, the minimum one (1) year vesting period shall be satisfied if the period of time from the grant date of the applicable Award to the initial vesting date is at least 50 weeks.

Article 4. Shares Subject to this Plan and Maximum Awards
4.1 Number of Shares Available for Awards. The maximum number of Shares that may be subject to Awards under this Plan is 70,000,000. The maximum number of whole and fractional Shares that may be subject to all Awards, in the aggregate, granted during any calendar year to any one Participant is 2,000,000; provided, however, that, to the extent required by Section 162(m) of the Code, Shares subject to Options or stock appreciation rights that are canceled shall continue to be counted against the foregoing limit and provided, further, that such limit will apply whether the Awards are paid in Shares or settled in cash. Any Share for which an Award other than an Option or stock appreciation right is granted shall be counted against the limits described above as 2.86 Shares. Notwithstanding anything herein to the contrary, (a) the maximum grant date fair value, as determined in accordance with the Company’s standard accounting principles, of Awards that may be granted to any one Non-Employee Director in any calendar year is $500,000 and (b) the maximum amount of cash compensation payable by the Company to any one Non-Employee Director in any calendar year (measured as of the date of payment) is $400,000. All limits described in this Section 4.1 are subject to adjustment as provided in Section 4.3.
4.2 Computation of Available Shares. Shares subject to Awards that terminate, expire or are forfeited, canceled or settled in cash, either in whole or in part, may be used for the further grant of Awards to the extent of such termination, forfeiture, cancellation or settlement. Shares that again become available for future grant pursuant to the preceding sentence shall be added back as one (1)

Share if subject to an Option or a stock appreciation right and as 2.86 Shares if subject to an Award other than an Option or a stock appreciation right. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance or delivery under this Plan if such Shares were tendered or withheld to pay the Exercise Price of an Option or the withholding taxes related to an Award or were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right. In addition, the Shares available for issuance or delivery under this Plan shall not be increased by Shares repurchased by the Company with Option proceeds.
4.3 Adjustments of and Changes in Shares.
(a)    In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares or of any stock or other securities into which the Shares shall have been changed or for which Shares shall have been exchanged, such adjustment shall be made in the number and class of Shares that may be delivered under this Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under this Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.
(b)    Fractional Shares resulting from any adjustment in Awards pursuant to this Section 4.3 may be settled in cash or otherwise as the Committee determines.
(c)    The Company will give written notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.
4.4 Clawback/Recoupment. Notwithstanding anything contained herein to the contrary, all Shares acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

Article 5. Eligibility and Participation
Any Employee or Non-Employee Director shall be eligible to be selected as a Participant as provided herein; provided, however, that Incentive Stock Options shall only be awarded to Employees. Notwithstanding any provision in this Plan to the contrary, the Board (not the Committee) shall have the authority, in its sole and absolute discretion, to select Non-Employee Directors as Participants who are eligible to receive Awards other than Incentive Stock Options under this Plan and all references in this Plan to the Committee, insofar as they relate to Awards to Non-Employee Directors, shall be deemed references to the Board. The Board shall set the terms of Awards to Non-Employee Directors in its sole and absolute discretion, and the Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees.

Article 6. Options
6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Employees and Non-Employee Directors in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.
6.2 Terms and Conditions. Except as hereinafter provided, all Options granted pursuant to this Plan shall be subject to the following terms and conditions:
(a)    Price. The Exercise Price of the Shares issuable upon exercise of Options granted under this Plan shall be not less than 100% of the Fair Market Value of the Shares on the date of the grant of the Option. The Exercise Price shall be paid in full at the time of purchase by any combination of the methods set forth below. The Exercise Price shall be subject to adjustment, but only as provided in Section 4.3 hereof.
(b)    Methods of Exercise. In general, an Option may be exercised via one of the following methods of exercise: (i) cash, (ii) by surrender to the Company (either by actual delivery or attestation to the ownership) of Shares with an aggregate Fair Market Value on the date of purchase that is sufficient to cover the aggregate Exercise Price, (iii) by a net exercise arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with an aggregate Fair Market Value on the date of purchase that is sufficient to cover the aggregate Exercise Price, or (iv) through a broker-dealer sale and remittance procedure under which the exercise notice directs that the Shares issued upon the exercise be delivered, either in certificate form or in book entry form, to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and at the time the Shares are delivered to the broker, either in certificate form or in book entry form, the broker will tender to the Company cash or cash equivalents acceptable to the Company equal to the Exercise Price. The Committee shall have the authority to grant Options that do not entitle the Participant to use all methods or that require prior written consent of the Company to use certain of the methods, and the method(s) of exercise applicable to an Option shall be set forth in the applicable Award Agreement.
(c)    Duration and Exercise of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the date the particular Option is granted. Options shall be exercisable as provided by the Committee at the time of grant thereof.
(d)    Termination of Employment or Service as a Director. Each Award Agreement governing an Option will set forth the treatment of the Option, whether vested or unvested, upon the Participant’s termination of employment or service as a Non-Employee Director. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Options, and may reflect among other things, distinctions based upon the reasons for termination of employment or service as a Non-Employee Director.
(e)    Surrender of Options. Subject to the provisions of Section 10.2 of this Plan, the Committee may require the surrender of outstanding Options as a condition precedent to the grant of new Options. Upon each such surrender, the Option or Options surrendered shall be canceled and the Shares previously subject to the Option or Options under this Plan shall thereafter be available for the grant of Options under this Plan.

(f)    Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.
(g)    Incentive Stock Options. Incentive Stock Options granted pursuant to this Plan shall be subject to all the terms and conditions included in subsections (a) through (f) of this Section 6.2 and to the following terms and conditions:
(i)    No Incentive Stock Option shall be granted to an individual who is not an Employee;
(ii)    No Incentive Stock Option shall be granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company;
(iii)    No Incentive Stock Option may be granted under this Plan if such grant, together with any applicable prior grants that are Incentive Stock Options within the meaning of Section 422(b) of the Code, would exceed any maximum established under the Code for Incentive Stock Options that may be granted to an individual Employee; and
(iv)    An Incentive Stock Option will cease to qualify as an Incentive Stock Option and shall be treated as a Nonstatutory Stock Option if not exercised on or before the earliest of (i) the time specified in the Award Agreement, (ii) three (3) months after the Participant’s termination of service for a reason other than death or Disability, or (iii) twelve (12) months after the Participant’s termination of service for Disability.

Article 7. Restricted Stock and Restricted Stock Units
7.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee may, at any time and from time to time, grant Restricted Stock and/or Restricted Stock Units to Participants in such amounts as it determines. Restricted Stock and/or Restricted Stock Units may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.
7.2 Award Agreement. Each grant of Restricted Stock will be evidenced by an Award Agreement that specifies the Restriction Period, the number of Shares granted and such other provisions as the Committee determines. Similarly, each grant of Restricted Stock Units will be evidenced by an Award Agreement that specifies the terms and conditions (including any time-based or performance-based vesting conditions), the number of Shares subject to the Restricted Stock Units and such other provisions as the Committee determines appropriate in its sole discretion.
7.3 Other Conditions or Restrictions. The Committee may impose such conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting and restrictions under applicable U.S. federal, state or non-U.S. securities laws. The Committee may provide that restrictions established under this Section 7.3 as to any given Award will lapse all at once or in installments. For the grant of Restricted Stock, the Company will retain the certificates representing Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.
7.4 Payment of Awards. Except as otherwise provided in this Article 7, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period or on the date provided in the Award Agreement. Similarly, Shares subject to each Restricted Stock Unit will become freely transferable by the Participant upon the issuance of such Shares to the Participant following each applicable vesting date.
7.5 Shareholder Rights. During the Restriction Period, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares and may have dividend rights to the extent reflected in the applicable Award Agreement. In the case of Restricted Stock Units, a Participant shall possess no incidents of ownership with respect to the underlying Shares until such Shares are issued to the Participant upon satisfaction of the applicable terms and conditions. Notwithstanding the foregoing and to the extent reflected in the applicable Award Agreement, a Participant may be entitled to an equivalent amount of cash, stock or other property dividends declared on the Shares underlying Restricted Stock Units, at such times and subject to such additional terms and conditions as may be established by the Committee in its sole discretion.
7.6 Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock or unvested Restricted Stock Units after the Participant's termination of employment or service as a Non-Employee Director. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock or Restricted Stock Units, and may reflect, among other things, distinctions based on the reasons for termination of employment or service as a Non-Employee Director.

Article 8. Other Stock Awards
8.1 Stock and Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (collectively, "Other Stock Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under this Plan, and such Other Stock Awards shall also be available as a form of payment in the settlement of other Awards granted under this Plan. Other Stock Awards may include Awards based on the achievement of pre-established performance criteria during a specified period. Stock appreciation rights may be granted for terms up to but not exceeding ten (10) years from the date the particular stock appreciation right is granted and shall be exercisable as provided by the Committee at the time of grant thereof. The Exercise Price of a stock appreciation right shall not be less than 100% of the Fair Market Value of the Shares on the date of grant. Other Stock Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of this Plan as herein set forth and such terms and conditions shall be documented in an Award Agreement. Unless the Committee determines otherwise to address specific considerations and pursuant to Section 3.5, Other Stock Awards granted to Participants shall have a vesting period of not less than one year.

8.2 Other Provisions. Shares purchased pursuant to a purchase right awarded under Section 8.1 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares as of the date such purchase right is awarded. Otherwise, Shares subject to Other Stock Awards granted under Section 8.1 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

Article 9. Rights of Participants
9.1 Employment and Service. Nothing in this Plan will confer upon any Participant any right to continue in the employ of Stryker, or interfere with or limit in any way the right of Stryker to terminate any Participant’s employment or service as a Director at any time.
9.2 Participation. No Employee or Director will have the right to receive an Award under this Plan or, having received an Award, to receive a future Award.
9.3 Dividends and Other Distributions. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (other than an Option or stock appreciation right) may, if so determined by the Committee, be entitled to receive cash or stock dividends that are or would be payable with respect to each Share underlying such Award ("Dividend Equivalents"), subject to deferral and paid on a contingent basis based on the earning and vesting of such Award. Notwithstanding the foregoing, with respect to Awards that are earned based on the achievement of performance objectives, Dividend Equivalents will only be paid upon the achievement of the respective performance objectives. The Committee may provide that the Dividend Equivalents shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Dividend Equivalents that are to be paid on a deferred basis shall be granted and administered in accordance with all applicable provisions of Code Section 409A. For the sake of clarity, any Dividend Equivalents attributable to Awards that are forfeited by a Participant also shall be forfeited at the same time as the forfeiture of the applicable Award.

Article 10. Amendment, Modification and Termination
10.1 Amendment, Modification and Termination. The Committee may at any time and from time to time, alter, amend, modify or terminate this Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued to Participants under this Plan, as described in Section 4.1 (and subject to adjustment as provided in Section 4.3), extend the term of this Plan or of Awards granted hereunder, change the eligibility criteria in Article 5 or reduce the Exercise Price of Options or stock appreciation rights below Fair Market Value without the approval of the Company's shareholders. No termination, amendment or modification of this Plan may adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.
10.2 Awards Previously Granted. Subject to the terms and conditions of this Plan, the Committee may modify, extend or renew outstanding Awards under this Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or stock appreciation rights with an Exercise Price that is less than the Exercise Price of the original Options or stock appreciation rights without shareholder approval. Furthermore, no Option or stock appreciation right will be canceled in exchange for cash or Other Stock Awards or replaced with an Option or stock appreciation right having a lower Exercise Price, without the approval of the Company's shareholders. Notwithstanding the foregoing, no modification of an Award will materially alter or impair any right or obligation under any Award already granted under this Plan without the prior written consent of the Participant.

Article 11. Withholding for Tax-Related Items
The Company or a Subsidiary, as the case may be, shall have the authority and right to deduct or withhold, or to require a Participant to remit to the Company or one or more of its Subsidiaries, the amount of any Tax-Related Items or to take such other action as may be necessary or advisable, as determined in the sole discretion of the Company or Subsidiary, as applicable, to satisfy any applicable withholding obligations for Tax-Related Items. The Committee may, in its sole discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the Tax-Related Items by, one or a combination of the following: (i) by causing the Company to withhold the number of Shares otherwise issuable to the Participant (or allowing the return of Shares) as may be necessary, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items, (ii) by arranging a mandatory or voluntary "sell to cover" on the Participant’s behalf (without further authorization), (iii) by having the Participant deliver Shares already owned by the Participant (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for such period as established from time to time by the Company to avoid adverse accounting restatement under applicable accounting standards, sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items, (iv) by having the Participant pay an amount in cash (by check or wire transfer), (v) by having the Company or Subsidiary withhold from the Participant’s wages or other cash compensation, or (vi) by any other method of withholding determined by the Committee that is permissible under applicable law. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations for Tax-Related Items (based on withholding rates determined by the Company, up to the maximum rate in the Participant's jurisdiction, and subject to any applicable laws).

Article 12. Successors
All obligations of the Company under this Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger or consolidation or otherwise.

Article 13. Breach of Restrictive Covenants

An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any noncompetition, nonsolicitation or nondisclosure provision or provision as to Stryker’s ownership of inventions contained in the Award Agreement or otherwise required as a condition to an Award, whether during or after termination of employment or service as a Director, the Participant will forfeit such Award or the Shares issued or payment received in respect thereof (in which case the Company will repay the lesser of any Exercise Price or other amount paid by the Participant or the then Fair Market Value) or pay to the Company any gain realized as a result of the disposition of Shares issued in respect of such Award, all as provided in the applicable Award Agreement.

Article 14. Miscellaneous
14.1 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.
14.2 Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.
14.3 Requirements of Law. The granting of Awards and the issuance of Shares or cash payouts under this Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies or national securities exchanges as may be required.
14.4 Securities Law Compliance. As to any individual who is, on the relevant date, an officer, Director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act or any successor rule. To the extent any provision of this Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
No Option or stock appreciation right granted pursuant to this Plan shall be exercisable in whole or in part, and no Shares shall be issued pursuant to an Award, if such exercise or issuance would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other U.S. federal or state statutes having similar requirements), as in effect at that time. Each Award shall be subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the Shares subject to such Award under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of Shares thereunder, such Award may not be exercised and no Shares may be issued in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors.
14.5 Performance Awards. Notwithstanding any other provision of this Plan, if the Committee determines at the time an Award based on the achievement of performance objectives (a "Performance Award") is granted to a Participant who is then an officer of the Company that such Participant is, or may be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a covered employee within the meaning of Section 162(m)(3) of the Code, then the Committee may provide that this Section 14.5 shall be applicable to such Award. If a Performance Award is subject to this Section 14.5, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals pre-established by the Committee, which shall be based on the attainment of specified levels of one or any combination of revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, stock price, shareholder return, economic value added, quality initiatives or compliance initiatives in respect of the Company or the Subsidiary or division of the Company within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Subsidiary or division of the Company) under one or more of the measures described above relative to the performance of other corporations or external indices. Such performance goals shall be set by the Committee. Notwithstanding any provision of this Plan other than Section 3.4, with respect to any Performance Award that is subject to this Section 14.5, the Committee, in its discretion, may, provide for adjustments or modifications to the calculation of performance goals for such performance period. In addition, at the time of granting Performance Awards or at any time thereafter, the Committee may provide for the manner in which performance will be measured against the performance goals or may adjust the performance goals to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events. The Committee shall have the power to impose such other restrictions on Awards as it may deem necessary to comply with applicable law.
14.6 Section 409A Compliance. Awards under this Plan are intended to either comply with, or be exempt from, the requirements of Code Section 409A and this Plan shall be interpreted and administered in a manner consistent with such intent. If an operational failure occurs with respect to Code Section 409A requirements, the Company shall require any affected Participant or beneficiary to fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service. Payments made to a Participant in error shall be returned to the Company and do not create a legally binding right to such payments.
14.7 Awards to Foreign Nationals and Employees Outside the United States. The Committee may grant Awards to Employees who are non-U.S. nationals, or who reside outside the United States or who are not compensated from a payroll maintained in the United States or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make or establish such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory requirements. Without limitation to the foregoing, the Committee may (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Employees outside the United States are eligible to participate in the Plan; (c) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Employees residing in particular locations; (d) modify the terms and conditions of any Award granted to Employees outside the United States to facilitate compliance with applicable laws, including (but not limited to) by imposing provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, Disability, Retirement or other separation of service, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Employee, the withholding procedures and handling of any Share certificates or other indicia of ownership; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would (i) violate the Exchange Act, the Code, any securities law or governing statute or any other law applicable to the Shares or the issuance of Shares under the Plan or (ii) increase the share limitations contained in Article 4 of the Plan.
14.8 No Restriction on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
14.9 Non-Transferability of Awards. Unless the Committee determines otherwise at the time an Award is granted, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the Participant's lifetime only by him or her or, if permissible under applicable law, by the Participant's guardian or legal representative. An Award and all rights thereunder shall terminate immediately if a Participant attempts to sell, pledge, assign, hypothecate, transfer or otherwise dispose of an Award or any rights therein to any person except as permitted herein or pursuant to the terms of such Award. For the sake of clarity, no Award may be transferred by a Participant for value or consideration.
14.10 Participant Transfer; Leave of Absence. For purposes of the Plan, a transfer of a Participant from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized in writing by the Company or a Subsidiary, shall not be deemed a termination of employment or service for purposes of the Plan or with respect to any Award.
14.11 Governing Law. To the extent not preempted by U.S. federal law, this Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Michigan.
14.12 No Limitation on Rights of the Company. The grant of an Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
14.13 Participant to Have No Rights as a Shareholder. Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a shareholder with respect to those Shares. No adjustment shall be made for Dividend Equivalents, distributions, or other rights for which the record date is prior to the date such Shares are actually issued.

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APPENDIX C — STRYKER CORPORATION 2011 PERFORMANCE INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

As Amended Through May 8, 2025

1. Purpose. The purpose of this 2011 Performance Incentive Award Plan (the "Plan") is to provide a pool of Shares, par value $.10 per share ("Shares"), of Stryker Corporation (the "Company") that may be awarded to (a) members of the sales force of the Company and its operating subsidiaries and divisions (including sales representatives employed by or under contract with independent sales agencies that have entered into agreements with the Company or its operating subsidiaries or divisions regarding the sale of Company products as well as direct sales employees) in recognition of outstanding performance and achievements in sales and (b) other employees of the Company and its operating subsidiaries and divisions in recognition of outstanding performance in product development, operations or other areas (each such award is referred to herein as a "Performance Incentive Award" and each person whose performance entitles him or her to Shares pursuant to a Performance Incentive Award is referred to herein as an "Award Recipient"). No corporate officer of the Company and no officer of any subsidiary or division of the Company shall be eligible to receive a Performance Incentive Award under this Plan.
2. Effectiveness and Termination of the Plan. This Plan became effective as of April 26, 2011, upon approval by the Company’s shareholders and was amended and restated effective May 3, 2017 upon approval by the Company’s shareholders and further amended and restated effective May 8, 2025 upon approval by the Company’s shareholders. In no event may Performance Incentive Awards be made with respect to performance for any year prior to 2012 or after 2034. This Plan is subject to earlier termination when all Shares that may be issued under this Plan have been issued or at any earlier time determined by the Board of Directors of the Company (the "Board").
3. Shares Subject to this Plan.
(a)    The aggregate number of Shares that may be issued pursuant to Performance Incentive Awards under this Plan shall be 600,000 Shares (the "Aggregate Limit"). Such number of Shares shall be set aside out of the authorized but unissued Shares not reserved for any other purpose. No more than 1,000 Shares (the "Award Recipient Limit") may be issued to any Award Recipient with respect to his or her performance for any calendar year and no more than 100,000 Shares (the "Annual Limit") may be issued to all Award Recipients in the aggregate with respect to their performance for any calendar year. The Aggregate Limit, the Annual Limit and the Award Recipient Limit shall be subject to adjustment for any stock split, combination of shares, stock dividend or reorganization, merger, consolidation, recapitalization or reclassification of the Company.
(b)    Notwithstanding anything contained herein to the contrary, all Shares acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Award Recipient.
4. Administration of the Plan. This Plan shall be administered by the Performance Incentive Award Committee (the “Committee") consisting of the President and Chief Executive Officer, the Vice President, Chief Financial Officer and the Vice President, Chief Human Resources Officer or such other or additional persons as may from time to time be designated by the Board. The Committee shall have full power to construe and interpret this Plan, establish and amend rules and regulations for its administration and perform all other acts relating to this Plan, including the delegation of responsibilities as it deems appropriate.
5. Determination of Awards.
(a)    Sales-Based Awards. Management of each operating division and subsidiary of the Company that desires to establish a program pursuant to which members of its sales force shall be eligible to receive Performance Incentive Awards shall recommend to the Committee the specific criteria to be used to determine Performance Incentive Awards to members of its sales force and advise the Committee of the maximum number of Shares that would be awarded if all of the eligible members of its sales force satisfied the criteria. At the end of the year, actual performance will be measured against the approved criteria and the members of the sales force whose performance during the year satisfied the criteria shall be awarded the number of Shares to which they are entitled.
(b)    Research and Development Awards. Performance Incentive Awards shall be made annually to reward teams and individuals for the best innovations, on a Company-wide basis, in the research and development area. Award Recipients for these research and development awards will be selected by the Committee based on nominations from operating management at the division and subsidiary level.
(c)    Operations Awards. The Committee may also make Performance Incentive Awards, upon the recommendation of operating management at the division and subsidiary level, to individuals based on outstanding operating performance, measured by criteria such as back order and service levels.
(d)    Other Awards. In addition, the Committee may, upon the recommendation of corporate, division or subsidiary management but in its sole discretion, make Performance Incentive Awards of a specified number of Shares to participants for outstanding performance and achievements in other areas.
6. Rights of a Shareholder; No Effect on Other Plans. An Award Recipient shall have no rights as a shareholder with respect to the Shares subject to his or her Performance Incentive Award until the date of issuance of the stock certificate(s) representing such Shares. The value of Shares that are the subject of a Performance Incentive Award under this Plan shall not be treated as compensation to the Award Recipient for purposes of determining benefits under any retirement plan or other benefit plan of the Company.
7. Tax Withholding. The Company or a subsidiary of the Company, as the case may be, shall have the authority and right to deduct or withhold, or to require an Award Recipient to remit to the Company or one or more of its subsidiaries, the amount of any U.S. federal,
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state and/or local taxes and/or taxes imposed by jurisdictions outside of the U.S. (including, but not limited to, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax obligations, stamp taxes, and any other taxes or tax-related item) related to the Award Recipient's participation in the Plan and legally or contractually applicable to the Award Recipient ("Tax-Related Items") or to take such other action as may be necessary or advisable, as determined in the sole discretion of the Company or subsidiary, as applicable, to satisfy any applicable withholding obligations for Tax-Related Items. The Board may, in its sole direction and subject to such rules as it may adopt, permit or require an Award Recipient to pay all or a portion of the Tax-Related Items by, one or a combination of the following: (i) by causing the Company to withhold the number of Shares otherwise issuable to the Award Recipient (or allowing the return of Shares) as may be necessary, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items, (ii) by arranging a mandatory or voluntary "sell to cover" on the Award Recipient’s behalf (without further authorization), (iii) by having the Award Recipient deliver Shares already owned by the Award Recipient (which are not subject to any pledge or other security interest) that have been both held by the Award Recipient and vested for such period as established from time to time by the Company to avoid adverse accounting restatement under applicable accounting standards, sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items, (iv) by having the Award Recipient pay an amount in cash (by check or wire transfer), (v) by having the Company or subsidiary withhold from the Award Recipient’s wages or other cash compensation, or (vi) by any other method of withholding determined by the Committee that is permissible under applicable law. The Shares so delivered or withheld shall have an aggregate fair market value equal to such withholding obligations for Tax-Related Items (based on withholding rates determined by the Company, up to the maximum rate in Award Recipient's jurisdiction, and subject to any applicable laws).
8. Amendment. The Board may from time to time make such changes in and additions to the Plan as it may deem proper and in the best interests of the Company without further action on the part of the shareholders of the Company except as required by law, regulation or the rules of the New York Stock Exchange at that time; provided, however, that unless the shareholders of the Company shall have first approved thereof (a) except for the adjustments referred to in Section 3 hereof, the Aggregate Limit, the Award Recipient Limit and the Annual Limit shall not be increased and (b) the term of this Plan shall not be extended.
9. Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Michigan.

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APPENDIX D — STRYKER CORPORATION 2008 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED

As Amended Through May 8, 2025

I. GENERAL PROVISIONS
1.1 Establishment. On February 12, 2008, the Board of Directors (the "Board") of Stryker Corporation (the "Company") originally adopted this 2008 Employee Stock Purchase Plan (the "Plan"), subject to approval by the shareholders of the Company and such approval was obtained at the 2008 Annual Meeting held on April 23, 2008. The Board of Directors subsequently amended the Plan on February 10, 2009, April 27, 2010, and July 21, 2014, and on February 7, 2017, the Board amended and restated the Plan, subject to approval by the shareholders of the Company and such approval was obtained at the 2017 Annual Meeting held on May 3, 2017. On March 20, 2025, the Board again amended the Plan, subject to approval by the shareholders of the Company at the 2025 Annual Meeting on May 8, 2025.
1.2 Purpose. The purpose of the Plan is (i) to promote the best interests of the Company and its shareholders by encouraging Employees of the Company and any Subsidiaries designated for participation in the Plan to acquire an ownership interest in the Company through the purchase of Shares in the Company, thus aligning their interests with those of shareholders, and (ii) to enhance the ability of the Company and its Subsidiaries designated for participation in the Plan to attract, motivate and retain qualified Employees. The Plan is intended to constitute an "employee stock purchase plan" under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the "Code" and the "423 Component" of the Plan, respectively). Notwithstanding the foregoing, the Committee also may authorize the purchase of Shares under the Plan that is not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Committee for such purpose (the "Non-423 Component" of the Plan).
1.3 Plan Duration. Subject to earlier termination by the Board in accordance with Section 3.4 or upon utilization of all of the Shares authorized for issuance under the Plan as set forth in Section 1.5, no new Offers may be made under the Plan after May 8, 2035.
1.4 Definitions. As used in this Plan, the following terms have the meaning described below:
(a)    "Change in Control" means the occurrence of any one or more of the following: (i) any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), after April 23, 2008, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the outstanding Shares, (ii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a "Business Combination"), unless immediately following such Business Combination more than sixty percent (60%) of the total voting power of (A) the company resulting from such Business Combination (the "Surviving Company"), or (B) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Company is represented by the Shares that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Shares were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Shares among the holders thereof immediately prior to the Business Combination, or (iii) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.
(b)    "Committee" means the Compensation and Human Capital Committee of the Board.
(c)    "Election Period" means the period of time designated by the Committee when an eligible Employee may elect to participate in one or more Purchase Periods.
(d)    "Employee" means an individual who has an employment relationship (as defined in Treasury Regulation 1.421 -7(h)) with the Company or a Participating Subsidiary, whether on a full-time basis or part-time basis. For the purposes of clarification, examples of excluded non-employees are individuals who are employed by third-party staffing firms, interns, co-ops, agents, consultants, individuals whose customary employment is for five or fewer months during a calendar year, and other non-employees are not Employees for the purpose of the Plan. Notwithstanding the foregoing, for purposes of any Offer pursuant to the Non-423 Component of the Plan in any jurisdiction outside of the United States, the Committee shall determine whether an individual constitutes an "Employee" in its sole discretion in accordance with local laws, rules and regulations in the applicable jurisdiction.
(e)    "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time and any successor rule.
(f)    "Fair Market Value" means the value of Shares as determined in accordance with Section 2.2(b). Notwithstanding the foregoing, for income tax and/or social security reporting purposes under U.S. federal, state, local or non-U.S. law and for such other purposes as the Committee deems appropriate, including, without limitation, where Fair Market Value is used in reference to the Offer, Option Price, and/or purchase of Shares, the Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time. In all cases, the determination of Fair Market Value by the Company shall be conclusive and binding on all persons.
(g)    "Offer" means the Committee’s designation of a Purchase Period available to eligible Employees and the terms on which an option may be exercised during the applicable Purchase Period. For the sake of clarity, the Committee may establish Offers under the 423 Component of the Plan (a "423 Offer"), the Non-423 Component of the Plan (a "Non-423 Offer"), or both the 423 Component of the Plan and the Non-423 Component of the Plan, and a 423 Offer and a Non-423 Offer need not be identical or subject to the same terms and conditions.

(h)    "Option Price" means the price, determined by the Committee, at which Shares subject to an option may be purchased during a Purchase Period.
(i)    "Participant" means an Employee who elects to participate in the Plan.
(j)    "Participating Subsidiary" means any Subsidiary that the Committee has designated to participate in an Offer. For the sake of clarity, the Committee may designate a Participating Subsidiary for participation under the 423 Component of the Plan (a "423 Participating Subsidiary") or the Committee may designate a Participating Subsidiary for participation under the Non-423 Component of the Plan (a "Non-423 Participating Subsidiary").
(k)    "Plan" means the Stryker Corporation 2008 Employee Stock Purchase Plan, as Amended and Restated Effective May 8, 2025, the terms of which are set forth herein, and any amendments thereto.
(l)    "Purchase Period" means a period established by the Committee during which an eligible Employee may exercise options granted hereunder.
(m)    "Shares" means the shares of common stock, $.10 par value, of the Company.
(n)    "Stock Exchange" means the principal national securities exchange on which the Shares are listed for trading, or, if the Shares are not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of Shares has been traded in the aggregate during the last 20 days before the first or last day of a Purchase Period, as applicable.
(o)    "Subsidiary" means any subsidiary of the Company, as defined in Section 424(f) of the Code.
(p)    "Tax-Related Items" means, unless otherwise defined in an Award Agreement, U.S. federal, state and/or local taxes and/or taxes imposed by jurisdictions outside of the U.S. (including, but not limited to, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax obligations, stamp taxes, and any other taxes or tax-related item) related to the Participant's participation in the Plan and legally or contractually applicable to the Participant.
1.5 Shares Subject to this Plan.
(a)    The Shares subject to option and purchase under the Plan may be either authorized and unissued Shares, Shares that have been reacquired by the Company or Shares purchased on the open market, and may be whole or fractional Shares. The total amount of Shares on which options may be granted under the Plan shall not exceed eight million (8,000,000) Shares, subject to adjustment in accordance with Section 3.2 below. Shares subject to any unexercised portion of a terminated, canceled or expired option granted under the Plan may again be used for options under the Plan.
(b)    Notwithstanding anything contained herein to the contrary, all Shares acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.
1.6 Administration. The Plan shall be administered by the Committee. The Committee may prescribe rules and regulations from time to time for the administration of the Plan, may designate Participating Subsidiaries with respect to their Employees, and may decide questions that arise with respect to its interpretation or application. The Committee may delegate the day-to-day administrative functions relating to the Plan to individuals who are officers or employees of the Company. The decisions of the Committee in interpreting the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Employees, and Participants. The Committee, from time to time, shall grant to eligible Employees on a uniform basis, options to purchase Shares pursuant to the terms and conditions of the Plan. In the event of insufficient Shares during a Purchase Period, the Committee shall allocate the right to purchase Shares to each Participant in the same proportion that such participant’s total current eligible compensation paid by the Company for the Purchase Period bears to the total current eligible compensation paid by the Company to all participants during such Purchase Period. All excess funds withheld, as a result of insufficient Shares, shall be returned to the participating Employees. Further, the Committee may make any other determinations and take any other action that the Committee deems necessary or desirable for the administration of the Plan, including, without limitation, the adoption of such other rules, procedures, agreements, appendices, or sub-plans (collectively, "Sub-Plans") as are necessary or appropriate to permit the participation in the Plan by Employees who are foreign nationals or employed outside the United States, as further set forth in Section 1.7 below.
1.7 Participation Outside of the United States. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt such Non-423 Offer or Sub-Plans relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 1.5 and Section 2.4, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of the 423 Component of the Plan, any such Sub-Plan will be considered part of the Non-423 Component of the Plan, and purchase rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee is authorized to establish Non-423 Offers and adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local laws, rules, regulations, customs and procedures regarding, without limitation, (a) eligibility to participate; (b) the definition of eligible compensation; (c) the dates and duration of an Offer and a Purchase Period or other periods during which Participants may make contributions towards the purchase of Shares; (d) the method of determining the Option Price and the discount from Fair Market Value at which Shares may be purchased; (e) any minimum or maximum amount of contributions a Participant may make in an Offer or other specified period under the applicable Sub-Plan; (f) the treatment of purchase rights upon a Change in Control or a change in capitalization of the Company; (g) the handling of payroll deductions; (h) establishment of bank, building society or trust accounts to hold Participant contributions; (i) payment of interest (where required under local law); (j) conversion of Participant contributions from local currency to U.S. dollars; (k) obligations to pay payroll taxes; (l) determination of beneficiary designation requirements; (m) tax withholding procedures; and (n) handling of Share issuances following each purchase date.

1.8 Participants. Except as provided in Section 2.4 below, any person who is an Employee at the time an Offer commences is eligible to participate in such Offer under the Plan, in accordance with the terms of the Plan and the particular Offer. An Employee who meets the eligibility requirements in this Section 1.8 shall be entitled to participate in the first Offer commencing after the eligibility requirements have been satisfied.

II. OFFER TERMS
2.1 Offer and Purchase Period.
(a)    The Committee shall determine the date or dates upon which one or more Offers shall be made under the Plan. The Purchase Period pursuant to each Offer shall be one (1) month, or such other term as the Committee shall determine prior to the commencement of an Offer, but which in no event shall exceed twenty-seven (27) months.
(b)    To participate in an Offer and become a Participant, an eligible Employee must follow an enrollment process as shall be prescribed by the Committee (which shall include payroll deduction authorization) at such time and in such manner as shall be prescribed by the Committee during the applicable Election Period. The payroll deductions authorized by a Participant on a payroll deduction authorization may be expressed (i) as a whole number percentage of the participant’s eligible compensation for each pay period during the Purchase Period, or (ii) as a specified whole dollar amount to be withheld from a Participant’s eligible compensation or bonus on one or more designated payroll dates. For purposes of the Plan, a Participant’s eligible compensation for a pay period shall include the participant’s base compensation and may include annual bonus but shall exclude items such as sick pay, severance pay, moving expenses, expense reimbursements and allowances and other special payments and supplemental compensation. A Participant may not purchase more than $25,000 in Shares (inclusive of payroll deduction and applicable purchase discount) in a calendar year, as determined in accordance with Section 423(b)(8) of the Code. The maximum number of Shares that a Participant may purchase in any Purchase Period is 10,000.
2.2 Option Price.
(a)    The Option Price at which Shares may be purchased under the Plan shall be determined by the Committee at the time of the Offer but in no event shall such amount be less than the lesser of:
(i)    85% of the Fair Market Value of a Share on the date of grant of the option (first day of a Purchase Period), or
(ii)    85% of the Fair Market Value of a Share on the date the option is deemed exercised pursuant to Section 2.3(d) (last day of a Purchase Period).
(b)    For purposes of this Plan, the Fair Market Value of a Share shall be deemed to be the closing price of a Share on the Stock Exchange for the first and last days of the Purchase Period, respectively. In the event that there are no Share transactions on either date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Share transactions.
2.3 Participation.
(a)    An eligible Employee may elect to participate in an Offer by delivering to the Company an election to participate and a payroll deduction authorization within the Election Period designated by the Committee prior to the commencement of a Purchase Period. Once enrolled in the Plan, a Participant's election to participate and payroll deduction authorization from the preceding Election Period automatically shall carry over to the next Election Period unless affirmatively revoked by the Participant.
(b)    All Participants granted options under an Offer under the Plan shall have the same rights and privileges, except that the number of Shares each Participant may purchase shall depend upon the Participant's eligible compensation and the designated payroll deduction the Participant authorizes.
(c)    Payroll deductions shall commence on the first payroll date in the Purchase Period and shall continue until the last payroll date in the Purchase Period. A Participant may not change (increase or decrease) or suspend payroll deductions during a Purchase Period for any reason. In addition, a Participant may not withdraw from a Purchase Period for any reason.
(d)    Each Participant's option shall be deemed to have been exercised on the last business day of the Purchase Period.
(e)    As soon as reasonably practicable after the end of the Purchase Period, the Company shall deliver to each Participant, in a manner determined by the Committee, the whole and fractional Shares that such Participant has purchased. The amount of any payroll deduction that exceeds the limits set forth in Sections 2.1(b) and 2.4 shall be returned to the Participant as soon as reasonably practicable after the end of the Purchase Period in which it was withheld.
(f)    The Company retains the right to designate an exclusive broker to handle the Share transactions under the Plan and may require Participants to hold the Shares acquired under the Plan in a designated brokerage account established with such broker for a minimum period of time to effectuate the administration of the Plan.
(g)    Unless otherwise determined by the Committee or required under local law, no interest shall accrue or be paid on any amounts paid by payroll deduction by any participating Employee.
2.4 Participation Limitations. Notwithstanding any other provision of the Plan, no Employee shall be eligible to participate in an Offer under the Plan if:
(a)    the Employee, immediately after such grant, would, in the aggregate, own and/or hold Shares (including all Shares which may be purchased under outstanding options, whether or not such options qualify for the special tax treatment afforded by Section 421(a) of the Code) equal to or exceeding five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or of its Subsidiaries; for purposes of this limitation, the rules of Section 424(d) of the Code and the regulations promulgated thereunder (relating to attribution of stock ownership) shall apply; or
(b)    such grant would permit, under the rules set forth in Section 423 of the Code and the regulations promulgated thereunder, the Employee’s right to purchase Shares under this Plan and all other employee stock purchase plans maintained by the Company and its Subsidiaries that are intended to qualify under Section 423 of the Code to accrue at a rate in excess of $25,000 in Fair

Market Value of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
2.5 Termination of Employment.
(a)    In the event a Participant's employment with the Company or a Participating Subsidiary is terminated for any reason (including, but not limited to, voluntary or forced resignation, retirement, death, disability or lay-off) prior to the expiration of a Purchase Period, the Participant's participation in the Plan shall cease; provided, all amounts credited to the Participant's account (and any payroll deductions previously authorized by the Participant attributable to payroll periods prior to the Participant’s last day of employment) shall remain in the Plan for purchase of whole and fractional Shares on the next following purchase date.
(b)    Subject to the discretion of the Committee, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s contribution account may be used to purchase whole and fractional Shares as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other contributions will be permitted (unless otherwise determined by the Committee or required by applicable law), but any amounts then credited to the Participant’s contribution account may be used to purchase whole and fractional Shares on the next applicable purchase date. Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.
(c)    Unless otherwise determined by the Committee, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Participating Subsidiary will not be treated as having terminated employment for purposes of participating in the Plan or an Offer; however, if a Participant transfers from a 423 Offer to a Non-423 Offer, the exercise of the Participant’s purchase right will be qualified under the Section 423 Offer only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-423 Offer to a Section 423 Offer, the exercise of the Participant’s purchase right will remain non-qualified under the Non-423 Offer.
2.6 Tax Withholding. At the time a Participant’s option is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, the Participant will make adequate provision for any Tax-Related Items. In its sole discretion, and except as otherwise determined by the Committee, the Company or the Participating Subsidiary that employs the Participant may satisfy its obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation; (b) withholding a sufficient whole and fractional number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares; or (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.

III. MISCELLANEOUS
3.1 Non-Assignability. No option shall be transferable by a participating Employee, and an option may be exercised during a participating Employee’s lifetime only by the Employee.
3.2 Adjustments. In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, the Committee shall make such adjustments and substitutions to the Plan and options as are necessary to ensure that each Participant has the same economic interest in the Plan as before the event, including but not limited to adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan in the aggregate or to any one Participant, adjustments in the number, class, kind and option price of securities subject to outstanding options under the Plan, and the substitution of similar options to purchase the shares of another company. Any of the foregoing adjustments may provide for the elimination of any fractional share which might otherwise become subject to any option.
3.3 Change in Control.
(a)    In the event of a Change in Control, the Committee shall have the right to terminate the Purchase Period as of such date, and, if so terminated, each Participant shall be deemed to have exercised, immediately prior to such Change in Control, his or her option to the extent payroll deductions were made prior thereto. Comparable rights shall accrue to each Participant in the event of successive Changes in Control.
(b)    The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.
3.4 Termination and Amendment.
(a)    The Board may terminate the Plan, or the granting of options under the Plan, at any time.
(b)    The Board or the Committee may amend or modify the Plan at any time, and from time to time, but no amendment or modification shall disqualify the 423 Component of the Plan or Rule 16b-3 under the Exchange Act without the approval of the shareholders of the Company.
(c)    No amendment, modification, or termination of the Plan shall adversely affect any option granted under the Plan without the consent of the Participant holding the option.
3.5 Rights Prior to Issuance of Shares. No participating Employee shall have any rights as a shareholder with respect to Shares covered by an option until the issuance of a stock certificate or electronic transfer to the Employee (or book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian). No adjustment shall be made for dividends or other rights with respect to such Shares for which the record date is prior to the date when the certificate is issued or the Shares electronically delivered to the Employee’s brokerage account.
3.6 Securities Laws.

(a)    Anything to the contrary herein notwithstanding, the Company’s obligation to sell and deliver Shares pursuant to the exercise of an option is subject to such compliance with U.S. federal, state and non-U.S. laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver or issue Shares unless and until it receives satisfactory assurance that the issuance or transfer of such Shares shall not violate any of the provisions of the Securities Act of 1933 or the Exchange Act, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of any Stock Exchange on which the Shares may be listed and the provisions of any state and non-U.S. laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.
(b)    The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an option under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of a Stock Exchange or other recognized trading market upon which such Shares are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such Shares. No Shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.
3.7 Delivery of Plan. Each Participant in the Plan shall be provided or have access to a copy of the Plan.
3.8 Effect on Employment. Neither the adoption of the Plan nor the granting of an option pursuant to the Plan creates any right of any individual to be retained or continued in the employment of the Company or a Subsidiary.
3.9 Certificates. If certificates are issued, the Company shall have the right to retain such certificates representing Shares issued pursuant to the Plan until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.
3.10 Use of Proceeds. The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes of the Company.
3.11 Governing Law. This Plan shall be governed by and construed under the laws of the State of Michigan without regard to its conflict of law provisions.
3.12 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other Employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument that is executed in the individual's capacity as a director, officer, other Employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other Employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Committee’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.
3.13 Transferability. Payroll deductions, contributions credited to a Participant’s account and any rights with regard to the purchase of Shares pursuant to an option or to receive Shares under the Plan may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as otherwise provided in the Plan) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.
3.14 Severability. If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.
3.15 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.

****************************************

stryker

STRYKER CORPORATION
C/O EQUINITI TRUST COMPANY, LLC
55 CHALLENGER ROAD, 2ND FLOOR
RIDGEFIELD PARK, NJ 07660

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SYK2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65130-P28345 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

stryker

The Board of Directors recommends a vote FOR each of these nominees.

1. Election of Ten Directors: **Nominees:**	For	Against	Abstain
1a) Mary K. Brainerd	☐	☐	☐
1b) Giovanni Caforio, M.D.	☐	☐	☐
1c) Kevin A. Lobo[1]	☐	☐	☐
1d) Emmanuel P. Maceda	☐	☐	☐
1e) Sherilyn S. McCoy[2]	☐	☐	☐
1f) Rachel M. Ruggeri	☐	☐	☐
1g) Andrew K. Silvernail	☐	☐	☐
1h) Lisa M. Skeete Tatum	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐
1j) Rajeev Suri	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3, 4, 5 and 6.	For	Against	Abstain
2. Ratification of Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for 2025.	☐	☐	☐
3. Approval of the 2011 Long-Term Incentive Plan, as Amended and Restated.	☐	☐	☐
4. Approval of the 2011 Performance Incentive Award Plan, as Amended and Restated.	☐	☐	☐
5. Approval of the 2008 Stock Purchase Plan, as Amended and Restated.	☐	☐	☐
6. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following Proposal:	For	Against	Abstain
7. Shareholder Proposal to Support Transparency in Political Spending.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2, 3, 4, 5 and 6, and AGAINST Proposal 7.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

stryker

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2024 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

🡻 Please fold and detach card at perforation before mailing. 🡻

V65131-P28345

stryker

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2025

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 25, 2025, hereby appoint(s) SHERILYN S. MCCOY and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 8, 2025, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)